Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
IHEARTMEDIA, et al.,[1]	§	Case No. 18-31274 (MI)
§
Debtors.	§	(Jointly Administered)
§

MODIFIED FIFTH AMENDED JOINT CHAPTER 11 PLAN OF

REORGANIZATION OF IHEARTMEDIA, INC. AND ITS DEBTOR

AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, COMMITMENT, OR LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST AND THIS PLAN IS SUBJECT TO APPROVAL BY THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS. THIS PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES.

YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE PRIOR TO THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT.

Patricia B. Tomasco (TX Bar No. 01797600)	James H.M. Sprayregen, P.C.
Elizabeth C. Freeman (TX Bar No. 24009222)	Anup Sathy, P.C. (admitted pro hac vice)
Matthew D. Cavenaugh (TX Bar No. 24062656)	Brian D. Wolfe (admitted pro hac vice)
JACKSON WALKER L.L.P.	William A. Guerrieri (admitted pro hac vice)
1401 McKinney Street, Suite 1900	Benjamin M. Rhode (admitted pro hac vice)
Houston, Texas 77010	KIRKLAND & ELLIS LLP
Telephone: (713) 752-4284	KIRKLAND & ELLIS INTERNATIONAL LLP
Facsimile: (713) 752-4221	300 North LaSalle Street
Email: ptomasco@jw.com	Chicago, Illinois 60654
efreeman@jw.com	Telephone: (312) 862-2000
mcavenaugh@jw.com	Facsimile: (312) 862-2200
Email: james.sprayregen@kirkland.com
Co-Counsel to the Debtors and	anup.sathy@kirkland.com
Debtors in Possession	brian.wolfe@kirkland.com
will.guerrieri@kirkland.com
benjamin.rhode@kirkland.com

[1]

Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the Debtors and the last four digits of their tax identification, registration, or like numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims, noticing, and solicitation agent at https://cases.primeclerk.com/iheartmedia. The location of Debtor iHeartMedia, Inc.’s principal place of business and the Debtors’ service address is: 20880 Stone Oak Pkwy., San Antonio, Texas 78258.

-and-

Christopher J. Marcus, P.C. (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Email: christopher.marcus@kirkland.com

Co-Counsel to the Debtors and
Debtors in Possession

i

ii

iii

INTRODUCTION

iHeartMedia, Inc. and its debtor affiliates in the above-captioned chapter 11 cases, as debtors and debtors in possession, propose this modified fifth amended joint chapter 11 plan of reorganization. The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court [Docket No. 76]. This Plan constitutes a separate chapter 11 plan for each Debtor for the resolution of outstanding Claims against and Interests in each Debtor pursuant to the Bankruptcy Code, and unless otherwise set forth herein, the classifications and treatment of Claims against and Interests in the Debtors set forth in Article III of the Plan apply separately with respect to each Debtor. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

Pursuant to section 1125(b) of the Bankruptcy Code, votes to accept or reject a chapter 11 plan cannot be solicited from holders of claims or interests entitled to vote on a chapter 11 plan until a disclosure statement has been approved by a bankruptcy court and distributed to such holders. On September 20, 2018, the Bankruptcy Court entered the Disclosure Statement Order, which, among other things, approved the Disclosure Statement, established procedures for voting on the Plan, and scheduled the Confirmation Hearing. On October 18, 2018, the Bankruptcy Court entered the Order (I) Approving the Debtors’ Continued Solicitation of the Fifth Amended Plan and the Adequacy of the Supplemental Disclosure in Connection Therewith, (II) Modifying Certain Deadlines and Procedures in Connection With Plan Confirmation and Shortening Notice With Respect Thereto, (III) Approving the Form of Ballots in Connection Therewith, and (IV) Granting Related Relief, which, among other things, approved the supplement to the Disclosure Statement and modified Confirmation schedule. Holders of Claims against and Interests in the Debtors should refer to the Disclosure Statement for a discussion of the Debtors’ history, business, properties, operations, historical financial information, projections of future operations, and risk factors, as well as a summary and description of the Plan, the Restructuring Transactions that the Debtors seek to consummate on the Effective Date of the Plan, and various related matters.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.	Defined Terms

Capitalized terms used in this Plan have the meanings ascribed to them below.

1.    “10.625% PGN Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the 10.625% PGN Indenture, and any predecessors and successors in such capacity.

2.    “10.625% PGN Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the 10.625% PGNs or the 10.625% PGN Indenture.

3.    “10.625% PGN Indenture” means that certain Indenture, dated as of February 26, 2015, among iHC, as the issuer, iHeart Capital I, as holdings, each of the Subsidiary Guarantors, the 10.625% PGN Trustee, as trustee, paying agent, registrar, authentication agent, and transfer agent, and the 10.625% PGN Agent, as collateral agent, providing for the issuance of 10.625% PGNs, as amended, supplemented, or otherwise modified from time to time.

4.    “10.625% PGN Trustee” means U.S. Bank National Association, in its capacities as trustee, paying agent, registrar, authentication agent, and transfer agent under the 10.625% PGN Indenture, and any predecessors and successors in such capacities.

5.    “10.625% PGNs” means the 10.625% priority guarantee notes due 2023, issued by iHC pursuant to the 10.625% PGN Indenture.

6.    “11.25% PGN Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the 11.25% PGN Indenture, and any predecessors and successors in such capacity.

7.    “11.25% PGN Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the 11.25% PGNs or the 11.25% PGN Indenture.

8.    “11.25% PGN Indenture” means that certain Indenture, dated as of February 28, 2013, among iHC, as the issuer, iHeart Capital I, as holdings, each of the Subsidiary Guarantors, the 11.25% PGN Trustee, as trustee, paying agent, registrar, authentication agent, and transfer agent, and the 11.25% PGN Agent, as collateral agent, providing for the issuance of 11.25% PGNs, as amended, supplemented, or otherwise modified from time to time.

9.    “11.25% PGN Trustee” means UMB Bank, National Association, solely in its capacities as successor trustee, paying agent, registrar, authentication agent, and transfer agent under the 11.25% PGN Indenture, and any predecessors and successors in such capacities.

10.    “11.25% PGNs” means the 11.25% priority guarantee notes due 2021, issued by iHC pursuant to the 11.25% PGN Indenture.

11.    “1145 Securities” means, collectively, the New iHeart Common Stock (including New iHeart Common Stock issued upon exercise of the Special Warrants and New iHeart Class A Common Stock issued upon conversion of New iHeart Class B Common Stock), the Special Warrants, the New Debt (to the extent issued in the form of bonds), and the CCOH Interests distributed to Holders of Claims, as well as, if applicable, the beneficial interests in the FCC Trust and the shares of New iHeart Common Stock and/or Special Warrants to be issued to the holders of such beneficial interests after the FCC grants the FCC Long Form Applications.

12.    “2021 Noteholder Group Representatives” shall have the meaning set forth in the Restructuring Support Agreement and shall additionally include Porter Hedges LLP, Quinn Emanuel Urquhart & Sullivan, LLP, and one special FCC counsel.

13.    “2021 Notes” means the 14.000% senior notes due 2021, issued by iHC pursuant to the 2021 Notes Indenture.

14.    “2021 Notes Agent” means Deutsche Bank Trust Company Americas, in its capacities as paying agent, registrar, and transfer agent under the 2021 Notes Indenture, and any predecessors and successors in such capacities.

15.    “2021 Notes Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the 2021 Notes or the 2021 Notes Indenture.

16.    “2021 Notes Indenture” means that certain Indenture, dated as of June 21, 2013, among iHC, as the issuer, iHeart Capital I, as holdings, each of the Subsidiary Guarantors, the 2021 Notes Trustee, as trustee, and the 2021 Notes Agent, as paying agent, registrar, and transfer agent, providing for the issuance of the 2021 Notes, as amended, supplemented, or otherwise modified from time to time.

17.    “2021 Notes Trustee” means Delaware Trust Company (as successor to Law Debenture Trust Company of New York), in its capacity as trustee under the 2021 Notes Indenture, and any predecessors and successors in such capacity.

18.    “4(a)(2) Securities” means, collectively, the Radio NewCo Preferred Stock and the CCOH Preferred Stock, if issued in a Taxable Separation, and the New Debt, to the extent issued in the form of bonds in a third-party market financing.

19.    “5.50% Legacy Notes” means the 5.50% senior notes due 2016, issued by iHC pursuant to the Legacy Notes Indenture.

20.    “5.50% Legacy Notes Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the 5.50% Legacy Notes.

21.    “6.875% Legacy Notes” means the 6.875% senior notes due 2018, issued by iHC pursuant to the Legacy Notes Indenture.

22.    “6.875% Legacy Notes Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the 6.875% Legacy Notes.

23.    “7.25% Legacy Notes” means the 7.25% debentures due October 15, 2027, issued by iHC pursuant to the Legacy Notes Indenture.

24.    “7.25% Legacy Notes Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the 7.25% Legacy Notes.

25.    “9.0% PGN Due 2019 Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the 9.0% PGN Due 2019 Indenture, and any predecessors and successors in such capacity.

26.    “9.0% PGN Due 2019 Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the 9.0% PGNs Due 2019 or the 9.0% PGN Due 2019 Indenture.

27.    “9.0% PGN Due 2019 Indenture” means that certain Indenture, dated as of October 25, 2012, among iHC, as the issuer, iHeart Capital I, as holdings, each of the Subsidiary Guarantors, the 9.0% PGN Due 2019 Trustee, as trustee, paying agent, registrar, custodian, and transfer agent, and the 9.0% PGN Due 2019 Agent, as collateral agent, providing for the issuance of 9.0% PGNs Due 2019, as amended, supplemented, or otherwise modified from time to time.

28.    “9.0% PGN Due 2019 Trustee” means, collectively, Wilmington Trust, National Association, in its capacities as successor trustee, paying agent, registrar, custodian, and transfer agent under the 9.0% PGN Due 2019 Indenture, and any predecessors and successors in such capacities.

29.    “9.0% PGNs Due 2019” means the 9.0% priority guarantee notes due 2019, issued by iHC pursuant to the 9.0% PGN Due 2019 Indenture.

30.    “9.0% PGN Due 2021 Agent” means Deutsche Bank Trust Company Americas, in its capacities as collateral agent, paying agent, registrar, authentication agent, custodian, and transfer agent under the 9.0% PGN Due 2021 Indenture, and any predecessors and successors in such capacities.

31.    “9.0% PGN Due 2021 Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the 9.0% PGNs Due 2021 or the 9.0% PGN Due 2021 Indenture.

32.    “9.0% PGN Due 2021 Indenture” means that certain Indenture, dated as of February 23, 2011, among iHC, as the issuer, iHeart Capital I, as holdings, each of the Subsidiary Guarantors, the 9.0% PGN Due 2021 Trustee, as trustee, and the 9.0% PGN Due 2021 Agent, as collateral agent, paying agent, registrar, authentication agent, custodian, and transfer agent, providing for the issuance of 9.0% PGNs Due 2021, as amended, supplemented, or otherwise modified from time to time.

33.    “9.0% PGN Due 2021 Trustee” means BOKF, National Association, solely in its capacity as successor trustee under the 9.0% PGN Due 2021 Indenture, and any predecessors and successors in such capacity.

34.    “9.0% PGNs Due 2021” means the 9.0% priority guarantee notes due 2021, issued by iHC pursuant to the 9.0% PGN Due 2021 Indenture.

35.    “9.0% PGN Due 2022 Agent” means Deutsche Bank Trust Company Americas, in its capacity as collateral agent under the 9.0% PGN Due 2022 Indenture, and any predecessors and successors in such capacity.

36.    “9.0% PGN Due 2022 Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the 9.0% PGNs Due 2022 or the 9.0% PGN Due 2022 Indenture.

37.    “9.0% PGN Due 2022 Indenture” means that certain Indenture, dated as of September 10, 2014, among iHC, as the issuer, iHeart Capital I, as holdings, each of the Subsidiary Guarantors, the 9.0% PGN Due 2022 Trustee, as trustee, paying agent, registrar, authentication agent, custodian, and transfer agent, and the 9.0% PGN Due 2022 Agent, as collateral agent, providing for the issuance of 9.0% PGNs Due 2022, as amended supplemented, or otherwise modified from time to time.

38.    “9.0% PGN Due 2022 Trustee” means Wilmington Trust, National Association, in its capacity as successor trustee, paying agent, registrar, authentication agent, custodian, and transfer agent under the 9.0% PGN Due 2022 Indenture, and any predecessors and successors in such capacities.

39.    “9.0% PGNs Due 2022” means the 9.0% priority guarantee notes due 2022, issued by iHC pursuant to the 9.0% PGN Due 2022 Indenture.

40.    “ABL Agent” means TPG Specialty Lending, Inc., in its capacity as administrative agent, for the benefit of itself and the other ABL Secured Parties that are party to the ABL Credit Agreement.

41.    “ABL Credit Agreement” means that certain Credit Agreement, dated as of November 30, 2017, by and between the ABL Agent, the other ABL Secured Parties, iHC as parent borrower, the several subsidiary borrowers thereto, and iHeart Capital I, as amended, restated, amended and restated, supplemented, or otherwise modified prior to the commencement of these Chapter 11 Cases.

42.    “ABL Secured Parties” means the ABL Agent and those certain lenders and letter of credit issuers party to the ABL Credit Agreement.

43.    “Administrative Claim” means a Claim against a Debtor for the costs and expenses of administration of the Chapter 11 Cases arising on or prior to the Effective Date pursuant to sections 328, 330, or 503(b) of the Bankruptcy Code and entitled to priority pursuant to sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; and (b) Allowed Professional Fee Claims.

44.    “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims (other than requests for payment of Professional Fee Claims and Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code), which shall be 30 days after the Effective Date.

45.    “Administrative Claims Objection Bar Date” means the deadline for filing objections to requests for payment of Administrative Claims (other than requests for payment of Professional Fee Claims and Claims arising under section 503(b)(9) of the Bankruptcy Code), which shall be the later of (a) 60 days after the Effective Date and (b) 60 days after the Filing of the applicable request for payment of an Administrative Claim; provided that the Administrative Claims Objection Bar Date may be extended by order of the Bankruptcy Court.

46.    “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

47.    “Allowed” means, with respect to any Claim against or Interest in a Debtor, except as otherwise provided in the Plan: (a) a Claim that is evidenced by a Proof of Claim or a request for payment of an Administrative Claim, as applicable, that is Filed on or before the applicable Claims Bar Date (or for which Claim under the Plan, the Bankruptcy Code, or pursuant to a Final Order, a Proof of Claim or request for payment of an Administrative Claim is not required to be Filed); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no contrary or superseding Proof of Claim, as applicable, has been timely Filed; or (c) a Claim or Interest allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided that, with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if, and to the extent that, with respect to such Claim, no objection to the allowance thereof is interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim has been allowed by a Final Order. Except as otherwise specified in the Plan, any Final Order, or as otherwise agreed by the Debtors, and except for any Claim that is Secured by property of a value in excess of the principal amount of such Claims (as determined by Final Order of the Bankruptcy Court), the amount of an Allowed Claim shall not include interest or fees on such Claim accruing from and after the Petition Date. Except with respect to a Term Loan Credit Agreement Claim, a PGN Claim, a 2021 Notes Claim, or a Legacy Notes Claim (none of which shall be subject to offset, recoupment, or reduction), for purposes of determining the amount of an Allowed Claim, there shall be deducted therefrom an amount equal to the amount of any Claim that the Debtors may hold against the Holder thereof, to the extent such Claim may be offset, recouped, or otherwise reduced under applicable law. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Except with respect to a Term Loan Credit Agreement Claim, a PGN Claim, the CCOH Due From Claim, a 2021 Notes Claim, or a Legacy Notes Claim (none of which shall be subject to section 502(d) of the Bankruptcy Code), notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the applicable Debtor or Reorganized Debtor, as applicable. For the avoidance of doubt: (x) any Proof of Claim or any request for payment of an Administrative Claim (other than requests for payment of Professional Fee Claims), that is Filed after the applicable Claims Bar Date shall not be

Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-filed Claim and (y) the Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law. “Allow” and “Allowing” shall have correlative meanings.

48.    “Assumed Executory Contract and Unexpired Lease List” means the list, as determined by the Debtors or the Reorganized Debtors, as applicable, of certain Executory Contracts and Unexpired Leases to be assumed by the Reorganized Debtors pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time by the Debtors or Reorganized Debtors, as applicable, in accordance with the Plan, which list shall be included in the Plan Supplement.

49.    “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Causes of Action or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Causes of Action or remedies under sections 502, 510, 542, 544, 545, 547–553, and 724(a) of the Bankruptcy Code or under other similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

50.     “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, and the rules and regulations promulgated thereunder, as applicable to the Chapter 11 Cases.

51.    “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or any other court having jurisdiction over the Chapter 11 Cases, including to the extent of the withdrawal of reference under section 157 of the Judicial Code, the United States District Court for the Southern District of Texas.

52.    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated by the United States Supreme Court under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

53.    “Bar Date Order” means the Order (I) Setting Bar Dates for Filing Proofs of Claim, Including Requests for Payment Under Section 503(b)(9), (II) Establishing Amended Schedules Bar Date and Rejection Damages Bar Date, (III) Approving the Form and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests, and (IV) Approving Notice of Bar Dates [Docket No. 743].

54.    “Board Selection Committee” means the committee of seven Persons formed prior to the Effective Date, one of whom shall be appointed by the Consenting Sponsors and the remainder of whom shall be appointed by the Required Consenting Senior Creditors, with responsibility for interviewing and selecting non-management members of the Reorganized iHeart New Board and the board of directors of CCOH as set forth in Article IV.N of the Plan.

55.    “Business Day” means any day, other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

56.    “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

57.    “Cash Collateral Order” means the Final Order (I) Authorizing Postpetition Use of Cash Collateral and (II) Granting Adequate Protection to Prepetition Lenders Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, and 507, Bankruptcy Rules 2002, 4001, and 9014, and Local Bankruptcy Rules 4001-(b) and 4002-1 [Docket No. 452].

58.    “Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, Lien, indemnity, interest, guaranty, suit, obligation, liability, debt, damage, remedy, judgment, account, defense, offset, power, privilege, license, or franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or pursuant to any other theory of law or otherwise. For the avoidance of doubt, “Causes of Action” include: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any right to object to or otherwise contest Claims or Interests; (d) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (e) any claim or defense, including fraud, mistake, duress, usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any Avoidance Action.

59.    “CCH” means Clear Channel Holdings, Inc., a corporation incorporated under the laws of Nevada.

60.    “CCOH” means Clear Channel Outdoor Holdings, Inc., a corporation incorporated under the laws of Delaware.

61.    “CCOH Claim Objection” means the Objection of Wilmington Savings Fund Society, FSB, as Successor Indenture Trustee, to Proof of Claim No. 3833 [Docket No. 1681].

62.    “CCOH Due From Claim” means any Claim held by CCOH against iHC, including any Claim arising under, derived from, secured by, based on, or related to the Intercompany Revolving Promissory Note.

63.    “CCOH Interest” means any Interest in CCOH (or its successor), excluding the CCOH Preferred Stock.

64.    “CCOH Litigation” means Norfolk County Retirement System v. Hendrix, C.A. No. 2017-0930-JRS in the Court of Chancery of the State of Delaware.

65.    “CCOH Plan and Separation Settlement” means the settlement of potential Claims and Causes of Action amongst CCOH, GAMCO Asset Management, Inc., and the Debtors arising under certain intercompany arrangements identified in Article VII.P of the Disclosure Statement, the putative class action lawsuit currently pending in the Court of Chancery of the State of Delaware, captioned GAMCO Asset Management, Inc. v. Hendrix, et al., C.A. No. 2018-0633-JRS, and CCOH’s and GAMCO Asset Management, Inc.’s potential objections to Confirmation, as reflected in that certain Settlement Agreement among the Debtors, CCOH, the Sponsor Entities, the Delaware Individual Defendants, and the Settling Plaintiffs, dated as of December 16, 2018.

66.    “CCOH Preferred Stock” means, if the Taxable Separation is effectuated pursuant to the terms and conditions set forth in Article IV.G, the new contingent-voting preferred stock of CCOH (or its successor) issued pursuant to the Preferred Stock Transactions.

67.    “CCOH Separation” means the separation of CCOH (or its successor) and the Subsidiaries of CCOH (or its successor) from the Debtors in accordance with the Plan and the CCOH Plan and Separation Settlement.

68.    “CCOH Separation Documents” means all agreements, documents, and instruments evidencing, effectuating, or relating to the CCOH Separation and the CCOH Plan and Separation Settlement, to be delivered or entered into in connection therewith (including any settlement agreement, separation agreement, transition services agreement, tax matters agreement, merger agreement, and loan agreement, each of which may be included in the Plan Supplement, as well as any registration statement, information statement, shareholders agreement, and other documents), which shall be consistent with the terms of the CCOH Plan and Separation Settlement and otherwise in form and substance reasonably acceptable to the Required Consenting Senior Creditors, CCOH, the Debtors, and, (a) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to, or the releases under the Plan or the CCOH Plan and Separation Settlement in favor of (i) the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders and (ii) the Consenting Sponsors on account of their iHeart Interests, the Consenting Sponsors, and (b) solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders.

69.    “CCOH Transfer Agent” means Computershare Trust Company, in its capacity as transfer agent for CCOH’s existing Class A Common Stock and Class B Common Stock.

70.    “Certificate” means any document, instrument, or other writing evidencing a Claim against or an Interest in the Debtors.

71.    “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor in the Bankruptcy Court under chapter 11 of the Bankruptcy Code and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court under chapter 11 of the Bankruptcy Code pursuant to the Order (I) Directing Joint Administration of the Chapter 11 Cases and (II) Granting Related Relief [Docket No. 76].

72.    “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

73.    “Claims Bar Date” means, collectively, the applicable dates (including the Administrative Claims Bar Date) by which Proofs of Claim and requests for payment of Administrative Claims must be Filed, as established by: (a) the Bar Date Order; (b) a Final Order of the Bankruptcy Court; or (c) the Plan.

74.    “Claims, Noticing, and Solicitation Agent” means Prime Clerk LLC, in its capacity as the claims, noticing, and solicitation agent in the Chapter 11 Cases for the Debtors and any successors appointed by an order of the Bankruptcy Court.

75.    “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Clerk of the Bankruptcy Court or the Claims, Noticing, and Solicitation Agent.

76.    “Class” means a class of Claims against or Interests in the Debtors as set forth in Article III of the Plan in accordance with section 1122(a) of the Bankruptcy Code.

77.    “Class B Election” means an affirmative election made by a Holder of an Allowed Term Loan Credit Agreement Claim, an Allowed PGN Claim, an Allowed iHC 2021 / Legacy Notes Claim, or an Allowed iHeart Interest on such Holder’s Ownership Certification to receive New iHeart Class B Common Stock in lieu of New iHeart Class A Common Stock.

78.    “Committee” means the Official Committee of Unsecured Creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code, as it may be reconstituted from time to time.

79.    “Committee Plan Settlement” means the settlement of the Claims and Causes of Action identified in the Standing Motion, Disputed ABL Claims Objection, and the Committee’s potential objections to Confirmation.

80.    “Communications Act” means chapter 5 of title 47 of the United States Code, 47 U.S.C. §§ 151–622, as now in effect or hereafter amended, or any other successor federal statute, and the rules and regulations promulgated thereunder.

81.    “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

82.    “Confirmation Date” means the date on which Confirmation occurs.

83.    “Confirmation Hearing” means the hearing before the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code at which the Debtors will seek Confirmation of the Plan.

84.    “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

85.    “Consenting Legacy Noteholders” means AG Super Fund Master, L.P.; Nutmeg Partners, L.P.; AG MM, L.P.; AG Centre Street Partners, L.P.; AG Capital Recovery Partners VIII, L.P.; AG Corporate Credit Opportunities Fund, L.P.; Angelo, Gordon & Co.; Kingdon Capital Management, L.L.C.; Kingdon Credit Master Fund L.P.; M. Kingdon Offshore Master Fund L.P.; KLS Diversified Asset Management L.P.; HG Vora Capital Management, LLC; HG Vora Special Opportunities Master Fund, Ltd., and each current and former Affiliate and Related Party of each of the foregoing.

86.    “Consenting Sponsors” shall have the meaning set forth in the Restructuring Support Agreement.

87.    “Consenting Stakeholder” shall have the meaning set forth in the Restructuring Support Agreement.

88.    “Consenting Stakeholder Fees” means: (a) the reasonable and documented fees and expenses incurred at any time on or prior to the Effective Date in connection with the Debtors by (i) members of the Term Loan/PGN Group, (ii) members of the Term Lender Group, (iii) the 2021 Noteholder Group Representatives, (iv) the Consenting Sponsors, (v) the Term Loan Credit Agreement Agent, (vi) the PGN Trustees and Agents, (vii) the 2021 Notes Trustee, and (viii) the 2021 Notes Agent; and (b) $4.0 million payable to Wilmington Savings Fund Society, FSB, in its capacity as Legacy Notes Trustee for the issuance of the 6.875% Legacy Notes and 7.25% Legacy Notes, on account of its fees and expenses.

89.    “Consummation” means the occurrence of the Effective Date.

90.    “Contingent DIP Obligations” means all of the Debtors’ obligations under the DIP Credit Agreement Documents that are contingent and/or unliquidated (including, without limitation, those set forth in Section 10.04 and 10.05 of the DIP Credit Agreement), but excluding (i) DIP Claims that, as of or prior to the Effective Date, become either Repaid DIP Claims or Converted DIP Claims and (ii) DIP Claims as to which a claim has been asserted on or prior to the Effective Date.

91.    “Continuing Liens” has the meaning set forth in Article II.C of the Plan.

92.     “Converted DIP Claims” has the meaning set forth in Article II.C of the Plan.

93.    “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s default under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

94.    “Debtor” means one of the Debtors, in its capacity as a debtor and debtor in possession.

95.    “Debtors” means, collectively, (a) AMFM Broadcasting Licenses, LLC, (b) AMFM Broadcasting, Inc., (c) AMFM Operating, Inc., (d) AMFM Radio Licenses, LLC, (e) AMFM Texas Broadcasting, LP, (f) AMFM Texas Licenses, LLC, (g) AMFM Texas, LLC, (h) Capstar Radio Operating Company, (i) Capstar TX, LLC, (j) CC Broadcast Holdings, Inc., (k) CC Finco Holdings, LLC, (l) CC Licenses, LLC, (m) Christal Radio Sales, Inc., (n) Cine Guarantors II, Inc., (o) Citicasters Co., (p) Citicasters Licenses, Inc., (q) Clear Channel Broadcasting Licenses, Inc., (r) Clear Channel Holdings, Inc., (s) Clear Channel Investments, Inc., (t) Clear Channel Metro, LLC, (u) Clear Channel Mexico Holdings, Inc., (v) Clear Channel Real Estate, LLC, (w) Critical Mass Media, Inc., (x) iHC, (y) iHeartMedia + Entertainment, Inc., (z) iHeart Capital I, (aa) iHeartMedia Capital II, LLC, (bb) iHeart, (cc) iHeartMedia Management Services, Inc., (dd) iHM Identity, Inc., (ee) Katz Communications, Inc., (ff) Katz Media Group, Inc., (gg) Katz Millennium Sales & Marketing, Inc., (hh) Katz Net Radio Sales, Inc., (ii) M Street Corporation, (jj) Premiere Networks, Inc., (kk) Terrestrial RF Licensing, Inc., (ll) TTWN Media Networks, LLC, and (mm) TTWN Networks, LLC, each in its respective capacity as a debtor and debtor in possession in the Chapter 11 Cases.

96.    “Declaratory Ruling” means a declaratory ruling adopted by the FCC granting the relief requested in a Petition for Declaratory Ruling.

97.    “DIP Agent” means Citibank, N.A., in its capacity as administrative agent under the DIP Credit Agreement, and any successors in such capacity.

98.    “DIP Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the DIP Credit Agreement Documents, including, but not limited to, any and all principal amounts outstanding, fees, expenses, costs, other charges and accrued but unpaid interest arising under the DIP Credit Agreement.

99.    “DIP Credit Agreement” means that certain Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of June 14, 2018, among iHC, the DIP Subsidiary Borrowers, iHeart Capital I, the DIP Agent, as administrative agent, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, PNC Capital Markets LLC, and RBC Capital Markets, as lead arrangers, and the other lenders and L/C issuers party thereto, as amended, amended and restated, supplemented, or otherwise modified from time to time.

100.    “DIP Credit Agreement Documents” means the DIP Credit Agreement and all other agreements, documents, instruments, and amendments related thereto, including the DIP Order and any guaranty agreements, pledge and collateral agreements, UCC financing statements or other perfection documents, intercreditor agreements, subordination agreements, fee letters, and other security agreements.

101.    “DIP Facilities” means those certain debtor-in-possession financing facilities governed by the DIP Credit Agreement Documents.

102.    “DIP Lenders” has the meaning set forth in the DIP Order.

103.    “DIP Order” means the Order (I) Authorizing Debtors to Obtain Postpetition Financing Pursuant to 11 U.S.C. §§ 105, 362, 363(b), 364(c)(1) and 364(e), (II) Granting Adequate Protection to Prepetition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363, 364 and 507(b) and (III) Authorizing Debtors to Obtain Exit Financing [Docket No. 918].

104.    “DIP Subsidiary Borrowers” means, collectively, (a) AMFM Broadcasting, Inc., (b) AMFM Texas Broadcasting, LP, (c) Capstar Radio Operating Company, (d) Christal Radio Sales, Inc., (d) Citicasters Co., (e) iHeartMedia + Entertainment, Inc., (f) Katz Communications, Inc., (g) Katz Millennium Sales & Marketing, Inc., (h) Premiere Networks, Inc., and (i) any additional borrowers made party to the DIP Credit Agreement pursuant to Section 6.11 thereof or otherwise.

105.    “Disclosure Statement” means the Disclosure Statement Relating to the Fourth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1484], approved by the Bankruptcy Court on September 20, 2018, as supplemented by the Disclosure Statement Supplement for the Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1633], as may be amended, supplemented, or otherwise modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

106.    “Disclosure Statement Order” means the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures With Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates With Respect Thereto, and (V) Granting Related Relief [Docket No. 1481], entered by the Bankruptcy Court on September 20, 2018, as supplemented by the Order (I) Approving the Debtors’ Continued Solicitation of the Fifth Amended Plan and the Adequacy of the Supplemental Disclosure in Connection Therewith, (II) Modifying Certain Deadlines and Procedures in Connection With Plan Confirmation and Shortening Notice With Respect Thereto, (III) Approving the Form of Ballots in Connection Therewith, and (IV) Granting Related Relief [Docket No. 1631], entered by the Bankruptcy Court on October 18, 2018, approving, among other things, the Disclosure Statement and solicitation procedures with respect to the Plan.

107.    “Disputed” means a Claim or an Interest or any portion thereof: (a) that is not Allowed; and (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order.

108.    “Disputed ABL Claims Objection” means the Objection of the Official Committee of Unsecured Creditors to the ABL Disputed Amounts [Docket No. 1056] filed by the Committee on July 6, 2018.

109.    “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity or Entities designated by the Reorganized Debtors to make or to facilitate distributions that are to be made pursuant to the Plan.

110.    “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Reorganized Debtors, on or after the Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under the Plan.

111.    “Distribution Record Date” means, other than with respect to Securities of the Debtors deposited with DTC, the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive distributions under the Plan, which date shall be the Confirmation Date, or such other date as is agreed to by the Debtors and the Required Consenting Senior Creditors or designated in a Final Order of the Bankruptcy Court. The Distribution Record Date shall not apply to Securities of the Debtors deposited with DTC, the holders of which shall receive a distribution in accordance with Article VI of the Plan and, as applicable, the customary procedures of DTC.

112.    “D&O Liability Insurance Policies” means all insurance policies that have been issued (or provide coverage) at any time to directors’, managers’, officers’, members’, and trustees’ liability maintained by the Debtors, the Reorganized Debtors, or the Estates as of the Effective Date (including any “tail policy”) and all agreements, documents, or instruments relating thereto.

113.    “DTC” means The Depository Trust Company.

114.    “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan, (b) no stay of the Confirmation Order is in effect, and (c) the Debtors declare the Plan effective. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

115.    “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

116.    “Equitable Subordination Adversary Proceeding” means the adversary proceeding captioned Wilmington Savings Fund Society, FSB v. Bain Capital, LP, et al., Adv. Proc. No. 18-03287.

117.    “Equity Allocation Mechanism” means the methodology for allocating the New iHeart Common Stock and Special Warrants among the Holders of Allowed Term Loan Credit Agreement Claims, Allowed PGN Claims, Allowed iHC 2021 / Legacy Notes Claims, and Allowed iHeart Interests set forth on Exhibit A to the Plan.

118.    “Estate” means, as to each Debtor, the estate created on the Petition Date for the Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code and all property (as defined in section 541 of the Bankruptcy Code) acquired by the Debtor after the Petition Date through and including the Effective Date.

119.    “Excess Cash” means all excess cash estimated after payment of, among other things, all Restructuring Transaction costs and, after consideration of a reserve for minimum liquidity for Reorganized iHeart, which reserve shall be in an amount agreed upon between the Debtors and the Required Consenting Senior Creditors by the date of the entry of the Disclosure Statement Order.

120.    “Exchange 11.25% PGNs” means the 11.25% PGNs bearing CUSIP Nos. 45174HAF4, 45174HAG2, 45174HAZ0, 45174HBA4, 45174HBB2, and U45057AC7.

121.    “Exchange 11.25% PGNs Distribution” means, collectively, the Exchange 11.25% PGNs Equity Distribution and the Exchange 11.25% PGNs Non-Equity Distribution.

122.    “Exchange 11.25% PGNs Equity Distribution” means Special Warrants, New iHeart Common Stock, or a combination of Special Warrants and New iHeart Common Stock, as determined in accordance with the Equity Allocation Mechanism, constituting, in the aggregate (and inclusive of the shares of New iHeart Common Stock that may be received by Holders of Exchange 11.25% PGN Claims upon the exercise of the Special Warrants (if any) received as part of this Exchange 11.25% PGNs Equity Distribution), 2.07 percent of the New iHeart Common Stock on a fully diluted basis (but excluding and subject to dilution on account of the Post-Emergence Equity Incentive Program).

123.    “Exchange 11.25% PGNs Non-Equity Distribution” means $122,169,057 in aggregate principal amount of the New Debt, allocated proportionally by principal amount among New Term Loans, New Secured Notes, and New Unsecured Notes.

124.    “Exchange 11.25% PGN Claims” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the Exchange 11.25% PGNs or the 11.25% PGN Indenture as it relates to the Exchange 11.25% PGNs.

125.    “Exculpated Party” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) the Committee and the members of the Committee, solely in their capacities as members of the Committee, (d) each current and former Affiliate of each Entity in clauses (a) through (c); and (e) each Related Party of each Entity in clauses (a) through (d).

126.    “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code.

127.    “FCC” means the Federal Communications Commission, including any official bureau or division thereof acting on delegated authority, and any successor Governmental Unit performing functions similar to those performed by the Federal Communications Commission on the Effective Date.

128.    “FCC Applications” means, collectively, each requisite application, petition, or other request filed or to be filed with the FCC in connection with the Restructuring Transactions or this Plan, including the FCC Long Form Applications.

129.    “FCC Approval” means the FCC’s grant of (a) the FCC Long Form Applications or (b) consent to the implementation of the FCC Trust pending the grant of the FCC Long Form Applications, whichever comes first; provided that the possibility that an appeal, request for stay, or petition for rehearing or review by a court or administrative agency may be filed with respect to such grant, or that the FCC may reconsider or review such grant on its own authority, shall not prevent such grant from constituting FCC Approval for purposes of the Plan.

130.    “FCC Licenses” means broadcasting and other licenses, authorizations, waivers, and permits that are issued from time to time by the FCC.

131.    “FCC Long Form Applications” means the applications filed with the FCC seeking FCC consent to the Transfer of Control.

132.    “FCC Ownership Procedures Order” means the Order Establishing Procedures for Compliance with FCC Media and Foreign Ownership Requirements [Docket No. 1480], entered by the Bankruptcy Court on September 20, 2018, establishing procedures for, among other things, completion and submission of the Ownership Certifications.

133.    “FCC Trust” means the trust or other entity acceptable to the FCC, which will remain subject to the supervision of the Bankruptcy Court, that may be created on or before the Effective Date into which the New iHeart Common Stock and/or Special Warrants will be issued if the FCC Trust is utilized as described in the Plan.

134.    “FCC Trust Agreement” means the trust agreement that will, if the FCC Trust is to be utilized as described in the Plan, among other things: (a) establish and govern the FCC Trust; and (b) set forth the respective powers, duties, and responsibilities of the FCC Trustees, the form of which shall be included in the Plan Supplement, and which shall be in form and substance reasonably acceptable to the

Debtors, the Required Consenting Senior Creditors, and, (x) solely with respect to the those terms and provisions that would have a material adverse effect on the value of the distribution to (i) the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders and (ii) the Consenting Sponsors on account of their iHeart Interests, the Consenting Sponsors, and (y) solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders.

135.    “FCC Trustees” means those Persons, including the members of the existing board of directors of iHeart, and such other Persons designated to manage the FCC Trust. The FCC Trustees shall be the fiduciaries responsible for implementing the applicable provisions of the Plan relating to the FCC Trust in accordance with the FCC Trust Agreement. If the New iHeart Common Stock is issued to the FCC Trust, the Reorganized iHeart New Board shall consist of the same individuals as the FCC Trustees during the period that the New iHeart Common Stock is held by the FCC Trust.

136.    “Federal Judgment Rate” means the federal judgment interest rate in effect as of the Petition Date calculated as set forth in section 1961 of the Judicial Code.

137.    “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or its authorized designee, or, with respect to the filing of a Proof of Claim or Proof of Interest, the Claims, Noticing, and Solicitation Agent.

138.    “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

139.    “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, petition for certiorari, or move for a new trial, reargument, reconsideration, or rehearing has expired and no appeal, petition for certiorari, or motion for a new trial, reargument, reconsideration, or rehearing has been timely taken or filed, or as to which any appeal that has been or may be taken or any petition for certiorari or any motion for a new trial, reargument, reconsideration, or rehearing that has been or may be made or filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the motion for a new trial, reargument, reconsideration, or rehearing shall have been denied, resulted in no modification of such order (if any such motion has been or may be granted), or have otherwise been dismissed with prejudice; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure or any comparable Bankruptcy Rule may be filed relating to such order or judgment shall not cause such order or judgment to not be a Final Order.

140.    “General Unsecured Claim” means any Claim against a Debtor that is not Secured and is not (a) an Administrative Claim, (b) a Priority Tax Claim, (c) a Priority Non-Tax Claim, (d) a DIP Claim (e) a Term Loan Credit Agreement Claim, (f) a PGN Claim, (g) a 2021 Notes Claim, (h) a Legacy Notes Claim, (i) a CCOH Due From Claim, (j) an Intercompany Claim, (k) an Intercompany Notes Claim, or (l) a Section 510(b) Claim.

141.    “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

142.    “Guarantor Debtors” means, collectively, (a) the Debtors that are Subsidiary Guarantors and (b) iHeart Capital I.

143.    “Guarantor General Unsecured Claim” means any General Unsecured Claim against a Guarantor Debtor that is not a TTWN Debtor.

144.    “Guarantor General Unsecured Recovery Cash Pool” means Cash in the amount equal to $17,500,000, minus the Guarantor General Unsecured Recovery Cash Pool Reduction (if any), plus the Guarantor General Unsecured Recovery Cash Pool Supplement (if any).

145.    “Guarantor General Unsecured Recovery Cash Pool Account” means a segregated account to be funded on or prior to the Effective Date in accordance with Article IV.Y.

146.    “Guarantor General Unsecured Recovery Cash Pool Reduction” means an amount (which shall not be less than zero) equal to (i) the aggregate amount of (a) Allowed General Unsecured Claims against Non-Obligor Debtors plus (b) Allowed General Unsecured Claims against the TTWN Debtors, minus (ii) $2,300,000.

147.    “Guarantor General Unsecured Recovery Cash Pool Supplement” means, in the event that Holders of Allowed Guarantor General Unsecured Claims would receive a recovery of less than 50 percent on account of such Claims (without taking into account the Guarantor Unsecured Recovery Cash Pool Supplement), an amount (which shall not be less than zero) equal to 50 percent of the amount that would otherwise be necessary to provide Holders of Allowed Guarantor General Unsecured Claims with a recovery of 50 percent on account of such Claims (the “Additional True-Up Cash”); provided that to the extent the amount of the Additional True-Up Cash is insufficient to provide Holders of Allowed Guarantor General Unsecured Claims with a recovery of 45 percent on account of such Claims, the Additional True-Up Cash shall be increased by the amount of Cash necessary to provide such Holders with a recovery of 45 percent on account of such Claims.

148.    “Guarantor Funded Debt Unsecured Claim” means any Claim against a Guarantor Debtor that is not a TTWN Debtor that is a (a) Term Loan / PGN Deficiency Claim or (b) 2021 Notes Claim.

149.    “Holder” means an Entity holding a Claim against or an Interest in any Debtor.

150.    “iHC” means iHeartCommunications, Inc., a corporation incorporated under the laws of Texas, formerly known as Clear Channel Communications, Inc.

151.    “iHC 2021 / Legacy Notes Claim” means any Claim against iHC that is a (a) 2021 Notes Claim or (b) Legacy Notes Claim.

152.    “iHC 2021 / Legacy Notes Equity Distribution” means Special Warrants, New iHeart Common Stock, or a combination of Special Warrants and New iHeart Common Stock, as determined in accordance with the Equity Allocation Mechanism, constituting, in the aggregate (and inclusive of the shares of New iHeart Common Stock that may be received by Holders of iHC 2021 / Legacy Notes Claims upon the exercise of the Special Warrants (if any) received as part of this iHC 2021 / Legacy Notes Equity Distribution), 5.0 percent of the New iHeart Common Stock on a fully diluted basis (but excluding and subject to dilution on account of the Post-Emergence Equity Incentive Program).

153.    “iHC Unsecured Claim” means any Claim against iHC that is a (a) Term Loan / PGN Deficiency Claim or (b) General Unsecured Claim.

154.    “iHeart” means iHeartMedia, Inc., a corporation incorporated under the laws of Delaware, formerly known as CC Media Holdings, Inc.

155.    “iHeart Capital I” means iHeartMedia Capital I, LLC, a company organized under the laws of Delaware, formerly known as Clear Channel Capital I, LLC.

156.    “iHeart Interest” means any issued and outstanding common stock in iHeart.

157.    “iHeart Interests Equity Distribution” means Special Warrants, New iHeart Common Stock, or a combination of Special Warrants and New iHeart Common Stock, as determined in accordance with the Equity Allocation Mechanism, constituting, in the aggregate (and inclusive of the shares of New iHeart Common Stock that may be received by Holders of iHeart Interests upon the exercise of the Special Warrants (if any) received as part of the iHeart Interests Equity Distribution), 1.0 percent of the New iHeart Common Stock on a fully diluted basis (but excluding and subject to dilution on account of the Post-Emergence Equity Incentive Program).

158.    “iHeart Transfer Agent” means Computershare Trust Company, in its capacity as transfer agent for iHeart’s existing Class A Common Stock and Class B Common Stock.

159.    “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

160.    “Indemnification Provisions” means the provisions in place before or as of the Effective Date, whether in a Debtor’s bylaws, certificates of incorporation, limited liability company agreement, partnership agreement, management agreement, other formation or organizational document, board resolution, indemnification agreement, contract, or otherwise providing the basis for any obligation of a Debtor as of the Effective Date to indemnify, defend, reimburse, or limit the liability of, or to advance fees and expenses to, any of the Debtors’ current and former directors, equityholders, managers, officers, members, employees, attorneys, accountants, investment bankers, and other professionals, and each such Entity’s respective affiliates, as applicable.

161.    “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

162.    “Intercompany Claim” means any Claim against a Debtor that is held by another Debtor or a direct or indirect subsidiary of a Debtor, other than a PGN Claim, 2021 Notes Claim, Legacy Notes Claim, Term Loan Credit Agreement Claim, or CCOH Due From Claim.

163.    “Intercompany Interest” means any Interest in one Debtor held by another Debtor or an Affiliate of a Debtor, other than an iHeart Interest.

164.    “Intercompany Notes Claim” means any PGN Claim, 2021 Notes Claim, or Legacy Notes Claim that is held by a Debtor.

165.    “Intercompany Revolving Promissory Note” means that certain Revolving Promissory Note, dated November 10, 2005, between iHC, as maker, and CCOH, as payee, as amended, amended and restated, supplemented, or otherwise modified from time to time.

166.    “Interest” means any equity security as such term is defined in section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized, or outstanding shares of capital stock and any other common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profit interests of an Entity, including all options, warrants, rights, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities, or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in an Entity whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security.

167.    “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals [Docket No. 442], entered by the Bankruptcy Court on April 12, 2018, as the same may be modified by a Bankruptcy Court order approving the retention of a specific Professional or otherwise.

168.    “Issuance Date” means (a) the Effective Date or (b) if the FCC Trust is utilized as described in the Plan, the date of any issuance of New iHeart Common Stock or Special Warrants to the holders of beneficial interests in the FCC Trust.

169.    “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001 and the rules and regulations promulgated thereunder, as applicable to the Chapter 11 Cases.

170.    “Legacy Notes” means, collectively, the 6.875% Legacy Notes, the 5.50% Legacy Notes, and the 7.25% Legacy Notes.

171.    “Legacy Notes Claim” means any Claim that is a (a) 5.50% Legacy Notes Claim, (b) 6.875% Legacy Notes Claim, or (c) 7.25% Legacy Notes Claim.

172.    “Legacy Notes Indenture” means that certain Senior Indenture, dated as of October 1, 1997, between iHC and the Legacy Notes Trustee, as trustee, providing for the issuance of securities in series (including the issuance of the 7.25% Legacy Notes), as amended, supplemented, or otherwise modified from time to time, including by (a) that certain Third Supplemental Indenture, dated as of June 16, 1998, between iHC and the Legacy Notes Trustee, as trustee, providing for the issuance of the 6.875% Legacy Notes and (b) that certain Nineteenth Supplemental Indenture, dated as of December 16, 2004, between iHC and the Legacy Notes Trustee, as trustee, providing for the issuance of the 5.50% Legacy Notes.

173.    “Legacy Notes Plan Settlement” means the settlement of the Claims and Causes of Action identified in the Springing Lien Adversary Proceeding, Equitable Subordination Adversary Proceeding, CCOH Claim Objection, Standing Motion Joinder, and Prepetition Springing Lien Litigation and the Legacy Notes Trustee’s objections to the Plan and Confirmation, the terms of which settlement are reflected in the Legacy Notes Settlement Term Sheet annexed to the Notice of Filing of Legacy Notes Settlement Term Sheet [Docket No. 2476].

174.    “Legacy Notes Trustee” means Wilmington Savings Fund Society, FSB, and The Bank of New York Mellon, in their capacities as trustee or as successor trustee under the Legacy Notes Indenture, as applicable, and any predecessors and successors in such capacity.

175.    “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

176.    “New ABL Credit Agreement” means either (i) the Exit Facility Agreement, as defined in the DIP Credit Agreement, which shall be in form and substance consistent with the requirements set forth in the New ABL Credit Agreement Term Sheet or (ii) a new Credit Agreement among iHC, the DIP Subsidiary Borrowers, iHeart Capital I, the New ABL Credit Agreement Agent, and the New ABL Credit Agreement Lenders party thereto, to be effective on the Effective Date, the proceeds of which shall be used to pay in full in Cash all DIP Claims. The form of the New ABL Credit Agreement shall be included in the Plan Supplement and shall be in form and substance reasonably acceptable to the Required Consenting Senior Creditors, the Debtors, and, solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders, and, solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders.

177.    “New ABL Credit Agreement Agent” means the administrative agent under the New ABL Credit Agreement, and any successors thereto in such capacity.

178.    “New ABL Credit Agreement Documents” means, collectively, the New ABL Credit Agreement and all other agreements, documents, and instruments related thereto, including any guarantee agreements, pledge and collateral agreements, notes, UCC financing statements or other perfection documents, intercreditor agreements, subordination agreements, fee letters, and other security documents or instruments, which shall be in form and substance reasonably acceptable to the Required Consenting Senior Creditors, the Debtors, and, solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders, and, solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders. If the New ABL Credit Agreement governs Converted DIP Claims, the New ABL Credit Agreement Documents shall be consistent with the requirements set forth in the New ABL Credit Agreement Term Sheet.

179.    “New ABL Credit Agreement Lenders” means each of the lenders under the New ABL Credit Agreement, solely in their capacity as such.

180.    “New ABL Credit Agreement Term Sheet” means the Exit Facility Term Sheet, as defined in the DIP Credit Agreement.

181.    “New ABL Indebtedness” means all indebtedness, guarantees, or other obligations arising under the New ABL Credit Agreement Documents.

182.    “New Boards” means, collectively, the boards of directors or managers of Reorganized iHeart and any other Reorganized Debtor, if applicable, on and after the Issuance Date to be appointed in accordance with the Plan, the initial board members of which shall be identified, to the extent known, at or prior to the Confirmation Hearing.

183.    “New CCOH Corporate Governance Documents” means the documents providing for corporate governance of CCOH upon the CCOH Separation, including charters, certificates of incorporation, bylaws, operating agreements, or other organizational documents, formation documents, or shareholders’ agreements, as applicable, which shall be consistent with the terms of the CCOH Plan and Separation Settlement and otherwise in form and substance reasonably acceptable to the Required Consenting Senior Creditors, the Debtors, and CCOH.

184.    “New Corporate Governance Documents” means the documents providing for corporate governance of the Reorganized Debtors, including charters, certificates of incorporation, bylaws, operating agreements, or other organizational documents, formation documents, or shareholders’ agreements, as applicable, consistent with section 1123(a)(6) of the Bankruptcy Code (as applicable), which shall be in form and substance reasonably acceptable to the Required Consenting Senior Creditors, the Debtors, and, (a) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to (i) the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders, and (ii) the Consenting Sponsors on account of their iHeart Interests, the Consenting Sponsors, and (b) solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders, and forms of which may be included in the Plan Supplement.

185.    “New Debt” means the $5,750,000,000 in principal amount of new debt comprised of New Term Loans, New Secured Notes, and New Unsecured Notes to be issued pursuant to the Plan and the New Debt Documents.

186.    “New Debt Agreements” means the indentures or loan agreements governing the New Debt, the form of which shall be included in the Plan Supplement, and which shall be in form and substance reasonably acceptable to the Required Consenting Senior Creditors and the Debtors, following consultation with the Required Consenting 2021 Noteholders; and provided further that (a) any terms and provisions that would have a material adverse effect on the value of the distributions to (i) the Holders of 2021 Notes Claims shall require the consent of the Required Consenting 2021 Noteholders and (ii) the Consenting Sponsors on account of their iHeart Interests shall require the consent of the Consenting Sponsors, and (b) any terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims shall require the consent of the Consenting Legacy Noteholders.

187.    “New Debt Documents” means, collectively, the New Debt Agreements, and all other agreements, documents, and instruments evidencing or securing the New Debt, to be delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents), which shall be in form and substance reasonably acceptable to the Required Consenting Senior Creditors and the Debtors, following consultation with the Required Consenting 2021 Noteholders; and provided further that (a) any terms and provisions that would have a material adverse effect on the value of the distributions to (i) the Holders of 2021 Notes Claims shall require the consent of the Required Consenting 2021 Noteholders and (ii) the Consenting Sponsors on account of their iHeart Interests shall require the consent of the Consenting Sponsors, and (b) any terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims shall require the consent of the Consenting Legacy Noteholders.

188.    “New iHeart Class A Common Stock” means the new shares of class A common stock in Reorganized iHeart, par value $0.001 per share, to be issued on the Effective Date or upon exercise of the Special Warrants, as applicable, pursuant to the terms of the Plan, the Equity Allocation Mechanism, the New Corporate Governance Documents, and the Special Warrant Agreement.

189.    “New iHeart Class B Common Stock” means the new shares of limited-voting class B common stock in Reorganized iHeart, par value $0.001 per share, to be issued on the Effective Date or upon exercise of the Special Warrants, as applicable, pursuant to the terms of the Plan, the Equity Allocation Mechanism, the New Corporate Governance Documents, and the Special Warrant Agreement. The terms of the New iHeart Class B Common Stock will provide that any share of New iHeart Class B Common Stock may be converted, at the election of the Holder of such share, into New iHeart Class A Common Stock on a one-for-one basis (subject to adjustments for stock splits, combinations, dividends, or distributions with respect to the New iHeart Class A Common Stock), subject to (a) a determination by Reorganized iHeart that such conversion would not result in a violation of the Communications Act or any rules or regulations promulgated by the FCC and (b) the receipt of any necessary approval from the FCC.

190.    “New iHeart Common Stock” means, collectively, the New iHeart Class A Common Stock and the New iHeart Class B Common Stock.

191.    “New Secured Notes” means secured notes to be issued pursuant to the Plan and the New Debt Documents in the principal amount set forth in the Plan Supplement.

192.    “New Term Loans” means secured term loans to be issued pursuant to the Plan and the New Debt Documents in the principal amount set forth in the Plan Supplement.

193.    “New Unsecured Notes” means unsecured notes to be issued pursuant to the Plan and the New Debt Documents in the principal amount set forth in the Plan Supplement.

194.    “Non-9.0% PGN Due 2019 Claim” means any Claim that is (a) a 9.0% PGN Due 2021 Claim, (b) a 9.0% PGN Due 2022 Claim, (c) a 10.625% PGN Claim, or (d) an 11.25% PGN Claim.

195.    “Non-Obligor Debtors” means, collectively, (a) iHeart and (b) iHeartMedia Capital II, LLC.

196.    “Notes” means, collectively, (a) the 10.625% PGNs, (b) the 11.25% PGNs, (c) the 9.0% PGNs Due 2019, (d) the 9.0% PGNs Due 2021, (e) the 9.0% PGNs Due 2022, (f) the 2021 Notes, and (g) the Legacy Notes.

197.    “Notes Claim” means any Claim that is (a) a PGN Claim, (b) a 2021 Notes Claim, or (c) a Legacy Notes Claim.

198.    “Notes Indentures” means, collectively, (a) the 10.625% PGN Indenture, (b) the 11.25% PGN Indenture, (c) the 9.0% PGN Due 2019 Indenture, (d) the 9.0% PGN Due 2021 Indenture, (e) the 9.0% PGN Due 2022 Indenture, (f) the 2021 Notes Indenture, and (g) the Legacy Notes Indenture.

199.    “Notes Trustees and Agents” means, collectively, (a) the PGN Trustees and Agents, (b) the 2021 Notes Trustee, (c) the 2021 Notes Agent, and (d) the Legacy Notes Trustee.

200.    “Other Secured Claim” means a Secured Claim against a Debtor that is not: (a) a DIP Claim; (b) a Secured Term Loan Credit Agreement Claim; (c) a Secured PGN Claim; or (d) a Secured Tax Claim.

201.    “Ownership Certification” means a written certification, in the form attached to the FCC Ownership Procedures Order, which shall be sufficient to enable the Debtors or Reorganized Debtors, as applicable, to determine (a) the extent to which direct and indirect voting and equity interests of the certifying party are held by non-U.S. Persons, as determined under section 310(b) of the Communications Act, as interpreted and applied by the FCC and (b) whether the holding of more than 4.99 percent of the New iHeart Class A Common Stock by the certifying party would result in a violation of FCC ownership rules or be inconsistent with the FCC Approval.

202.    “Ownership Certification Deadline” means the deadline set forth in the FCC Ownership Procedures Order for returning Ownership Certifications.

203.    “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

204.    “Petition Date” means March 14, 2018.

205.    “Petition for Declaratory Ruling” means a filing that shall be submitted to the FCC by the Debtors or Reorganized Debtors pursuant to 47 C.F.R. §§ 1.5000 et seq. for Reorganized iHeart to exceed the 25 percent indirect foreign ownership benchmark contained in 47 U.S.C. § 310(b)(4).

206.    “PGN Claim” means any Claim against a Debtor that is a 9.0% PGN Due 2019 Claim or a Non-9.0% PGN Due 2019 Claim.

207.    “PGN Trustees and Agents” means, collectively, (a) the 10.625% PGN Trustee, (b) the 10.625% PGN Agent, (c) the 11.25% PGN Trustee, (d) the 11.25% PGN Agent, (e) the 9.0% PGN Due 2019 Trustee, (f) the 9.0% PGN Due 2019 Agent, (g) the 9.0% PGN Due 2021 Trustee, (h) the 9.0% PGN Due 2021 Agent, (i) the 9.0% PGN Due 2022 Trustee, and (j) the 9.0% PGN Due 2022 Agent.

208.    “Plan” means this Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code and all exhibits, supplements, appendices, and schedules, as may be altered, amended, supplemented, or otherwise modified from time to time in accordance with Article X.A hereof, including the Plan Supplement (as altered, amended, supplemented, or otherwise modified from time to time), which is incorporated herein by reference and made part of the Plan as if set forth herein.

209.    “Plan Settlement” means the good-faith compromises and settlements provided by the Plan, including, but not limited to, the Committee Plan Settlement, the Legacy Notes Plan Settlement, and the CCOH Plan and Separation Settlement, as described in the Disclosure Statement and Article IV.A of the Plan.

210.    “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, to be Filed by the Debtors no later than fourteen days before the Voting Deadline or such later date as may be approved by the Bankruptcy Court, as it may thereafter be amended, supplemented, or otherwise modified from time to time in accordance with the terms of the Plan, the Bankruptcy Code, the Bankruptcy Rules, and applicable law, which shall be in form and substance reasonably acceptable to the Required Consenting Senior Creditors and the Debtors, and (a) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders, (b) solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders, (c) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Consenting Sponsors on account of their iHeart Interests or impair the releases in favor of the Consenting Sponsors provided under the Plan or the CCOH Plan and Separation Settlement, the Consenting Sponsors, (d) solely with respect to the provisions that impact the Committee, the treatment of General Unsecured Claims, the distributions of Cash to Holders of General Unsecured Claims, and the releases and exculpations to be granted to the Committee and its members solely in their capacity as members of the Committee, the Committee, and (e) solely with respect to those terms and provisions that impact CCOH or the CCOH Plan and Separation Settlement, or impair the releases in favor of CCOH, CCOH.

211.    “Post-Emergence Equity Incentive Program” means the management incentive plan to be adopted by the New Board(s) on the Effective Date to be in effect on and after the Effective Date, the form of which shall be included in the Plan Supplement.

212.    “Preferred Stock Term Sheet” means the term sheet governing the Radio NewCo Preferred Stock and the CCOH Preferred Stock, the form of which shall be included in the Plan Supplement, and which shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Senior Creditors, and, (a) solely with respect to the those terms and provisions that would have a material adverse effect on the value of the distribution to (x) the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders and (y) the Consenting Sponsors on account of their iHeart Interests, the Consenting Sponsors, (b) solely with respect to the CCOH Preferred Stock, CCOH, and (c) solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders.

213.    “Preferred Stock Transactions” means, as part of the Taxable Separation: (a) on or before the Effective Date, but in all cases before the CCOH Separation, and pursuant to prearranged and binding agreements, (i) the issuance of the Radio NewCo Preferred Stock to CCH, and (ii) the sale of Radio NewCo Preferred Stock by CCH and the issuance of the CCOH Preferred Stock by CCOH (or its successor) to one or more third party investors in exchange for Cash or other consideration to be determined; provided, however, that Holders of Allowed Claims or Allowed Interests receiving Special Warrants, New iHeart Common Stock, or beneficial interests in the FCC Trust pursuant to the Plan shall not be permitted to purchase the Radio NewCo Preferred Stock and Holders of Allowed Claims receiving CCOH Interests pursuant to the Plan shall not be permitted to purchase the CCOH Preferred Stock; (b) if applicable, the distribution of Cash received in connection with the issuance of the Radio NewCo Preferred Stock to fund recoveries under the Plan; and (c) if applicable, the use of such Cash received in connection with the issuance of the CCOH Preferred Stock as a source of liquidity for CCOH (or its successor) or the distribution of such Cash to fund recoveries under the Plan.

214.    “Prepetition Springing Lien Litigation” means the prepetition litigation initiated by certain Holders of Legacy Notes Claims and the Legacy Notes Trustee seeking specific performance of the Legacy Notes Indenture and emergency injunctive relief captioned Bank of New York Mellon Trust Co, et al. v. iHeartCommunications, Inc., Index No. 650909/2018 (N.Y. Sup. Ct. Feb. 26, 2018).

215.    “Priority Non-Tax Claim” means any Claim against a Debtor, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

216.    “Priority Tax Claim” means any Claim of a Governmental Unit against a Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code.

217.    “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

218.    “Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered and expenses incurred pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been Allowed by Final Order of the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

219.    “Professional Fee Claim” means any Administrative Claim by a Professional for compensation for services rendered or reimbursement of expenses incurred by such Professional through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

220.    “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses the Professionals have incurred or will incur in rendering services in connection with the Chapter 11 Cases prior to and as of the Confirmation Date, which shall be estimated pursuant to the method set forth in Article II.B of the Plan.

221.    “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash as soon as is reasonably practicable after the Confirmation Date and no later than the Effective Date in an amount equal to the Professional Fee Escrow Amount.

222.    “Proof of Claim” means a written proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

223.    “Proof of Interest” means a written proof of Interest Filed against any of the Debtors in the Chapter 11 Cases.

224.    “Radio NewCo” means the new holding company organized by CCH in connection with the consummation of the Restructuring Transactions to hold the equity interests of certain entities that conduct certain operations, as set forth in the Restructuring Transactions Memorandum.

225.    “Radio NewCo Preferred Stock” means, if the Taxable Separation is effectuated pursuant to the terms and conditions set forth in Article IV.G, the new contingent-voting preferred stock of Radio NewCo issued pursuant to the Preferred Stock Transactions.

226.    “Regulations” means the United States Treasury regulations promulgated pursuant to the Tax Code.

227.    “Reinstate,” “Reinstated,” or “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

228.    “Rejected Executory Contract and Unexpired Lease List” means the list, as determined by the Debtors or the Reorganized Debtors, as applicable, of certain Executory Contracts and Unexpired Leases to be rejected by the Reorganized Debtors pursuant to the Plan, as the same may be amended, modified, or supplemented from time by the Debtors or Reorganized Debtors, as applicable, in accordance with the Plan, which list shall be included in the Plan Supplement.

229.    “Related Party” means, collectively, current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, assigns, subsidiaries, affiliates, managed accounts or funds, partners, limited partners, general partners, principals, members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

230.    “Released Party” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each Holder of a DIP Claim; (d) the DIP Agent; (e) the New ABL Credit Agreement Lenders; (f) the New ABL Credit Agreement Agent; (g) each Consenting Stakeholder; (h) the Term Loan Credit Agreement Agent; (i) each of the PGN Trustees and Agents; (j) the 2021 Notes Agent; (k) the 2021 Notes Trustee; (l) the Committee and each member of the Committee (solely in its capacity as a member of the Committee); (m) each of the ABL Secured Parties; (n) CCOH; (o) each Consenting Legacy Noteholder; (p) the Legacy Notes Trustee; (q) each current and former Affiliate of each Entity in clauses (a) through (p); (r) each Related Party of each Entity in clauses (a) through (q); and (s) DTC; provided that any Holder of a Claim against or Interest in the Debtors that is not a Releasing Party shall not be a “Released Party.”

231.    “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each Holder of a DIP Claim; (d) the DIP Agent; (e) the New ABL Credit Agreement Lenders; (f) the New ABL Credit Agreement Agent; (g) each Consenting Stakeholder; (h) the Term Loan Credit Agreement Agent; (i) each of the PGN Trustees and Agents; (j) the 2021 Notes Agent; (k) the 2021 Notes Trustee; (l) all Holders of Claims against the Debtors; (m) all Holders of Interests in the Debtors; (n) the Committee and each member of the Committee (solely in its capacity as a member of the Committee); (o) each of the ABL Secured Parties; (p) CCOH; (q) each Consenting Legacy Noteholder; (r) the Legacy Notes Trustee; (s) each current and former Affiliate of each Entity in clauses (a) through (r); and (t) each Related Party of each Entity in clauses (a) through (s); provided that any Entity that opts out of or otherwise objects to the releases in the Plan (other than the Legacy Notes Trustee and any Consenting Legacy Noteholder in accordance with the Legacy Notes Plan Settlement) shall not be a “Releasing Party.”

232.    “Remaining Distribution” means, collectively, the Remaining Equity Distribution and the Remaining Non-Equity Distribution.

233.    “Remaining Equity Distribution” means Special Warrants, New iHeart Common Stock, or a combination of Special Warrants and New iHeart Common Stock, as determined in accordance with the Equity Allocation Mechanism, constituting, in the aggregate (and inclusive of the shares of New iHeart Common Stock that may be received by Holders of Allowed Secured Term Loan Credit Agreement Claims, Allowed Secured PGN Claims, or Allowed Guarantor Funded Debt Unsecured Claims upon the exercise of the Special Warrants (if any) received as part of this Remaining Equity Distribution), 89.72 percent of the New iHeart Common Stock on a fully diluted basis (but excluding and subject to dilution on account of the Post-Emergence Equity Incentive Program).

234.    “Remaining Non-Equity Distribution” means $5,296,830,943 in aggregate principal amount of the New Debt, allocated proportionally by principal amount among New Term Loans, New Secured Notes, and New Unsecured Notes.

235.    “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, amalgamation, arrangement, continuance, restructuring, conversion, spinoff, or otherwise, on and after the Effective Date.

236.    “Reorganized iHeart” means iHeart, or any successor or assign thereto, by merger, consolidation, amalgamation, arrangement, continuance, restructuring, conversion, spinoff, or otherwise, on and after the Effective Date.

237.    “Reorganized iHeart Equity” means the New iHeart Common Stock and Special Warrants issued pursuant to the terms of the Plan, the Equity Allocation Mechanism, the New Corporate Governance Documents, and the Special Warrant Agreement.

238.    “Repaid DIP Claims” has the meaning set forth in Article II.C of the Plan.

239.    “Required Consenting 2021 Noteholders” shall have the meaning set forth in the Restructuring Support Agreement.

240.    “Required Consenting Senior Creditors” shall have the meaning set forth in the Restructuring Support Agreement.

241.    “Restructuring Support Agreement” means that certain Restructuring Support Agreement, made and entered into as of March 16, 2018, by and among the Debtors, the Consenting Creditors (as defined therein) party thereto from time to time, and the Consenting Sponsors (as defined therein) party thereto from time to time, as such may be amended from time to time in accordance with its terms.

242.    “Restructuring Transactions” means the transactions described in Article IV.B of the Plan.

243.    “Restructuring Transactions Memorandum” means that certain memorandum describing the steps to be carried out to effectuate the Restructuring Transactions, the form of which shall be included in the Plan Supplement.

244.    “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time by the Debtors, which shall be included in the Plan Supplement, provided that such schedule shall not include any Causes of Action against any Released Party, and any such inclusion will be deemed void ab initio.

245.    “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by each of the Debtors pursuant to section 521 of the Bankruptcy Code, as such schedules and statements may have been or may be amended, modified, or supplemented from time to time.

246.    “SEC” means the United States Securities and Exchange Commission.

247.    “Section 510(b) Claim” means any Claim against a Debtor subject to subordination under section 510(b) of the Bankruptcy Code.

248.    “Secured” means, when referring to a Claim: (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan as a Secured Claim.

249.    “Secured 9.0% Due 2019 PGN Claim” means any Secured Claim against a Debtor that is a 9.0% PGN Due 2019 Claim.

250.    “Secured Non-9.0% Due 2019 PGN Claim” means any Secured Claim against a Debtor that is a Non-9.0% PGN Due 2019 Claim.

251.    “Secured PGN Claim” means any Claim against a Debtor that is a Secured 9.0% PGN Due 2019 Claim or a Secured Non-9.0% PGN Due 2019 Claim.

252.    “Secured Tax Claim” means any Secured Claim against a Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

253.    “Secured Term Loan / 2019 PGN Claim” means any Claim against a Debtor that is a Secured Term Loan Credit Agreement Claim or a Secured 9.0% Due 2019 PGN Claim.

254.    “Secured Term Loan / 2019 PGN Supplemental Equity Distribution” means Special Warrants, New iHeart Common Stock, or a combination of Special Warrants and New iHeart Common Stock, as determined in accordance with the Equity Allocation Mechanism, constituting, in the aggregate (and inclusive of the shares of New iHeart Common Stock that may be received by Holders of Allowed Term Loan / 2019 PGN Claims upon the exercise of the Special Warrants (if any) received as part of this Secured Term Loan / 2019 PGN Supplemental Equity Distribution), 2.21 percent of the New iHeart Common Stock on a fully diluted basis (but excluding and subject to dilution on account of the Post-Emergence Equity Incentive Program).

255.    “Secured Term Loan / 2019 PGN Supplemental Non-Equity Distribution” means $131,000,000 aggregate principal amount of the New Debt, allocated proportionally by principal amount of New Term Loans, New Secured Notes, and New Unsecured Notes.

256.    “Secured Term Loan / 2019 PGN Supplemental Distribution” means, collectively, the Term Loan / 2019 PGN Supplemental Equity Distribution and the Term Loan / 2019 PGN Supplemental Non-Equity Distribution.

257.    “Secured Term Loan Credit Agreement Claim” means any Secured Claim against a Debtor that is a Term Loan Credit Agreement Claim.

258.    “Securities Act” means the U.S. Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

259.    “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

260.    “Special Warrant” means a warrant, issued by Reorganized iHeart pursuant to the Plan, the Equity Allocation Mechanism, and the Special Warrant Agreement, to purchase New iHeart Common Stock, the terms of which will provide that it will not be exercisable unless such exercise complies with applicable law, which shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Senior Creditors, solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders, solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders, and, solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Consenting Sponsors on account of their iHeart Interests, the Consenting Sponsors.

261.    “Special Warrant Agreement” means the warrant agreement, to be effective on the Effective Date, governing any Special Warrants that may be issued by Reorganized iHeart, the form of which shall be included in the Plan Supplement.

262.    “Sponsor Unsecured Claims” means any General Unsecured Claim held by the Consenting Sponsors other than those under or related to any Indemnification Provision.

263.    “Springing Lien Adversary Proceeding” means the adversary proceeding captioned Wilmington Savings Fund Society, FSB, as Plaintiff, and Delaware Trust Company, as Intervenor Plaintiff v. iHeartCommunications, Inc., et al., Adv. Proc. No. 18-03052.

264.    “Standing Motion” means, collectively, the Motion of the Official Committee of Unsecured Creditors of iHeartMedia, Inc., et al. for Standing to Prosecute Causes of Action on Behalf of the Debtors’ Estates [Docket No. 1089] and the Amended Motion of the Official Committee of Unsecured Creditors of iHeartMedia, Inc., et al. for Standing to Prosecute Causes of Action on Behalf of the Debtors’ Estates [Docket No. 1095] filed by the Committee on July 9, 2018, and July 10, 2018, respectively.

265.    “Standing Motion Joinder” means the Joinder of Wilmington Savings Fund Society, FSB, as Successor Indenture Trustee, to Amended Motion of the Official Committee of Unsecured Creditors of iHeartMedia, Inc., et al. for Standing to Prosecute Certain Causes of Action on Behalf of the Debtors’ Estates [Docket No. 1104] filed by the Legacy Notes Trustee on July 10, 2018.

266.    “Subsidiary Guarantors” means, collectively, (a) AMFM Broadcasting Licenses, LLC, (b) AMFM Broadcasting, Inc., (c) AMFM Operating, Inc., (d) AMFM Radio Licenses, LLC, (e) AMFM Texas Broadcasting, LP, (f) AMFM Texas Licenses, LLC, (g) AMFM Texas, LLC, (h) Capstar Radio Operating Company, (i) Capstar TX, LLC, (j) CC Broadcast Holdings, Inc., (k) CC Finco Holdings, LLC, (l) CC Licenses, LLC, (m) Christal Radio Sales, Inc., (n) Cine Guarantors II, Inc., (o) Citicasters Co., (p) Citicasters Licenses, Inc., (q) Clear Channel Broadcasting Licenses, Inc., (r) Clear Channel Holdings, Inc., (s) Clear Channel Investments, Inc., (t) Clear Channel Metro, LLC, (u) Clear Channel Mexico Holdings, Inc., (v) Clear Channel Real Estate, LLC, (w) Critical Mass Media, Inc., (x) iHeartMedia + Entertainment, Inc., (y) iHeartMedia Management Services, Inc., (z) iHM Identity, Inc., (aa) Katz Communications, Inc., (bb) Katz Media Group, Inc., (cc) Katz Millennium Sales & Marketing, Inc., (dd) Katz Net Radio Sales, Inc., (ee) M Street Corporation, (ff) Premiere Networks, Inc., (gg) Terrestrial RF Licensing, Inc., (hh) TTWN Media Networks, LLC, and (ii) TTWN Networks, LLC.

267.    “Tax Code” means the United States Internal Revenue Code of 1986, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

268.    “Taxable Separation” means the CCOH Separation (and any related transactions), if structured with the intent of the Debtors realizing and recognizing any gains or losses in connection with such transactions for U.S. federal income tax purposes.

269.    “Tax-Free Separation” means the CCOH Separation (and any related transactions), if structured with the intent of the Debtors avoiding the recognition of any gain or loss realized with respect to such transactions for U.S. federal income tax purposes.

270.    “Term Lender Group” shall have the meaning set forth in the Restructuring Support Agreement.

271.    “Term Loan / 2019 PGN Claim” means any Claim that is a Term Loan Credit Agreement Claim or a 9.0% PGN Due 2019 Claim.

272.    “Term Loan / PGN Group” shall have the meaning set forth in the Restructuring Support Agreement.

273.    “Term Loan / PGN Deficiency Claim” means any Claim against a Debtor that is (a) a Term Loan Credit Agreement Claim that is not a Secured Term Loan Credit Agreement Claim or (b) a PGN Claim that is not a Secured PGN Claim.

274.    “Term Loan Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 13, 2008, as amended and restated as of February 23, 2011, among iHC, as parent borrower, the certain subsidiary co-borrowers party thereto, certain foreign subsidiary revolving borrowers party thereto, iHeart Capital I, as holdings, the Term Loan Credit Agreement Agent, as administrative agent, swing line lender, and L/C issuer, and the other lenders party thereto, as amended, amended and restated, supplemented, or otherwise modified from time to time.

275.    “Term Loan Credit Agreement Agent” means Citibank, N.A., in its capacity as administrative agent under the Term Loan Credit Agreement Documents, and any predecessors and successors in such capacity.

276.    “Term Loan Credit Agreement Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the Term Loan Credit Agreement Documents.

277.    “Term Loan Credit Agreement Documents” means, collectively, the Term Loan Credit Agreement and all other agreements, documents, and instruments related thereto, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents.

278.    “Texas Litigation” means the following proceedings: (a) iHeartCommunications, Inc. v. Benefit Street Partners LLC et al., No. 2016 CI 04006 in the District Court of Bexar County, Texas; (b) iHeartCommunications, Inc. v. Canyon Capital Advisors LLC et al., No. 2016 CI 07857 in the District Court of Bexar County, Texas; (c) iHeartCommunications, Inc. et al. v. Benefit Street Partners LLC et al., Cause No. 2016 CI 12468 in the District Court of Bexar County, Texas; (d) Franklin Advisers, Inc., et al. v. iHeart Communications, Inc., Case No. 04-16-00532-CV, in the Fourth Court of Appeals District, San Antonio, Texas; (e) iHeartCommunications, Inc. et al. v. U.S. Bank National Association, Case No. 2016 CI 21286 in the District Court of Bexar County, Texas; and (f) all appellate proceedings related to any of the foregoing.

279.    “Transfer of Control” means the transfer of control of the FCC Licenses held by any of the subsidiaries of iHeartMedia, Inc. as a result of the issuance of the New iHeart Common Stock and/or Special Warrants to Holders of Allowed Term Loan Credit Agreement Claims, Allowed PGN Claims, Allowed iHC 2021 / Legacy Notes Claims, and Allowed iHeart Interests, or to holders of beneficial interests in the FCC Trust after the FCC grants the FCC Long Form Applications.

280.    “TTWN Debtors” means, collectively, Clear Channel Metro LLC, TTWN Networks, LLC, and TTWN Media Networks, LLC.

281.    “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Allowed Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

282.    “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 or section 1123 of the Bankruptcy Code.

283.    “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

284.    “U.S. Trustee” means the United States Trustee for the Southern District of Texas.

285.    “Voting Deadline” means November 16, 2018 at 5:00 p.m. prevailing Central Time, or such later date and time as agreed to by the Debtors and CCOH as to the CCOH Due From Claim.

B.	Rules of Interpretation

For purposes of the Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed, or to be Filed, shall mean that document, schedule, or exhibit, as it may thereafter have been or may thereafter be validly amended, amended and restated, supplemented, or otherwise modified; (4) unless otherwise specified, any reference to an Entity as a Holder of a Claim or Interest, Consenting Stakeholder, or Consenting Legacy Noteholder includes that Entity’s authorized successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (8) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (9) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (11) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12); unless otherwise specified, all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, to the extent applicable to the Chapter 11 Cases; (13) any effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (14) any references herein to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter; and (15) all references herein to consent, acceptance, or approval shall (unless otherwise specified) be deemed to include the requirement that such consent, acceptance, or approval be evidenced by a writing, which (unless otherwise specified) may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail.

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, documents, instruments, or contracts, in which case the governing law of such agreement shall control); provided that corporate, limited liability company, or partnership governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the jurisdiction of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

F.	Nonconsolidated Plan

Although for purposes of administrative convenience and efficiency the Plan has been filed as a joint plan for each of the Debtors and presents together Classes of Claims against and Interests in the Debtors, the Plan does not provide for the substantive consolidation of any of the Debtors.

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, DIP Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A.	Administrative Claims

Except as otherwise specifically provided in the Plan, and except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment with respect to such Holder, to the extent an Allowed Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Holders of DIP Claims) will receive in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Administrative Claim, an amount of Cash equal to the amount of the unpaid or unsatisfied portion of such Allowed Administrative Claim in accordance with the following: (1) if such Administrative Claim is Allowed on or prior to the Effective Date, no later than 30 days after the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim, without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

A notice setting forth the Administrative Claims Bar Date will be (a) Filed on the Bankruptcy Court’s docket and served with the notice of entry of the Confirmation Order, and (b) posted on the Claims, Noticing, and Solicitation Agent’s website. Except as otherwise provided in this Article II.A, and except for Professional Fee Claims, DIP Claims, Administrative Claims of CCOH, and Claims for Consenting Stakeholder Fees, and unless previously Filed, requests for payment of Administrative Claims (other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code) must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order of the Bankruptcy Court.

Objections to requests for payment of such Administrative Claims, if any, must be Filed with the Bankruptcy Court and served on the Reorganized Debtors and the requesting Holder no later than the Administrative Claims Objection Bar Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, an order that becomes a Final Order of the Bankruptcy Court.

B.	Professional Fee Claims

1.    Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 60 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. The Reorganized Debtors shall pay Professional Fee Claims owing to the Professionals in Cash to such Professionals in the amount the Bankruptcy Court Allows, including from funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account.

2.    Professional Fee Escrow Account

As soon as is reasonably practicable after the Confirmation Date and no later than the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. No funds held in the Professional Fee Escrow Account shall be property of the Estates of the Debtors or the Reorganized Debtors. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall be turned over to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

3.    Professional Fee Escrow Amount

The Professionals shall deliver to the Debtors a reasonable and good-faith estimate of their unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date projected to be outstanding as of the anticipated Effective Date, and shall deliver such estimate no later than five Business Days prior to the anticipated Effective Date. For the avoidance of doubt, no such estimate shall be considered or deemed an admission or limitation with respect to the amount of the fees and expenses that are the subject of a Professional’s final request for payment of Professional Fee Claims Filed with the Bankruptcy Court, and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. The total aggregate amount so estimated to be outstanding as of the anticipated Effective

Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account; provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

4.    Post-Confirmation Fees and Expenses

Except as otherwise specifically provided in the Plan, for any fees and expenses incurred from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors, the Reorganized Debtors, or the Committee. For any fees and expenses incurred from and after the Confirmation Date, the Debtors and Reorganized Debtors, as applicable, shall pay, within ten Business Days after submission of a detailed invoice to the Debtors or Reorganized Debtors, as applicable, such reasonable claims for compensation or reimbursement of expenses incurred by the Professionals of the Debtors, Reorganized Debtors, and the Committee, as applicable. If the Debtors or Reorganized Debtors, as applicable, dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors, as applicable, or the affected Professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or the Interim Compensation Order in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C.	DIP Claims

The DIP Claims shall be Allowed as of the Effective Date in an amount equal to (a) the principal amount outstanding under the DIP Facilities on such date, (b) all interest accrued and unpaid thereon to the date of payment and (c) any and all accrued and unpaid fees, expenses and indemnification or other obligations of any kind payable under the DIP Credit Agreement Documents.

Except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, on the Effective Date, all Holders of Allowed DIP Claims shall (a) to the extent clause (b) below does not apply, receive payment in full in Cash of their Allowed DIP Claims from the Debtors (the “Repaid DIP Claims”), at which time all Liens and security interests granted to secure such obligations shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity or (b) solely in the event that the conditions precedent set forth on Annex I of the New ABL Credit Agreement Term Sheet shall have been satisfied prior to or contemporaneously with the Effective Date or validly waived, have their Allowed DIP Claims converted into New ABL Indebtedness on a dollar-for-dollar basis (such converted DIP Claims the “Converted DIP Claims”) in accordance with the terms of the New ABL Credit Agreement (under clause (i) of the definition thereof), the New ABL Credit Agreement Term Sheet and the DIP Credit Agreement (including, without limitation, Section 2.18), and the Holders of such Converted DIP Claims shall upon such conversion become New ABL Credit Agreement Lenders. If the Allowed DIP Claims become Converted DIP Claims, contemporaneously with such conversion, all liens and security interests granted to secure the obligations arising under the DIP Credit Agreement shall continue, remain in effect and be deemed to secure the obligations under the New ABL Credit Agreement Documents (the “Continuing Liens”).

Notwithstanding anything to the contrary in the Plan or the Confirmation Order (including, for the avoidance of doubt, Articles VIII.B and VIII.C of the Plan), (i) any Contingent DIP Obligations that do not receive the treatment above shall survive the Effective Date, shall not be discharged or released pursuant to the Plan or the Confirmation Order, and, solely in the event that the Allowed DIP Claims become Converted DIP Claims, shall continue to be secured by all liens and security interests granted to secure the obligations arising under the New ABL Credit Agreement, and (ii) the DIP Facilities and the DIP Credit Agreement Documents shall continue in full force and effect after the Effective Date with respect to any obligations thereunder governing (A) the Contingent DIP Obligations and (B) the relationships among the DIP Agent and the DIP Lenders, as applicable, including but not limited to, those provisions relating to the rights of the DIP Agent and the DIP Lenders to expense reimbursement, indemnification and other similar amounts (either from the Debtors or the DIP Lenders), reinstatement obligations pursuant to Section 10.28 of the DIP Credit Agreement and any provisions that may survive termination or maturity of the DIP Facilities in accordance with the terms thereof. After the Effective Date, the Reorganized Debtors shall continue to reimburse the DIP Agent and the DIP Lenders for any reasonable fees and expenses (including reasonable and documented legal fees and expenses) incurred by the DIP Agent and the DIP Lenders after the Effective Date that survive termination or maturity of the DIP Facilities in accordance with the terms thereof. The Reorganized Debtors shall pay all of the amounts that may become payable to the DIP Agent or any of the DIP Lenders under any of the foregoing provisions in accordance with the terms of the DIP Credit Agreement Documents.

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, requests for payment and expenses of professionals compensated pursuant to the DIP Order are not required to be filed and served other than in compliance with the procedures set forth in the DIP Order.

D.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION, TREATMENT,

AND VOTING OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

Except for the Claims addressed in Article II of the Plan, all Claims against and Interests in the Debtors are classified in the Classes set forth in this Article III for all purposes, including voting, Confirmation, and distributions pursuant to the Plan and in accordance with section 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

B.	Summary of Classification

A summary of the classification of Claims against and Interests in each Debtor pursuant to the Plan is summarized in the following chart. The Plan constitutes a separate chapter 11 plan for each of the Debtors, and accordingly, the classification of Claims and Interests set forth below apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Claims or Interests shall be treated as set forth in Article III.E hereof. Voting tabulations for recording acceptances or rejections of the Plan shall be conducted on a Debtor-by-Debtor basis as set forth above.1

Class	Claim or Interest	Status	Voting Rights

1	Secured Tax Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

3	Priority Non-Tax Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

4	Secured Term Loan / 2019 PGN Claims	Impaired	Entitled to Vote

5A	Secured Non-9.0% PGN Due 2019 Claims Other Than Exchange 11.25% PGN Claims	Impaired	Entitled to Vote

5B	Secured Exchange 11.25% PGN Claims	Impaired	Entitled to Vote

6	iHC 2021 / Legacy Notes Claims	Impaired	Entitled to Vote

7A	General Unsecured Claims Against Non-Obligor Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

7B	General Unsecured Claims Against TTWN Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

7C	Term Loan/PGN Deficiency Claims Against the TTWN Debtors	Impaired	Entitled to Vote

7D	iHC Unsecured Claims	Impaired	Entitled to Vote

7E	Guarantor Funded Debt Unsecured Claims (Other Than Exchange 11.25% PGN Claims) Against Guarantor Debtors Other Than CCH and the TTWN Debtors	Impaired	Entitled to Vote

[1]	The Debtors reserve the right to separately classify Claims or Interests to the extent necessary to comply with any requirements under the Bankruptcy Code or applicable law.

Class	Claim or Interest	Status	Voting Rights

7F	Guarantor Funded Debt Unsecured Claims Against CCH	Impaired	Entitled to Vote

7G	Guarantor General Unsecured Claims	Impaired	Entitled to Vote

8	CCOH Due From Claims	Impaired	Entitled to Vote

9	iHeart Interests	Impaired	Entitled to Vote

10	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

11	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)

12	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)

C.	Treatment of Classes of Claims and Interests

Subject to Article VI hereof, each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Interest, as applicable.

1.	Class 1 — Secured Tax Claims

(a)	Classification: Class 1 consists of all Secured Tax Claims.

(b)	Treatment: Each Holder of an Allowed Secured Tax Claim shall receive, at the option of the applicable Reorganized Debtor:

(i)	payment in full in Cash of such Holder’s Allowed Secured Tax Claim; or

(ii)

equal semi-annual Cash payments commencing as of the Effective Date or as soon as reasonably practicable thereafter and continuing for five years, in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at the applicable non-default rate under applicable non-bankruptcy law, subject to the option of the applicable Reorganized Debtor to prepay the entire amount of such Allowed Secured Tax Claim during such time period.

(c)

Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Secured Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.	Class 2 — Other Secured Claims

(a)	Classification: Class 2 consists of all Other Secured Claims.

(b)	Treatment: Each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Reorganized Debtor:

(i)	payment in full in Cash of such Holder’s Allowed Other Secured Claim;

(ii)	Reinstatement of such Holder’s Allowed Other Secured Claim;

(iii)	delivery of the collateral securing such Holder’s Allowed Other Secured Claim; or

(iv)	such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired.

(c)

Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.	Class 3 — Priority Non-Tax Claims

(a)	Classification: Class 3 consists of all Priority Non-Tax Claims.

(b)

Treatment: Each Holder of an Allowed Priority Non-Tax Claim shall receive, at the option of the applicable Reorganized Debtor, payment in full in Cash of such Holder’s Allowed Priority Non-Tax Claim or such other treatment rendering such Holder’s Allowed Priority Non-Tax Claim Unimpaired.

(c)

Voting: Class 3 is Unimpaired under the Plan. Holders of Allowed Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

4.	Class 4 — Secured Term Loan / 2019 PGN Claims

(a)	Classification: Class 4 consists of all Secured Term Loan / 2019 PGN Claims.

(b)

Allowance: The Secured Term Loan / 2019 PGN Claims shall be Allowed, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $1,306,230,566, comprised of: (i) $990,479,068 on account of the Term Loan Credit Agreement Claims; and (ii) $315,751,498 on account of the 9.0% PGN Due 2019 Claims.

(c)

Treatment: Each Holder of an Allowed Secured Term Loan / 2019 PGN Claim shall receive its Pro Rata share (calculated based on the total aggregate amount of Allowed Claims in Class 4 that are not Intercompany Notes Claims) of:

(i)

either (x) the Secured Term Loan / 2019 PGN Supplemental Distribution or (y) if the FCC Trust is utilized as described in the Plan, the Secured Term Loan / 2019 PGN Supplemental Non-Equity Distribution and 2.21 percent of the beneficial interests in the FCC Trust;

(ii)

either (x) 13.99 percent of the Remaining Distribution or (y) if the FCC Trust is utilized as described in the Plan, 13.99 percent of the Remaining Non-Equity Distribution and 12.55 percent of the beneficial interests in the FCC Trust; and

(iii)	Class 4’s Pro Rata share (calculated based on the total aggregate amount of Allowed Claims in Class 4, Class 5A, and Class 5B that are not Intercompany Notes Claims) of the Excess Cash.

Pursuant to the Plan Settlement, each Secured Term Loan / 2019 PGN Claim that is an Intercompany Notes Claim will be cancelled and there shall be no distributions made on account of any such Secured Term Loan / 2019 PGN Claim.

(d)	Voting: Class 4 is Impaired under the Plan. Therefore, Holders of Allowed Secured Term Loan / 2019 PGN Claims are entitled to vote to accept or reject the Plan.

5.	Class 5A — Secured Non-9.0% PGN Due 2019 Claims Other Than Exchange 11.25% PGN Claims

(a)	Classification: Class 5A consists of all Secured Non-9.0% PGN Due 2019 Claims other than Exchange 11.25% PGN Claims.

(b)

Allowance: The Secured Non-9.0% PGN Due 2019 Claims shall be Allowed, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $589,302,043, comprised of: (i) $240,812,176 on account of the 9.0% PGN Due 2021 Claims; (ii) $137,147,612 on account of the 9.0% PGN Due 2022 Claims; (iii) $131,303,253 on account of the 10.625% PGN Claims; and (iv) $80,039,002 on account of the 11.25% PGN Claims that are not Exchange 11.25% PGN Claims.

(c)

Treatment: Each Holder of an Allowed Secured Non-9.0% PGN Due 2019 Claim other than Exchange 11.25% PGN Claims shall receive its Pro Rata share (calculated based on the total aggregate amount of Allowed Claims in Class 5A that are not Intercompany Notes Claims) of:

(i)

either (x) 7.42 percent of the Remaining Distribution or (y) if the FCC Trust is utilized as described in the Plan, 7.42 percent of the Remaining Non-Equity Distribution and 6.66 percent of the beneficial interests in the FCC Trust; and

(ii)	Class 5A’s Pro Rata share (calculated based on the total aggregate amount of Allowed Claims in Class 4, Class 5A, and Class 5B that are not Intercompany Notes Claims) of the Excess Cash.

Pursuant to the Plan Settlement, each Secured Non-9.0% PGN Due 2019 Claim other than an Exchange 11.25% PGN Claim that is an Intercompany Notes Claim will be cancelled and there shall be no distributions made on account of any such Secured Non-9.0% PGN Due 2019 Claim other than an Exchange 11.25% PGN Claim.

(d)	Voting: Class 5A is Impaired under the Plan. Therefore, Holders of Allowed Secured Non-9.0% PGN Due 2019 Claims are entitled to vote to accept or reject the Plan.

6.	Class 5B — Secured Exchange 11.25% PGN Claims

(a)	Classification: Class 5B consists of all Secured Exchange 11.25% PGN Claims.

(b)	Allowance: The Secured Exchange 11.25% PGN Claims in Class 5B shall be Allowed, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $374,864,583.

(c)	Treatment: Each Holder of an Allowed Secured Exchange 11.25% PGN Claim shall receive its Pro Rata share of:

(i)

either (x) the Exchange 11.25% PGNs Distribution or (y) if the FCC Trust is utilized as described in the Plan, the Exchange 11.25% PGNs Non-Equity Distribution and 2.07 percent of the beneficial interests in the FCC Trust; and

(ii)	Class 5B’s Pro Rata share (calculated based on the total aggregate amount of Allowed Claims in Class 4, Class 5A, and Class 5B that are not Intercompany Notes Claims) of the Excess Cash.

Pursuant to the Plan Settlement, each Secured Exchange 11.25% PGN Claim that is an Intercompany Notes Claim will be cancelled and there shall be no distributions made on account of any such Secured Exchange 11.25% PGN Claim.

(d)	Voting: Class 5B is Impaired under the Plan. Therefore, Holders of Allowed Secured Exchange 11.25% PGN Claims are entitled to vote to accept or reject the Plan.

7.	Class 6 — iHC 2021 / Legacy Notes Claims

(a)	Classification: Class 6 consists of all iHC 2021 / Legacy Notes Claims.

(b)

Allowance: The iHC 2021 / Legacy Notes Claims shall be Allowed against iHC, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $2,953,751,499, comprised of: (i) $2,408,796,061 on account of the 2021 Notes Claims; (ii) $57,885,125 on account of the 5.50% Legacy Notes Claims; (iii) $178,007,813 on account of the 6.875% Legacy Notes Claims; and (iv) $309,062,500 on account of the 7.25% Legacy Notes Claims.

(c)

Treatment: Each Holder of an Allowed iHC 2021 / Legacy Notes Claim shall receive its Pro Rata share (calculated based on the total aggregate amount of Allowed Claims in Class 6 that are not Intercompany Notes Claims) of:

(i)	$200,000,000 aggregate principal amount of the New Debt, allocated proportionally by principal amount among New Term Loans, New Secured Notes, and New Unsecured Notes; and

(ii)

either (x) the iHC 2021 / Legacy Notes Equity Distribution or (y) if the FCC Trust is utilized as described in the Plan, 5.0 percent of the beneficial interests in the FCC Trust, subject to the Legacy Notes Plan Settlement.

Pursuant to the Plan Settlement, each iHC 2021 / Legacy Notes Claim that is an Intercompany Notes Claim will be cancelled without any distribution on account of such iHC 2021 / Legacy Notes Claim, and (i) the distribution that otherwise would have been made on account of such Intercompany Notes Claims that are 2021 Notes Claims shall be allocated, Pro Rata, to Holders of Allowed 2021 Notes Claims that are not Intercompany Notes Claims, and (ii) the distribution that otherwise would have been made on account of such Intercompany Notes Claims that are Legacy Notes Claims shall be allocated, Pro Rata, to Holders of Allowed Legacy Notes Claims that are not Intercompany Notes Claims. Pursuant to the Legacy Notes Plan Settlement, (i) either (A) an amount of the iHC 2021 / Legacy Notes Equity Distribution equal to 0.1 percent of the Reorganized iHeart Equity on a fully diluted basis (but excluding and subject to dilution on account of the Post-Emergence Equity Incentive Program) or (B) if the FCC Trust is utilized as described in the Plan, 0.1 percent of the beneficial interests in the FCC Trust, that otherwise would have been distributed to Holders of Allowed 2021 Notes Claims on account of their Class 6 Allowed 2021 Notes Claims, shall be allocated, Pro Rata, to Holders of Allowed Legacy Notes Claims that are not Intercompany Notes Claims, and (ii) either (A) an amount of the iHeart Interests Equity Distribution equal to 0.1 percent of the Reorganized iHeart Equity on a fully diluted basis (but excluding and subject to dilution on account of the Post-Emergence Equity Incentive Program) or (B) if the FCC Trust is utilized as described in the Plan, 0.1 percent of the beneficial interests in the FCC Trust, that otherwise would have been distributed to the Consenting Sponsors on account of their Class 9 Allowed iHeart Interests, shall be allocated, Pro Rata, to Holders of Allowed Legacy Notes Claims that are not Intercompany Notes Claims.

(d)	Voting: Class 6 is Impaired under the Plan. Therefore, Holders of Allowed iHC 2021 / Legacy Notes Claims are entitled to vote to accept or reject the Plan.

8.	Class 7A — General Unsecured Claims Against Non-Obligor Debtors

(a)	Classification: Class 7A consists of all General Unsecured Claims against the Non-Obligor Debtors.

(b)

Treatment: Each Holder of an Allowed General Unsecured Claim against the Non-Obligor Debtors shall receive, at the option of the applicable Reorganized Non-Obligor Debtor, payment in full in Cash of such Holder’s Allowed General Unsecured Claim against such Non-Obligor Debtor or such other treatment rendering such Holder’s Allowed General Unsecured Claim against such Non-Obligor Debtor Unimpaired.

(c)

Voting: Class 7A is Unimpaired under the Plan. Holders of Allowed General Unsecured Claims against the Non-Obligor Debtors are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

9.	Class 7B — General Unsecured Claims Against TTWN Debtors

(a)	Classification: Class 7B consists of all General Unsecured Claims against the TTWN Debtors.

(b)

Treatment: Each Holder of an Allowed General Unsecured Claim against the TTWN Debtors shall receive, at the option of the applicable Reorganized TTWN Debtor, payment in full in Cash of such Holder’s Allowed General Unsecured Claim against a TTWN Debtor or such other treatment rendering such Holder’s Allowed General Unsecured Claim against a TTWN Debtor Unimpaired.

(c)

Voting: Class 7B is Unimpaired under the Plan. Holders of Allowed General Unsecured Claims against the TTWN Debtors are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

10.	Class 7C — Term Loan/PGN Deficiency Claims Against the TTWN Debtors

(a)	Classification: Class 7C consists of all Term Loan / PGN Deficiency Claims against the TTWN Debtors.

(b)

Allowance: The Term Loan / PGN Deficiency Claims in Class 7C shall be Allowed against the TTWN Debtors, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $10,949,779,638, comprised of: (i) $5,423,876,352 on account of the Term Loan Credit Agreement Claims; (ii) $1,729,059,339 on account of the 9.0% PGN Due 2019 Claims; (iii) $1,551,540,953 on account of the 9.0% PGN Due 2021 Claims; (iv) $883,635,286 on account of the 9.0% PGN Due 2022 Claims; (v) $845,980,374 on account of the 10.625% PGN Claims; and (vi) $515,687,333 on account of the 11.25% PGN Claims.

(c)

Treatment: Pursuant to the Plan Settlement, the distributions on account of each Term Loan / PGN Deficiency Claim in this class shall be deemed satisfied by the distributions provided in Class 7E and the distributions to other parties provided in Class 6, Class 7D, Class 7G, and Class 8.

(d)	Voting: Class 7C is Impaired under the Plan. Holders of Allowed Term Loan / PGN Deficiency Claims against the TTWN Debtors are entitled to vote to accept or reject the Plan.

11.	Class 7D — iHC Unsecured Claims

(a)	Classification: Class 7D consists of all iHC Unsecured Claims.

(b)

Allowance: The Term Loan / PGN Deficiency Claims in Class 7D shall be Allowed against iHC, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $13,454,622,496, comprised of: (i) $6,414,355,420 on account of the Term Loan Credit Agreement Claims;

(ii) $2,044,810,838 on account of the 9.0% PGN Due 2019 Claims; (iii) $1,834,875,000 on account of the 9.0% PGN Due 2021 Claims; (iv) $1,045,000,000 on account of the 9.0% PGN Due 2022 Claims; (v) $1,000,468,750 on account of the 10.625% PGN Claims; and (vi) $1,115,112,488 on account of the 11.25% PGN Claims.

(c)

Treatment: Each Holder of an Allowed iHC Unsecured Claim shall receive payment of Cash equal to the greater of (i) 14.44 percent of the Allowed amount of such Allowed iHC Unsecured Claim and (ii) the percentage recovery provided to the Holders of iHC Unsecured Claims, CCOH Due From Claims, and/or iHC 2021 / Legacy Notes Claims. For the avoidance of doubt, any determination of whether any other Allowed unsecured Claim against iHC receives a greater recovery shall not consider or include (a) any consideration included in the transactions contemplated by the Plan in connection with the CCOH Separation, (b) recoveries for Claims against Debtors other than iHC, and (c) recoveries for Claims or Interests that are subordinate to Allowed General Unsecured Claims against iHC. Pursuant to the Plan Settlement, each Term Loan / PGN Deficiency Claim against iHC will be cancelled without any distribution on account of such Term Loan / PGN Deficiency Claim against iHC.

(d)	Voting: Class 7D is Impaired under the Plan. Therefore, Holders of Allowed iHC Unsecured Claims are entitled to vote to accept or reject the Plan.

12.	Class 7E — Guarantor Funded Debt Unsecured Claims (Other Than Exchange 11.25% PGN Claims) Against Guarantor Debtors Other Than CCH and the TTWN Debtors

(a)	Classification: Class 7E consists of all Guarantor Funded Debt Unsecured Claims, other than Exchange 11.25% PGN Claims, against Guarantor Debtors other than CCH and the TTWN Debtors.

(b)

Allowance: The Term Loan / PGN Deficiency Claims in Class 7E shall be Allowed against each Guarantor Debtor other than CCH and the TTWN Debtors, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $10,949,779,638, comprised of: (i) $5,423,876,352 on account of the Term Loan Credit Agreement Claims; (ii) $1,729,059,339 on account of the 9.0% PGN Due 2019 Claims; (iii) $1,551,540,953 on account of the 9.0% PGN Due 2021 Claims; (iv) $883,635,286 on account of the 9.0% PGN Due 2022 Claims; (v) $845,980,374 on account of the 10.625% PGN Claims; and (vi) $515,687,333 on account of the 11.25% PGN Claims that are not Exchange 11.25% PGN Claims. The 2021 Notes Claims in Class 7E shall be Allowed against each Guarantor Debtor other than CCH and the TTWN Debtors, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $2,408,796,061.

(c)

Treatment: Each Holder of an Allowed Guarantor Funded Debt Unsecured Claim, excluding Allowed Exchange 11.25% PGN Claims, against a Guarantor Debtor other than CCH and the TTWN Debtors shall receive its Pro Rata share of (a) 78.59 percent of the Remaining Distribution or (b) if the FCC Trust is utilized as described in the Plan, 70.51 percent of the beneficial interests in the FCC Trust and 78.59 percent of the Remaining Non-Equity Distribution; provided that all distributions on account of the 2021 Notes Claims in Class 7E shall be distributed to the Holders of the Allowed Term Loan / PGN Deficiency Claims that are not Intercompany Notes Claims pursuant to the 2021 Notes Indenture; provided further that the distributions that otherwise would have been made on account of Intercompany Notes Claims that are Term Loan / PGN Deficiency Claims (excluding Exchange 11.25% PGN Claims) shall be allocated, Pro Rata, to Holders of Allowed Term Loan / PGN Deficiency Claims (excluding Exchange 11.25% PGN Claims) that are not Intercompany Notes Claims.

(d)

Voting: Class 7E is Impaired under the Plan. Therefore, Holders of Allowed Guarantor Funded Debt Unsecured Claims (other than Exchange 11.25% PGN Claims) against Guarantor Debtors other than CCH and the TTWN Debtors are entitled to vote to accept or reject the Plan.

13.	Class 7F — Guarantor Funded Debt Unsecured Claims Against CCH

(a)	Classification: Class 7F consists of all Guarantor Funded Debt Unsecured Claims against CCH.

(b)

Allowance: The Term Loan / PGN Deficiency Claims in Class 7F shall be Allowed against CCH, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $13,454,622,496, comprised of: (i) $6,414,355,420 on account of the Term Loan Credit Agreement Claims; (ii) $2,044,810,838 on account of the 9.0% PGN Due 2019 Claims; (iii) $1,834,875,000 on account of the 9.0% PGN Due 2021 Claims; (iv) $1,045,000,000 on account of the 9.0% PGN Due 2022 Claims; (v) $1,000,468,750 on account of the 10.625% PGN Claims; and (vi) $1,115,112,488 on account of the 11.25% PGN Claims. The 2021 Notes Claims in Class 7F shall be Allowed against CCH, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $2,408,796,061.

(c)

Treatment: Each Holder of an Allowed Guarantor Funded Debt Unsecured Claim against CCH shall receive its Pro Rata share of 100 percent of the CCOH Interests held by the Debtors and CC Finco, LLC and Broader Media, LLC, which are non-Debtor affiliates of the Debtors (which is estimated to be approximately 89.5 percent of all outstanding CCOH Interests); provided that all distributions on account of the 2021 Notes claims in Class 7F shall be distributed to the Holders of Allowed Term Loan / PGN Deficiency Claims that are not Intercompany Notes Claims pursuant to the 2021 Notes Indenture; provided further that the distributions that otherwise would have been made on account of Intercompany Notes Claims that are Term Loan / PGN Deficiency Claims shall be allocated, Pro Rata, to Holders of Allowed Term Loan / PGN Deficiency Claims that are not Holders of Intercompany Notes Claims.

(d)	Voting: Class 7F is Impaired under the Plan. Therefore, Holders of Allowed Guarantor Funded Debt Unsecured Claims against CCH are entitled to vote to accept or reject the Plan.

14.	Class 7G — Guarantor General Unsecured Claims

(a)	Classification: Class 7G consists of all Guarantor General Unsecured Claims.

(b)

Treatment: Each Holder of an Allowed Guarantor General Unsecured Claim shall receive its Pro Rata share of the Guarantor General Unsecured Recovery Cash Pool; provided that no Holder of an Allowed Guarantor General Unsecured Claim shall receive a recovery (i) less than 45 percent of such Holder’s Allowed Claim or (ii) greater than 55 percent of such Holder’s Allowed Claim.

(c)	Voting: Class 7G is Impaired under the Plan. Therefore, Holders of Allowed Guarantor General Unsecured Claims are entitled to vote to accept or reject the Plan.

15.	Class 8 — CCOH Due From Claims

(a)	Classification: Class 8 consists of all CCOH Due From Claims.

(b)	Allowance: The CCOH Due From Claims in Class 8 shall be Allowed, without offset, recoupment, reductions, or deduction of any kind, in an aggregate amount equal to $1,031,721,306.

(c)	Treatment: Each Holder of an Allowed CCOH Due From Claim shall receive payment of Cash equal to 14.44 percent of the Allowed amount of such Allowed CCOH Due From Claim.

(d)	Voting: Class 8 is Impaired under the Plan. Therefore, Holders of Allowed CCOH Due From Claims are entitled to vote to accept or reject the Plan.

16.	Class 9 — iHeart Interests

(a)	Classification: Class 9 consists of all iHeart Interests.

(b)	Allowance: iHeart Interests held by the Consenting Sponsors shall be deemed Allowed as of the Effective Date.

(c)

Treatment: Each Holder of an Allowed iHeart Interest shall receive its share of either (x) the iHeart Interests Equity Distribution or (y) if the FCC Trust is utilized as described in the Plan, 1.0 percent of the beneficial interests in the FCC Trust, and such distributions shall be made in accordance with the terms of the documents providing for corporate governance of iHeart; provided that, (i) an amount of the iHeart Interests Equity Distribution equal to 0.1 percent of the Reorganized iHeart Equity on a fully diluted basis (but excluding and subject to dilution on account of the Post-Emergence Equity Incentive Program) or (ii) if the FCC Trust is utilized as described in the Plan, 0.1 percent of the beneficial interests in the FCC Trust, that otherwise would have been distributed to the Consenting Sponsors on account of their Class 9 Allowed iHeart Interests, will instead be deemed satisfied by the distributions provided to Holders of Allowed Legacy Notes Claims that are not Intercompany Notes Claims in Class 6 in accordance with the Legacy Notes Plan Settlement.

(d)	Voting: Class 9 is Impaired under the Plan. Therefore, Holders of Allowed iHeart Interests are entitled to vote to accept or reject the Plan.

17.	Class 10 — Section 510(b) Claims

(a)	Classification: Class 10 consists of all Section 510(b) Claims.

(b)

Allowance: Notwithstanding anything to the contrary herein, a Section 510(b) Claim may only become Allowed by Final Order of the Bankruptcy Court. The Debtors are not aware of any valid Section 510(b) Claim and believe that no such Section 510(b) Claim exists. Accordingly, the Debtors believe that Class 10 shall be deemed eliminated from the Plan in accordance with Article III.E of the Plan.

(c)

Treatment: All Section 510(b) Claims, if any, shall be discharged, cancelled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Allowed Section 510(b) Claims will not receive any distribution on account of such Allowed Section 510(b) Claims.

(d)

Voting: Class 10 is Impaired under the Plan. Holders of Section 510(b) Claims, if any, are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

18.	Class 11 — Intercompany Claims

(a)	Classification: Class 11 consists of all Intercompany Claims.

(b)

Treatment: All Intercompany Claims shall be, at the option of the Reorganized Debtors with the consent of the Required Consenting Senior Creditors, either (a) Reinstated or (b) cancelled without any distribution on account of such interests.

(c)

Voting: Holders of Intercompany Claims are either Unimpaired, and such Holders of Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Intercompany Claims are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

19.	Class 12 — Intercompany Interests

(a)	Classification: Class 12 consists of all Intercompany Interests.

(b)

Treatment: All Intercompany Interests shall be, at the option of the Reorganized Debtors, either (a) Reinstated in accordance with Article III.G of the Plan or (b) cancelled without any distribution on account of such Intercompany Interests.

(c)

Voting: Holders of Intercompany Interests are either Unimpaired, and such Holders of Intercompany Interests are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Intercompany Interests are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

D.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim. Unless otherwise Allowed, Claims that are Unimpaired shall remain Disputed Claims under the Plan.

E.	Elimination of Vacant Classes; Presumed Acceptance by Non-Voting Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Confirmation Hearing shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be presumed to have accepted the Plan.

F.	Subordinated Claims

Except as expressly provided herein, the allowance, classification, and treatment of all Allowed Claims against and Allowed Interests in the Debtors and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Except with respect to a Term Loan Credit Agreement Claim, a PGN Claim, the CCOH Due From Claim, a 2021 Notes Claim, or a Legacy Notes Claim (which are to be Allowed as set forth in this Plan and shall not be subject to offset, recoupment, or reduction), pursuant to section 510 of the Bankruptcy Code, the Debtors and the Reorganized Debtors reserve the right to reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

G.	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and in exchange for the Debtors’ and the Reorganized Debtors’ agreement under the Plan to provide management services to certain other Debtors and Reorganized Debtors, and to use certain funds and assets to make certain distributions and satisfy certain obligations as set forth in the Plan of certain other Debtors and Reorganized Debtors to the Holders of certain Allowed Claims and Allowed Interests.

H.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code is satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims or Interests. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE IV.

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests

As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement, including the Committee Plan Settlement, Legacy Notes Plan Settlement, and CCOH Plan and Separation Settlement, under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 of all such Claims, Interests, Causes of Action, and controversies, as well as a finding by the Bankruptcy Court that such compromise and settlement is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and CCOH (as to the CCOH Plan and Separation Settlement). As part of and in consideration of the Committee Plan Settlement and in exchange for the Committee’s support of, among other things, the releases and treatment of Claims and Interests held by the Consenting Sponsors and their Affiliates under the Plan, the Confirmation Order shall provide that the Sponsor Unsecured Claims shall be deemed withdrawn with prejudice as of the Effective Date. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

B.	Restructuring Transactions

On or before the Effective Date, the applicable Debtors or Reorganized Debtors will, among other things, enter into any transaction, including those transactions set forth in the Restructuring Transactions Memorandum, and will take any action as may be necessary or advisable to effect the transactions described in the Plan, including, as applicable, the issuance, transfer, or cancellation of any assets, securities, notes, instruments, certificates, and other documents required to be issued, transferred, or cancelled pursuant to the Plan, one or more intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dispositions, dissolutions, transfers, liquidations, spinoffs, intercompany sales, purchases, or other corporate transactions (collectively, the “Restructuring Transactions”). The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, amalgamation, arrangement, continuance, restructuring, conversion, disposition, dissolution, transfer, liquidation, spinoff, sale, or purchase containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable law; (4) the execution and delivery of the New Debt Documents, and any filing related thereto; (5) the execution and delivery of the New ABL Credit Agreement Documents, and any filing related thereto; (6) the execution and delivery of the CCOH Separation Documents, and any filing related thereto; (7) if the FCC Trust is utilized as described in the Plan, the execution of the FCC Trust Agreement; (8) the filing of any required FCC Applications; (9) consummation of the Preferred Stock Transactions; and (10) all other actions that the applicable Reorganized Debtors determine to be necessary or advisable, including making filings or recordings that may be required by applicable law in connection with the Plan.

The Confirmation Order shall and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

C.	Sources of Consideration for Plan Distributions

Distributions under the Plan will be funded with, or effectuated by, as applicable, (1) Cash held on the Effective Date by or for the benefit of the Debtors, (2) the issuance of the New iHeart Common Stock, the Special Warrants, and, if applicable, the beneficial interests in the FCC Trust, (3) the issuance of or borrowings under the New Debt, (4) the issuance of or borrowings under the New ABL Credit Agreement, (5) the CCOH Interests currently held by the Debtors and non-Debtors CC Finco, LLC and Broader Media, LLC as they exist after the CCOH/CCH Merger, (6) if applicable, the Cash proceeds of the Preferred Stock Transactions, if any, (7) the waiver by Holders of certain Term Loan / PGN Deficiency Claims of such Holders’ recoveries from certain Debtors on account of such Claims, (8) the Guarantor General Unsecured Recovery Cash Pool, and (9) the waiver by each Debtor that is a Holder of an Intercompany Notes Claim of its recoveries on account of such Claims. In accordance with and upon consummation of the Restructuring Transactions, iHC (or the applicable entity as provided by the Restructuring Transactions Memorandum) shall make all distributions under the Plan with respect to all Allowed Claims against and Allowed Interests in all of the Debtors. No right of subrogation or contribution shall ever arise in favor of any Guarantor Debtor against iHC with respect to or on account of any distribution under the Plan, unless otherwise provided by the Restructuring Transactions Memorandum.

D.	Issuance and Distribution of New iHeart Common Stock, Special Warrants, and/or the Beneficial Interests in the FCC Trust

On the Effective Date, the Interests in iHeart shall be cancelled, and Reorganized iHeart shall issue the New iHeart Common Stock and the Special Warrants, or, if applicable, the beneficial interests in the FCC Trust to applicable Holders of Claims and Interests in exchange for such Holders’ respective Claims against or Interests in the Debtors as set forth in Article III.C hereof; provided that the iHeart Interests may instead be Reinstated as New iHeart Common Stock with respect to the distributions of New iHeart Common Stock to Holders of Allowed iHeart Interests. If the FCC Trust is utilized as described in the Plan, then after the FCC grants the FCC Long Form Applications, the New iHeart Common Stock and/or Special Warrants will be issued to the holders of the beneficial interests in the FCC Trust as set forth in the Plan. The issuance of the New iHeart Common Stock and/or the Special Warrants is authorized without the need for any further corporate action and without the need for any further action by Holders of any Claims or Interests.

All of the New iHeart Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable, and the Special Warrants issued pursuant to the Plan shall be duly authorized and validly issued. Each distribution and issuance of the New iHeart Common Stock and/or Special Warrants under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. For the avoidance of doubt, the acceptance of New iHeart Common Stock and/or Special Warrants by any Holder of any Claim or Interest shall be deemed as such Holder’s agreement to the New Corporate Governance Documents and/or the Special Warrant Agreement, as applicable, as each may be amended or modified from time to time following the Effective Date in accordance with its terms.

Subject to meeting the applicable listing standards of a U.S. stock exchange, Reorganized iHeart will use its reasonable best efforts to obtain a listing for the New iHeart Class A Common Stock on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the Issuance Date. Subject to meeting the applicable requirements for pink sheet trading and cooperation from a market maker, in the event that listing on a recognized U.S. stock exchange has not occurred by or on the Issuance Date, Reorganized iHeart will use its reasonable best efforts to qualify the New iHeart Class A Common Stock for trading in the pink sheets until such time as the New iHeart Class A Common Stock is listed on a recognized U.S. stock exchange.

E.	Issuance of New Debt

On the Effective Date, to the extent the New Debt has not been replaced with Cash proceeds of third-party market financing that becomes available on or prior to the Effective Date, iHC and its applicable Debtor Affiliates will execute the New Debt Documents, pursuant to which iHC will issue the New Debt to applicable Holders of Claims in partial exchange for such Holders’ respective Claims as set forth in Article III.C hereof. The issuance of the New Debt is authorized without the need for any further corporate action and without the need for any further action by Holders of any Claims or Interests. All Holders of Allowed Term Loan Credit Agreement Claims, Allowed PGN Claims, and Allowed iHC 2021 / Legacy Notes Claims entitled to distributions of New Debt hereunder shall be deemed to be a party to, and bound by, the applicable New Debt Documents, regardless of whether such Holder has executed a signature page. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Debt Documents (1) shall be deemed to be granted, (2) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Debt Documents, (3) shall be deemed perfected on the Effective Date and (4) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law.

Subject to the occurrence of the Effective Date, the New Debt Documents shall constitute legal, valid, and binding obligations of iHC and its applicable Debtor Affiliates party thereto and shall be enforceable in accordance with their respective terms. Each distribution and issuance of the New Debt under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. For the avoidance of doubt, the acceptance of New Debt by any Holder of any Claim shall be deemed as such Holder’s agreement to the New Debt Documents, as each may be amended or modified from time to time following the Effective Date in accordance with its terms.

The Reorganized Debtors and the Holders that are granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and the Reorganized Debtors shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

Some or all of the New Debt may be replaced with cash proceeds of third-party market financing that becomes available on or prior to the Effective Date. Any reduction of New Debt shall be made proportionally across all Holders of Claims and Interests that are entitled to receive New Debt under the Plan.

F.	The New ABL Credit Agreement Documents

On the Effective Date, iHC, the DIP Subsidiary Borrowers, and the other applicable Debtors will execute and deliver, file, record and/or issue, as applicable, the New ABL Credit Agreement Documents. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New ABL Credit Agreement Documents, and solely in the event that the Allowed DIP Claims become Converted DIP Claims, the Continuing Liens (1) shall be deemed to be granted, (2) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New ABL Credit Agreement Documents, (3) shall be deemed perfected, and (4) shall be deemed granted in good faith as an inducement to the lenders thereunder to extend credit under the New ABL Credit Agreement and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance or subordination, and the priorities of such Liens shall be as set forth in the New ABL Credit Agreement Documents. Subject to the occurrence of the Effective Date, notwithstanding anything to the contrary in the Plan or the Confirmation Order (including, for the avoidance of doubt, Articles VIII.B and VIII.C of the Plan), the New ABL Credit Agreement Documents shall constitute legal, valid, and binding obligations of reorganized iHC, the reorganized DIP Subsidiary Borrowers, and the other applicable Reorganized Debtors party thereto and shall be enforceable in accordance with their respective terms.

Entering into the New ABL Credit Agreement Documents, and the incurrence of obligations thereunder, is authorized pursuant to the Confirmation Order without the need for (x) (i) any further act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Entity, including the need for any further action by Holders of any Claims or Interests or (ii) further notice to the Bankruptcy Court, and (y) entry of the Confirmation Order shall be deemed approval of the New ABL Credit Agreement Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees paid in connection therewith), to the extent not previously approved by the Bankruptcy Court, and shall constitute an Approval Order, as such term is defined in the New ABL Credit Agreement Term Sheet.

G.	The CCOH Separation

On or before the Effective Date, and pursuant to the CCOH Plan and Separation Settlement, the applicable Debtors will execute the CCOH Separation Documents, and on the Effective Date, the CCOH Separation will occur, pursuant to a Taxable Separation or a Tax-Free Separation.

To effectuate the CCOH Separation as a Taxable Separation, CCOH will merge with and into CCH, with CCH surviving the merger (the “CCOH/CCH Merger”) on the Effective Date. Prior to the CCOH/CCH Merger, (i) CCH will be released from its guarantee of all of the Debtors’ prepetition and postpetition indebtedness, including the DIP Facility, (ii) CCH will transfer its radio subsidiaries and certain other assets to iHC, and (iii) Broader Media, LLC and CC Finco, LLC will distribute their CCOH stock to CCH. CCH will file a Form S-4 registration statement with the SEC to register the CCOH Interests that will be issued to the CCOH Class A common stockholders in the CCOH/CCH Merger in exchange for their CCOH Class A common stock. The CCOH Interests cannot be issued to the CCOH stockholders until (i) the SEC declares the Form S-4 registration statement effective, and (ii) 20 calendar days have passed from the mailing of an Information Statement on Schedule 14C to CCOH’s Class A common stockholders. On the Effective Date, the Reorganized Debtors will transfer the CCOH Interests held by the Debtors upon completion of the CCOH/CCH Merger to Holders of Allowed Guarantor Funded Debt Unsecured Claims against CCH in exchange for such Holders’ respective Claims as set forth in Article III.C of the Plan.

To effectuate the CCOH Separation as a Tax-Free Separation, on the Effective Date, the Reorganized Debtors will transfer the CCOH Interests held by the Debtors and by CC Finco, LLC and Broader Media, LLC (which are non-Debtor affiliates of the Debtors) to applicable Holders of Allowed Guarantor Funded Debt Unsecured Claims against CCH in exchange for such Holders’ respective Claims as set forth in Article III.C hereof.

The Confirmation Order shall constitute the Bankruptcy Court’s approval of the CCOH Plan and Separation Settlement and the CCOH Separation Documents, and the CCOH Plan and Separation Settlement and the CCOH Separation shall be authorized without the need for any further action by Holders of any Claims or Interests; provided that CCOH (or its successor) shall have taken any and all actions required by applicable corporate law, securities laws, and stock exchange requirements. Subject to the occurrence of the Effective Date, the CCOH Separation Documents shall constitute legal, valid, and binding obligations of the Debtors and shall be enforceable in accordance with their respective terms. The distribution of CCOH Interests under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution and by the terms and conditions of the instruments evidencing or relating to such distribution, which terms and conditions shall bind each Entity receiving such distribution, and shall be subject to compliance with applicable corporate law, securities laws, and stock exchange requirements. For the avoidance of doubt, the acceptance of the CCOH Interests by any Holder of any Claim shall be deemed as such Holder’s agreement to the CCOH Separation Documents, as each may be amended or modified from time to time following the Effective Date in accordance with its terms.

Subject to meeting the applicable listing standards of a U.S. stock exchange, the Debtors or the Reorganized Debtors, as applicable, shall use commercially reasonable efforts to cause CCOH (or its successor) to use its reasonable best efforts to obtain or maintain a listing for the CCOH Interests on a recognized U.S. stock exchange upon the effective date of the CCOH Separation.

H.	Preferred Stock Transactions

If the Taxable Separation is effectuated pursuant to the terms and conditions set forth in Article IV.G, Radio NewCo, CCH, and CCOH (or its successor) shall enter into the Preferred Stock Transactions. Under the Preferred Stock Transactions, Radio NewCo and CCOH (or its successor) will be authorized to issue a certain number of shares of Radio NewCo Preferred Stock and CCOH Preferred Stock, respectively, on terms to be disclosed in the Preferred Stock Term Sheet. The Radio NewCo Preferred Stock will initially be issued to CCH and will be sold by CCH to one or more third party investors in exchange for Cash. Radio NewCo, CCH, and CCOH (or its successor) shall issue and execute all securities, instruments, certificates, and other documents required to effectuate the Preferred Stock Transactions. All of the shares of Radio NewCo Preferred Stock and CCOH Preferred Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. The Preferred Stock Transactions are authorized without the need for any further corporate action. If CCOH issues the CCOH Preferred Stock and CCOH subsequently merges with another entity pursuant to the Restructuring Transactions, such CCOH Preferred Stock will be exchanged for new CCOH Preferred Stock issued by the surviving entity in such merger.

CCH will distribute the Cash proceeds from the sale of the Radio NewCo Preferred Stock to iHC prior to the CCOH Separation, and iHC shall use such proceeds to fund distributions to certain Holders of Allowed Claims against the Debtors in accordance with the Plan. CCOH (or its successor) shall be entitled to retain the Cash proceeds from the sale of the CCOH Preferred Stock and use such proceeds at its discretion.

I.	Waiver of Turnover Rights

Solely to the extent provided in Article III.C hereof and pursuant to the Plan Settlement, on the Effective Date, the Holders of Term Loan Credit Agreement Claims and PGN Claims, the Term Loan Credit Agreement Agent, and the PGN Trustees and Agents shall be deemed to have waived their turnover rights under the 2021 Notes Indenture.

J.	FCC Licenses

The required FCC Long Form Applications shall be filed, as promptly as practicable. In addition, the Debtors shall file a Petition for Declaratory Ruling; provided that the Debtors may file such Petition for Declaratory Ruling after the Effective Date and, if such Petition for Declaratory Ruling is filed prior to the Effective Date, its grant shall not be a condition to Consummation. After the FCC Long Form Applications are filed, any Entity that thereafter acquires a Term Loan Credit Agreement Claim, PGN Claim, iHC 2021 / Legacy Notes Claim, or an iHeart Interest may be issued Special Warrants in lieu of any New iHeart Common Stock that would otherwise be issued to such Entity under the Plan. In addition, the Debtors may request that the Bankruptcy Court implement restrictions on trading of Claims and Interests that might adversely affect the FCC Approval process. The Debtors shall diligently prosecute the FCC Applications, including the Petition for Declaratory Ruling that the Debtors or Reorganized Debtors file, and shall promptly provide such additional documents or information requested by the FCC in connection with its review of the foregoing.

K.	FCC Trust

1.	Generally

In the event that the Debtors and the Required Consenting Senior Creditors determine that approval of the FCC Long Form Applications is causing or may cause unwanted delay in Consummation of the Plan, the Debtors shall, subject to the consent of the Required Consenting Senior Creditors, promptly seek FCC consent to establish, for the benefit of the Holders of Allowed Claims and Allowed Interests that may be entitled to distributions from the FCC Trust under the Plan, the FCC Trust; provided that in the event the CCOH Separation is to be consummated in a Tax-Free Separation, the use of the FCC Trust shall be subject to concluding that the use of such trust will not cause the Tax-Free Separation to fail to be tax-free or otherwise prevent the implementation of the Tax-Free Separation. The powers, authority, responsibilities, and duties of the FCC Trust and the FCC Trustees shall be set forth in and shall be governed by the FCC Trust Agreement. The FCC Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, provisions necessary to ensure the continued treatment of the FCC Trust as a “grantor trust” and a “liquidation trust,” and the beneficiaries of the FCC Trust as the grantors and owners thereof, for United States federal income tax purposes; provided that to the extent any assets of the FCC Trust are subject to uncertain distribution because of any unliquidated, disputed, or contingent claims, such assets shall be held in a sub-account subject to treatment as a disputed ownership fund for United States federal income tax purposes. The FCC Trust and the FCC Trustees, including any successors, shall be bound by the Plan and shall not challenge any provision of the Plan.

2.	Creation and Funding of the FCC Trust

On or before the Effective Date, if the FCC Trust is implemented, the FCC Trust Agreement shall be executed in a manner consistent with the Plan. In that event, and subject to the required FCC Approval, iHeart will establish the FCC Trust in accordance with the FCC Trust Agreement for the benefit of the Holders of Allowed Claims and Allowed Interests that may be entitled to distributions from the FCC Trust under the Plan, and iHeart will deposit with the FCC Trust the minimum amount necessary for the recognition of the FCC Trust for United States federal income tax purposes.

3.	Appointment of the FCC Trustees

On the Effective Date, and in compliance with the provisions of the Plan and the FCC Trust Agreement, if the FCC Trust is implemented, the Debtors will appoint the FCC Trustees in accordance with the FCC Trust Agreement and, thereafter, any successor FCC Trustees shall be appointed and serve in accordance with the FCC Trust Agreement. The FCC Trustees or any successor thereto will administer the FCC Trust in accordance with the Plan and the FCC Trust Agreement.

4.	Contributions to the FCC Trust

If the FCC Trust is utilized as described in the Plan, Reorganized iHeart shall issue the New iHeart Common Stock and/or Special Warrants to the FCC Trust on the Effective Date for the benefit of the Holders of Allowed Term Loan Credit Agreement Claims, Allowed PGN Claims, Allowed iHC 2021 / Legacy Notes Claims, and Allowed iHeart Interests that otherwise would have been entitled to receive a distribution of such New iHeart Common Stock and/or Special Warrants pursuant to Article III.C of the Plan.

5.	Treatment of the FCC Trust

For all federal income tax purposes, the Debtors intend that, other than with respect to any assets of the FCC Trust that are subject to potential disputed claims of ownership or uncertain distributions, (a) the FCC Trust be classified as a “liquidating trust” under Section 301.7701-4(d) of the Regulations and qualify as a “grantor trust” under Section 671 of the Tax Code and (b) any beneficiaries of the FCC Trust will be treated as grantors and deemed owners thereof. Accordingly, for all United States federal income tax purposes, it is intended that any beneficiaries of the FCC Trust be treated as if they had received a distribution of an undivided interest in the assets of the FCC Trust (i.e., the New iHeart Common Stock and/or Special Warrants) and then contributed such undivided interest to the FCC Trust. In the event the FCC Trust is implemented, the FCC Trustees shall, in an expeditious but orderly manner, make timely distributions to beneficiaries of the FCC Trust pursuant to the Plan and the FCC Trust Agreement and not unduly prolong its duration. The FCC Trust shall not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the FCC Trust Agreement.

With respect to any of the assets of the FCC Trust that are subject to potential disputed claims of ownership or uncertain distributions, the Debtors intend that such assets will be subject to disputed ownership fund treatment under Section 1.468B-9 of the Regulations. Any such disputed ownership fund will be subject to separate entity taxation.

6.	Transferability of Beneficial Interests

Ownership of a beneficial interest in the FCC Trust shall be uncertificated and shall be in book entry form. The beneficial interests in the FCC Trust will not be registered pursuant to the Securities Act, as amended, or any state securities law. If the beneficial interests in the FCC Trust constitute Securities, the parties hereto intend that the exemption provisions of section 1145 of the Bankruptcy Code will apply to the beneficial interests. The beneficial interests will be transferable, subject to the terms of the FCC Trust Agreement.

7.	Distributions; Withholding

In the event the FCC Trust is implemented, the FCC Trustees or the Distribution Agent shall make distributions to the beneficiaries of the FCC Trust when and as authorized pursuant to the FCC Trust Agreement in compliance with the Plan and the FCC Approval, provided that distributions to Holders of Allowed Notes Claims may be made to or at the direction of the applicable Notes Trustees and Agents and the iHeart Transfer Agent, each of which may act (but is not required to) as Distribution Agent for distributions from the FCC Trust to the respective Holders of such Claims in accordance with the Plan (including as provided in, and subject to the limitations set forth in, Article VI.C.1 of the Plan) and the applicable indentures in the case of the Allowed Notes Claims, subject to implementing a mechanism with respect to the beneficial interests in the FCC Trust to be held by Holders of Allowed Notes Claims and Allowed iHeart Interests. The FCC Trustees may withhold from amounts otherwise distributable from the FCC Trust to any Entity any and all amounts required to be withheld by the FCC Trust Agreement or any law, regulation, rule, ruling, directive, treaty, or other governmental requirement, including the FCC Approval, and in accordance with Article VI.D of the Plan.

8.	Termination of the FCC Trust

To the extent created, the FCC Trust shall terminate as soon as practicable, but in no event later than the third anniversary of the Effective Date; provided that, on or after the date that is less than 30 days before such termination date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the FCC Trust for a finite period if such an extension is necessary to complete any pending matters required under the FCC Trust Agreement; provided further that the aggregate of all extensions shall not exceed two years unless the FCC Trustees receive an opinion of counsel or a favorable ruling from the Internal Revenue Service to the effect that any such extension would not adversely affect the status of the FCC Trust as a liquidating trust within the meaning of Section 301.7701-4(d) of the Regulations. Notwithstanding the foregoing, multiple extensions may be obtained so long as the conditions in the preceding sentence are met no more than six months prior to the expiration of the then-current termination date of the FCC Trust.

L.	Corporate Existence

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended pursuant to the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

M.	New Corporate Governance Documents

To the extent advisable or required under the Plan or applicable non-bankruptcy law, on the Effective Date, except as otherwise provided in the Plan or the Restructuring Transactions Memorandum, the Reorganized Debtors will file their respective New Corporate Governance Documents with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation or formation in accordance with the applicable corporate or formational laws of the respective state, province, or country of incorporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Corporate Governance Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend, amend and restate, supplement, or modify the New Corporate Governance Documents, and the Reorganized Debtors may file their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation or formation and the New Corporate Governance Documents.

N.	New Boards

Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the Debtors will disclose at or prior to the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the New Boards. To the extent any such Person is an Insider, the Debtors also will disclose the nature of any compensation to be paid to such Person. Each such Person shall serve from and after taking office pursuant to the terms of the applicable New Corporate Governance Documents.

1.	Reorganized iHeart

On the Issuance Date, the members of the New Board of Reorganized iHeart shall take office and replace the then-existing Board of Directors of iHeart. All directors, managers, and other members of existing boards or governance bodies of the Debtors, as applicable, shall cease to hold office or have any authority from and after such time to the extent not expressly included in the roster of the applicable New Board. The New Board of Reorganized iHeart shall consist of nine voting members. The Board Selection Committee shall be responsible for interviewing and selecting the remaining members. The Chief Executive Officer and President/Chief Operating Officer/Chief Financial Officer of iHeart shall have the right to consult with the Board Selection Committee regarding such candidates. The Board Selection Committee may take recommendations for potential directors from the Chief Executive Officer and President/Chief Operating Officer/Chief Financial Officer of iHeart, a qualified search firm, or any of the Consenting Stakeholders. The Board Selection Committee shall consult with the Chief Executive Officer and President/Chief Operating Officer/Chief Financial Officer of iHeart to determine an appropriate number of independent directors.

If the New iHeart Common Stock is issued to the FCC Trust, during the period of time that the New iHeart Common Stock is held by the FCC Trust (pending the FCC’s grant of the FCC Long Form Applications), then the board of directors of Reorganized iHeart shall consist of the same individuals as the FCC Trustees.

2.	CCOH (Or Its Successor)

The Board Selection Committee shall interview and select individuals to be nominated and elected by the CCOH board of directors to serve on the board of CCOH or its successor with terms commencing prior to the distribution of CCOH Interests on the Effective Date to applicable Holders of Allowed Guarantor Funded Debt Unsecured Claims against CCH. The election process shall be done in compliance with applicable corporate law and securities law requirements, and the composition of the board of CCOH or its successor shall be in compliance with applicable requirements of any stock exchange on which the CCOH Interests will be listed.

O.	Corporate Action

Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including: (1) selection of the directors, managers, members, and officers for the Reorganized Debtors; (2) the distribution of the New iHeart Common Stock and Special Warrants or, if applicable, the beneficial interests in the FCC Trust; (3) the applicable Reorganized Debtors’ entry into, delivery, and performance under the New Debt Documents; (4) the applicable Reorganized Debtors’ entry into, delivery, and performance under the New ABL Credit Agreement Documents; (5) the Preferred Stock Transactions (if any); (6) implementation of the Restructuring Transactions and performance of all actions and transactions contemplated hereby and thereby; (7) adoption of the New Corporate Governance Documents; (8) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (9) implementation of the CCOH Plan and Separation Settlement and the transactions contemplated thereby; and (10) all other acts or actions contemplated by the Plan or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable. On or, as applicable, prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New iHeart Common Stock, the Special Warrants, the New Debt Documents, the New ABL Credit Agreement Documents, the Radio NewCo Preferred Stock, the CCOH Preferred Stock, the New Corporate Governance Documents, and, if applicable, the FCC Trust Agreement, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.O shall be effective notwithstanding any requirements under non-bankruptcy law.

P.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions), or in any agreement, instrument, or other document incorporated in the Plan, notwithstanding any prohibition of assignability under applicable non-bankruptcy law and in accordance with section 1141 of the Bankruptcy Code, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action of the Debtors (unless otherwise released or discharged pursuant to the Plan or the CCOH Plan and Separation Settlement), and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations under the New Debt Documents, Liens securing obligations under the New ABL Credit Agreement Documents (including the Contingent DIP Obligations secured by the New ABL Credit Agreement Documents, if applicable), and Liens securing obligations on account of any Other Secured Claims that are Reinstated pursuant to the Plan). On and after the Effective Date, except as otherwise provided herein, and subject to compliance with the applicable provisions of the Communications Act, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules; provided that the Bankruptcy Court shall retain jurisdiction with respect to the FCC Trust, if established, as set forth in Article XI of the Plan.

Q.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise specifically provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the

Plan or the Restructuring Transactions, all notes, bonds, indentures, Certificates, Securities, shares, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of, or ownership interest in, the Debtors giving rise to any rights or obligations relating to Claims against or Interests in the Debtors (except with respect to any Claim or Interest that is Reinstated pursuant to the Plan) shall be deemed cancelled and surrendered without any need for a Holder to take further action with respect thereto, and the obligations of the Debtors or the Reorganized Debtors, as applicable, and any non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged; provided that, notwithstanding such cancellation, satisfaction, release, and discharge, anything to the contrary contained in the Plan or Confirmation Order, Confirmation, or the occurrence of the Effective Date, any such document or instrument that governs the rights, claims, or remedies of the Holder of a Claim or Interest shall continue in effect solely for purposes of: (1) allowing Holders to receive distributions as specified under the Plan; and (2) allowing and preserving the rights of the Term Loan Credit Agreement Agent and Notes Trustees and Agents, as applicable, to make distributions as specified under the Plan on account of Allowed Claims and Allowed Interests, as applicable, including allowing the Notes Trustees and Agents to submit invoices for any amount and enforce any obligation owed to them under the Plan to the extent authorized or allowed by the applicable Notes Indenture (including, for the avoidance of doubt, pursuant to Article VI.C.1 of the Plan).

R.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the directors, managers, officers, authorized persons, and members thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Transactions, the New Debt Documents, the New ABL Credit Agreement Documents, the New iHeart Common Stock, the Special Warrants, the CCOH Plan and Separation Settlement, the New Corporate Governance Documents, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

S.	Section 1145 Exemption

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the 1145 Securities shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities. The 1145 Securities to be issued under the Plan (1) will not be “restricted securities” as defined in rule 144(a)(3) under the Securities Act and (2) will be freely tradable and transferable in the United States by the recipients thereof that (a) are not “affiliates” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (b) have not been “affiliates” within 90 days of such transfer, and (c) are not entities that are “underwriters” as defined in section 1145(b)(1) of the Bankruptcy Code, and subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such 1145 Securities and subject to any restrictions in the New Corporate Governance Documents; provided that transfer of the 1145 Securities may be restricted by the Communications Act and the rules of the FCC, the New Corporate Governance Documents, the Special Warrant Agreement, and, if the FCC Trust is implemented, the FCC Trust Agreement. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the 1145 Securities to be issued under the Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the 1145 Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the 1145 Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the 1145 Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

The 4(a)(2) Securities will be issued without registration in reliance upon the exemption set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, or any similar registration exemption applicable outside of the United States or, to the extent permitted by law, section 1145 of the Bankruptcy Code. Any securities issued in reliance on Section 4(a)(2) and/or Regulation D or any similar registration exemption applicable outside of the United States will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law and subject to any restrictions in the New Corporate Governance Documents, the Communications Act and the rules of the FCC.

T.	Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Entity) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

U.	Post-Emergence Equity Incentive Program

On the Effective Date, the New Board(s) will adopt and implement the Post-Emergence Equity Incentive Program, to be in effect on and after the Effective Date, pursuant to which certain directors, managers, officers, and employees of the Reorganized Debtors will be granted awards on terms to be disclosed in the Plan Supplement. The Post-Emergence Equity Incentive Program shall reserve up to eight percent of the New iHeart Common Stock on a fully diluted basis for certain managers, officers, and employees of the Reorganized Debtors in the form of options, restricted stock units, and/or other equity-based awards.

V.	Employee Matters

Unless otherwise provided herein or otherwise amended or modified as set forth in the Assumed Executory Contract and Unexpired Lease List, all employee wages, compensation, benefit, and incentive programs in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

W.	Preservation of Rights of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or the Schedule of Retained Causes of Action to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan, including Article VIII of the Plan. Unless any Cause of Action of the Debtors against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order, the Reorganized Debtors expressly reserve all such Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation. Notwithstanding the foregoing, the Texas Litigation shall be dismissed with prejudice on the Effective Date.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Cause of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor, except as otherwise provided in the Plan, including Article VIII of the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

X.	Consenting Stakeholder Fees

On the Effective Date, the Reorganized Debtors shall pay all Consenting Stakeholder Fees to the extent not already paid by the Debtors, including in the amount of $4.0 million to Wilmington Savings Fund Society, FSB, in its capacity as Legacy Notes Trustee for the issuance of the 6.875% Legacy Notes and 7.25% Legacy Notes. After the Effective Date, the Reorganized Debtors shall pay all Consenting Stakeholder Fees in Cash, to the extent not already paid by the Debtors, in each case, within ten Business Days of receipt by the Reorganized Debtors of an invoice from any Entity entitled to a Consenting Stakeholder Fee for any unpaid Consenting Stakeholder Fees.

Pursuant to the Legacy Notes Plan Settlement, other than the Consenting Stakeholder Fees paid to Wilmington Savings Fund Society, FSB, in its capacity as Legacy Notes Trustee for the issuance of the 6.875% Legacy Notes and 7.25% Legacy Notes, the Debtors or Reorganized Debtors, as applicable, shall not be responsible for any fees or expenses of the Legacy Notes Trustee or any Consenting Legacy Noteholders, and, on the Effective Date, the Consenting Legacy Noteholders and the Legacy Notes Trustee shall be deemed to have waived any potential right to seek payment of such fees or expenses from the Debtors or the Reorganized Debtors, as applicable, including, without limitation, any Claim for making a substantial contribution in these Chapter 11 Cases under section 503(b)(3)(D) of the Bankruptcy Code; provided, however, that such waiver shall not waive the Legacy Notes Trustee’s Claims, if any, under section 503(b)(3)(F) of the Bankruptcy Code.

Y.	Guarantor General Unsecured Recovery Cash Pool

On the Effective Date, the Debtors shall establish and fund the Guarantor General Unsecured Recovery Cash Pool Account with Cash in an amount equal to the Guarantor General Unsecured Recovery Cash Pool, which shall be held in trust for distributions to Holders of Allowed Guarantor General Unsecured Claims as provided herein. The Guarantor General Unsecured Recovery Cash Pool Account (1) shall not be and shall not be deemed property of the Debtors or the Reorganized Debtors, (2) shall be held in trust to fund distributions as provided herein, and (3) no Liens, Claims, or Interests shall encumber the Guarantor General Unsecured Recovery Cash Pool Account in any way (whether on account of the New ABL Indebtedness, the New Debt, or otherwise).

Following the Effective Date, if necessary to comply with the requirements set forth in this Plan, the Reorganized Debtors shall contribute Cash to the Guarantor General Unsecured Recovery Cash Pool Account to account for the Guarantor General Unsecured Recovery Cash Pool Supplement. In the event that Cash remains in the Guarantor General Unsecured Recovery Cash Pool after (a) the reconciliation of all General Unsecured Claims against Non-Obligor Debtors and Guarantor Debtors, and (b) all distributions have been made to Holders of Allowed General Unsecured Claims against Non-Obligor Debtors and Allowed General Unsecured Claims against Guarantor Debtors as provided herein, such Cash shall be remitted to the Reorganized Debtors.

Z.	Dismissal of Litigation and Waiver of Related Rights

The Confirmation Order shall provide that on the Effective Date, (1) the Standing Motion, (2) the Disputed ABL Claims Objection, (3) the Springing Lien Adversary Proceeding, (4) the Equitable Subordination Adversary Proceeding, (5) the CCOH Claim Objection, (6) the Standing Motion Joinder, and (7) the Prepetition Springing Lien Litigation shall be deemed withdrawn and/or dismissed, as applicable, with prejudice.

As of the Effective Date, the Legacy Notes Trustee and the 2021 Notes Trustee shall be deemed to waive and release any right to appeal the opinion and judgment entered by the Bankruptcy Court in the Springing Lien Adversary Proceeding, and the Confirmation Order shall provide that any pending appeal of the opinion and judgment entered by the Bankruptcy Court in the Springing Lien Adversary Proceeding shall be deemed dismissed with prejudice on the Effective Date.

Further, the Confirmation Order shall provide that the Consenting Legacy Noteholders and the Legacy Notes Trustee shall take any and all steps, to the extent necessary, to effectuate the foregoing withdrawals and/or dismissals, including but not limited to moving to dismiss any appeal of the opinion and judgment entered by the Bankruptcy Court in the Springing Lien Adversary Proceeding with prejudice.

As of the Effective Date, the Debtors, on behalf of themselves and their Estates, shall be deemed to waive and release (1) any right to recover costs pursuant to the Judgment entered in the Springing Lien Adversary Proceeding [Docket No. 264] and (2) all Claims, Causes of Action, obligations, and indemnities arising under that certain Letter Agreement by and between Kingdon Capital Management, L.L.C. and iHeartCommunications, Inc. dated October 20, 2014, including, for the avoidance of doubt, any such Claims, Causes of Action, obligations, and indemnities against Kingdon Associates, Kingdon Credit Master Fund L.P., Kingdon Family Partnership, L.P. and M. Kingdon Offshore Master Fund L.P.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease (including those set forth in the Assumed Executory Contract and Unexpired Lease List) shall be deemed assumed as of the Effective Date by the applicable Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) was previously assumed, assumed and assigned, or rejected by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is identified on the Rejected Executory Contract and Unexpired Lease List; or (4) is the subject of a motion to reject that is pending on the Effective Date. On the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease that is identified on the Rejected Executory Contract and Unexpired Lease List shall be deemed rejected as of the Effective Date by the applicable Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code.

Entry of the Confirmation Order by the Bankruptcy Court shall, subject to and upon the occurrence of the Effective Date, constitute a Final Order approving the assumptions, assumptions and assignments, and rejections, as applicable, of the Executory Contracts and Unexpired Leases as set forth in the Plan, the Assumed Executory Contract and Unexpired Lease List, and the Rejected Executory Contract and Unexpired Lease List, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume, assume and assign, or reject Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Unless otherwise indicated, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Confirmation Date, shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may be modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, shall have the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List or the Assumed Executory Contract and Unexpired Lease List identified in this Article V.A of the Plan and in the Plan Supplement at any time through and including 45 days after the Effective Date.

To the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party or parties to such Executory Contract or Unexpired Lease to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contract or Unexpired Lease. Without limiting the general nature of the foregoing, and notwithstanding any non-bankruptcy law to the contrary, the Debtors and Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors contracting from non-Debtor counterparties to any rejected Executory Contract or Unexpired Lease.

C.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Claims, Noticing, and Solicitation Agent and served on the Debtors or Reorganized Debtors, as applicable, no later than 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.E of the Plan, including any Claims against any Debtor listed on the Schedules as unliquidated, contingent, or disputed. All Allowed Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease shall be treated as a General Unsecured Claim in accordance with Article III.C of the Plan.

D.	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1)

of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption; provided that the Reorganized Debtors may settle any such dispute without any further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity; provided, further, that notwithstanding anything to the contrary herein, prior to the entry of a Final Order resolving any such dispute and approving the assumption of any such Executory Contract or Unexpired Lease, the Reorganized Debtors shall have the right to reject any such Executory Contract or Unexpired Lease that is subject to dispute, whether by amending the Rejected Executory Contract and Unexpired Lease List in accordance with Article V.A of the Plan or otherwise.

At least twenty-one days prior to the first day of the Confirmation Hearing, the Debtors shall provide for notices of proposed assumption or assumption and assignment and proposed cure amounts to be sent to applicable third parties, which notices will include procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment or related cure amount must be Filed, served, and actually received by the Debtors no later than seven days prior to the first day of the Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption or cure amount will be deemed to have assented to such assumption or assumption and assignment and cure amount.

Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the Effective Date, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

E.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed or assumed and assigned shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

F.	Indemnification Provisions

On and as of the Effective Date, the Indemnification Provisions will be assumed by the Debtors, and shall be reinstated and remain intact, irrevocable, and shall survive the Effective Date, and the Reorganized Debtors’ governance documents shall provide for indemnification, defense, reimbursement, and limitation of liability of, and advancement of fees and expenses to, the Debtors’ and the Reorganized Debtors’ current and former directors, equityholders, managers, officers, members, employees, attorneys, accountants, investment bankers, and other professionals to the fullest extent permitted by law and at least to the same extent as provided under the Indemnification Provisions against any Cause of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted; provided that the Reorganized Debtors shall not indemnify any Person for any Cause of Action arising out of or related to any act or omission that is a criminal act or constitutes actual fraud, gross negligence, bad faith, or willful misconduct. None of the Reorganized Debtors will amend or restate their respective governance documents before, on, or after the Effective Date to terminate or materially adversely affect any of the Reorganized Debtors’ obligations to provide such rights to indemnification, defense, reimbursement, limitation of liability, or advancement of fees and expenses. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the Indemnification Provisions.

G.	Insurance Policies

Each of the Debtors’ insurance policies, including each of the D&O Liability Insurance Policies, and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, each of the Debtors shall be deemed to have assumed all insurance policies and all agreements, documents, and instruments relating thereto, and such insurance policies and such agreements, documents, or instruments relating thereto shall re-vest in the applicable Reorganized Debtor, including each of the D&O Liability Insurance Policies, and any agreements, documents, or instruments relating thereto. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the insurance policies and any agreements, documents, or instruments relating thereto. In addition, on and after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce, limit, or restrict the coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors, managers, officers, members, and trustees of the Debtors who served in such capacity at any time prior to the Effective Date, subject to the terms and conditions of the D&O Liability Insurance Policies, shall be entitled to the full benefits of any such D&O Liability Insurance Policy for the full term of such policy regardless of whether such directors, managers, officers, members, or trustees remain in such positions after the Effective Date. Notwithstanding anything to the contrary in Article VIII, all of the Debtors’ current and former directors’, managers’, officers’, members’, and trustees’ rights as beneficiaries of the D&O Liability Insurance Policies are preserved to the extent set forth herein.

1.	Chubb and AIG Insurance Contracts

Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, the CCOH Separation Documents, the Confirmation Order, any cure notice, any other document related to any of the foregoing, or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction or release, confers Bankruptcy Court jurisdiction, or requires a party to object to or opt out of any releases): (a) on the Effective Date (1) the Debtors shall be deemed to have assumed all insurance policies that have been issued at any time by ACE American Insurance Company, Federal Insurance Company, and/or each of their affiliates and successors (together with ESIS, Inc., the “Chubb Companies”) or National Union Fire Insurance Company of Pittsburgh, Pa. and/or each of their affiliates and successors (collectively, the “AIG Companies,” and together with the Chubb Companies, collectively, the “Insurers”) to any of the Debtors (or any of their predecessors), and any agreements, endorsements, addenda, schedules, documents, or instruments relating thereto (collectively, the “Insurance Contracts”) in their entirety pursuant to sections 105 and 365 of the Bankruptcy Code and (2) such Insurance Contracts shall vest in the Reorganized Debtors and may only be assigned, sold, or otherwise transferred in accordance with applicable non-bankruptcy law and/or the terms of the Insurance Contracts, including any requirement of consent of the Chubb Companies or the AIG Companies, as applicable, to such assignment, sale, or transfer; (b) all Insurance Contracts

(including any and all letters of credit and other collateral and security provided in relation thereto) and all debts, obligations, and liabilities of the Debtors (and, after the Effective Date, of the Reorganized Debtors) thereunder, whether arising before or after the Effective Date, shall survive and shall not be amended, modified, waived, released, discharged or impaired in any respect; (c) nothing shall alter, modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Insurers, the Debtors (or, after the Effective Date, the Reorganized Debtors), or any other individual or entity, as applicable, under any Insurance Contracts (including, but not limited to, (i) any agreement to arbitrate disputes, (ii) any provisions regarding the application, provision, maintenance, use, nature and priority of collateral/security, and (iii) any provisions regarding the payment of any retention by the Debtors or Reorganized Debtors, as applicable, or any amounts within any deductible by the Insurers, and the obligation of the Debtors to pay or reimburse the Insurers therefor); any such rights and obligations shall be determined under the Insurance Contracts and applicable non-bankruptcy law as if the Chapter 11 Cases had not occurred; (d) nothing alters or modifies the duty, if any, that the Insurers have to pay claims covered by the Insurance Contracts and the Insurers’ right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor subject to the Insurance Contracts and applicable non-bankruptcy law as if the Chapter 11 Cases had not occurred; (e) the claims of the Insurers (whether arising before or after the Effective Date) under the Insurance Contracts (i) shall be paid in full in the ordinary course of business by the Debtors (or after the Effective Date, the Reorganized Debtors) and the Insurers shall not need to or be required to file or serve an Administrative Claim, a Cure Claim, or an objection to a proposed cure amount, and (ii) shall not be discharged or released by the Plan or the Confirmation Order or any other order of the Bankruptcy Court; and (f) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII.E of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against the Insurers under applicable non-bankruptcy law to proceed with their claims; (II) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any of the Insurers under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay to proceed with its claim, and (C) all fees, costs, and expenses in relation to each of the foregoing; (III) the Insurers to draw against any or all of the collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under the applicable Insurance Contracts, in such order as the Insurers may determine; and (IV) the Insurers to cancel any Insurance Contracts, and take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Contracts. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the foregoing. For the avoidance of doubt, the Insurance Contracts shall include D&O Liability Insurance Policies to the extent such policies are issued by the Insurers.

H.	Reservation of Rights

Neither the exclusion nor the inclusion of any Executory Contract or Unexpired Lease on the Assumed Executory Contract and Unexpired Lease List or the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease under the Plan, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date.

I.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

J.	Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by the entry of the Confirmation Order.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Except (1) as otherwise provided herein, (2) upon a Final Order, or (3) as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of the applicable Claim or Interest, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the next Distribution Date after such Claim or Interest becomes, as applicable, an Allowed Claim or Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Interest shall receive the full amount of distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class from the Distribution Agent. Specifically with respect to Holders of Allowed Guarantor General Unsecured Claims, each such Holder shall receive from the Guarantor General Unsecured Claims Pool Account (1) an initial distribution in Cash equal to 45 percent of such Holder’s Allowed Guarantor General Unsecured Claim on the Effective Date or as soon as reasonably practicable thereafter (or if such Claim is not an Allowed Claim on the Effective Date, on the next Distribution Date after such Claim becomes an Allowed Claim) and (2) upon completion of the Claims reconciliation process, its Pro Rata share of a potential supplemental Cash distribution (i.e., the Guarantor General Unsecured Recovery Cash Pool Supplement) in accordance with Article III.C.14 of the Plan. In the event that any payment or distribution under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as specifically provided in the Plan, Holders of Claims or Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.	Rights and Powers of Distribution Agent

1.	Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties and exercise its rights under the Plan; (b) make all distributions contemplated under the Plan; (c) employ professionals to represent it with respect to its responsibilities and powers; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions of the Plan.

2.	Expenses Incurred on or after the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Agent (including any of the Notes Trustees and Agents acting as a Distribution Agent) on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney and/or other professional fees and expenses) made by such Distribution Agent shall be paid in Cash by the Reorganized Debtors, in each case, within ten Business Days of receipt by the Reorganized Debtors of an invoice from such Distribution Agent for any such amounts.

C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Distributions Generally

Except as otherwise provided herein, the Distribution Agent shall make all distributions required under the Plan. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Distribution Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

Notwithstanding any provision of the Plan to the contrary, distributions to Holders of Allowed Notes Claims and Allowed iHeart Interests may be made to or at the direction of the applicable Notes Trustees and Agents, the iHeart Transfer Agent, or the CCOH Transfer Agent, as applicable, each of which may act as Distribution Agent (or direct the Distribution Agent) for distributions to the respective Holders of such Claims or Interests in accordance with the Plan and the applicable indentures in the case of Allowed Notes Claims. As applicable, the Notes Trustees and Agents, the iHeart Transfer Agent, and the CCOH Transfer Agent may transfer or direct the transfer of such distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with the respective Holders of such Claims to the extent consistent with the customary practices of DTC. Notwithstanding anything to the contrary herein, such distributions shall be subject in all respects to any rights of the Notes Trustees and Agents, the iHeart Transfer Agent, and the CCOH Transfer Agent to assert a charging lien against such distributions. For the avoidance of doubt, The Bank of New York Mellon, in its capacity as Legacy Notes Trustee for the issuance of the 5.50% Legacy Notes, shall have the right to assert a charging lien against distributions that would have been made to the 5.50% Legacy Notes but are instead being distributed to Holders of the non-5.50% Legacy Notes pursuant to the Plan, and the Debtors shall direct such portion of such distributions to such Legacy Notes Trustee sufficient to satisfy such charging lien. All distributions to be made to Holders of Allowed Notes Claims and Allowed iHeart Interests through DTC shall be made eligible for distribution through the facilities of DTC and, for the avoidance of doubt, under no circumstances will any of the Notes Trustees and Agents be responsible for making or required to make any distribution under the Plan to Holders of Allowed Notes Claims if such distribution is not eligible to be distributed through the facilities of DTC.

Except as otherwise provided herein, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims and Allowed Interests, including Claims and Interests that become Allowed Claims or Allowed Interests after the Effective Date, shall be made to Holders by the Distribution Agent: (a) to the address of each such Holder as set forth in the Debtors’ books and records (or if the Debtors have been notified in writing, on or before the date that is 10 Business Days before the Effective Date, of a change of address, to the changed address) or in the Claims Register as of the Distribution Record Date; or (b) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; provided that the address for each Holder of an Allowed Claim or Allowed Interest shall be deemed to be the address set forth in, as applicable, any Proof of Claim or Proof of Interest Filed by such Holder, or, if no Proof of Claim or Proof of Interest has been Filed, the address set forth in the Schedules. If a Holder holds more than one Claim in any one Class, all Claims of the Holder may be aggregated into one Claim, and one distribution may be made with respect to the aggregated Claim. Notwithstanding anything to the contrary in the Plan, including this Article VI.C, the Debtors, the Reorganized Debtors, any Distribution Agent, the Notes Trustees and Agents, the iHeart Transfer Agent, or the CCOH Transfer Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

2.	Distributions on Account of Obligations of Multiple Debtors

Holders of Allowed Claims (other than Secured Term Loan / PGN Claims and Guarantor Funded Debt Unsecured Claims) may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed claim plus applicable interest, if any.

For all purposes associated with distributions under the Plan on account of any Secured Term Loan / PGN Claim, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single distribution under the Plan. Any such Claims shall be released and discharged pursuant to Article VIII of the Plan and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code.

3.	Record Date of Distributions

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. Notwithstanding the foregoing, distributions to Holders of Allowed Term Loan Credit Agreement Claims and Allowed iHeart Interests that are not deposited in DTC shall be made to such Holders that are listed on the register or related document maintained by the Term Loan Credit Agreement Agent or the iHeart Transfer Agent, as applicable, as of the Distribution Record Date. The Distribution Record Date shall not apply to Notes Claims and iHeart Interests deposited with DTC, the Holders of which shall receive distributions in accordance with the customary procedures of DTC. In addition, distributions to Holders of Allowed Term Loan Credit Agreement Claims and Allowed iHeart Interests (whether or not deposited in DTC) are subject to the Equity Allocation Mechanism.

4.	Special Rules for Distributions to Holders of Disputed Claims and Interests

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the Reorganized Debtors, on the one hand, and the Holder of a Disputed Claim or Disputed Interest, on the other hand, or as set forth in a Final Order, no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Disputed Interest until all of the Disputed Claim or Disputed Interest has become an Allowed Claim or Allowed Interest, as applicable, or has otherwise been resolved by settlement or Final Order; provided that, if the Reorganized Debtors do not dispute a portion of an amount asserted pursuant to an otherwise Disputed Claim or Disputed Interest, the Distribution Agent may make a partial distribution on account of that portion of such Claim or Interest that is not Disputed at the time and in the manner that the Distribution Agent makes distributions to similarly situated Holders of Allowed Claims and Allowed Interests pursuant to the Plan. Any dividends or other distributions arising from property distributed to Holders of Allowed Claims or Interests, as applicable, in a Class and paid to such

Holders under the Plan shall also be paid, in the applicable amounts, to any Holder of a Disputed Claim or Interest, as applicable, in such Class that becomes an Allowed Claim or Interest after the date or dates that such dividends or other distributions were earlier paid to Holders of Allowed Claims or Interests in such Class.

5.	De Minimis Distributions; Minimum Distributions

No fractional units or amounts of New iHeart Common Stock, Special Warrants, New Debt, CCOH Interests, or beneficial interests in the FCC Trust, if applicable, shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts, and such fractional amount shall be deemed to be zero. When any distribution pursuant to the Plan on account of an Allowed Claim or Interest would otherwise result in the issuance of a number of units or amounts of New iHeart Common Stock, Special Warrants, New Debt, CCOH Interests, or beneficial interests in the FCC Trust, if applicable, that is not a whole number, the actual distribution of units or amounts of New iHeart Common Stock, Special Warrants, New Debt, CCOH Interests, or beneficial interests in the FCC Trust, if applicable, shall be rounded as follows: (a) fractions of greater than one-half shall be rounded to the next higher whole number; and (b) fractions of one-half or less shall be rounded to the next lower whole number with no further payment thereto. The total number of authorized units or amounts of New iHeart Common Stock, Special Warrants, New Debt, CCOH Interests, or beneficial interests in the FCC Trust, if applicable, to be distributed to Holders of Allowed Claims and Interests shall be adjusted as necessary to account for the foregoing rounding; provided that DTC shall be considered a single holder for purposes of distributions; and provided further that with respect to CCOH Interests, the foregoing rounding principles may be adjusted to the extent necessary to prevent the total number of authorized units or amounts of CCOH Interests to be distributed to Holders of Allowed Claims and Interests from increasing.

The Distribution Agent shall not make any distributions to a Holder of an Allowed Claim or an Allowed Interest on account of such Allowed Claim or Allowed Interest of New iHeart Common Stock, Special Warrants, New Debt, CCOH Interests, beneficial interests in the FCC Trust, if applicable, or Cash where such distribution is valued, in the reasonable discretion of the Distribution Agent, at less than $100.00, and each Claim or Interest to which this limitation applies shall be discharged pursuant to Article VIII of the Plan and its Holder shall be forever barred pursuant to Article VIII of the Plan from asserting that Claim against or Interest in the Reorganized Debtors or their property.

6.	Undeliverable Distributions and Unclaimed Property

In the event that either (a) a distribution to any Holder is returned as undeliverable or (b) the Holder of an Allowed Claim or Allowed Interest does not respond to a request by the Debtors or the Distribution Agent for information necessary to facilitate a particular distribution, no distribution to such Holder shall be made unless and until the Distribution Agent has determined the then-current address of such Holder or received the necessary information to facilitate a particular distribution, at which time such distribution shall be made to such Holder without interest, dividends, or other accruals of any kind; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code on the date that is six months after the later of (x) the Effective Date and (y) the date of the distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable local, state, federal, or foreign escheat, abandoned, or unclaimed property laws to the contrary), and the Claim or Interest of any Holder to such property or interest in property shall be discharged and forever barred. Notwithstanding the foregoing, subject to Article IV.Y of the Plan, any such distribution described herein which is intended for a Holder of an Allowed Guarantor General Unsecured Claim shall be remitted to the Guarantor General Unsecured Recovery Cash Pool.

7.	Manner of Payment Pursuant to the Plan

At the option of the Distribution Agent, any Cash payment to be made hereunder may be made by check, wire transfer, Automated Clearing House, or credit card, or as otherwise provided in applicable agreements; provided, however, that distributions of Cash to Holders of Allowed Notes Claims shall be made through the facilities of DTC.

8.	No Distributions to Holders of Intercompany Notes Claims

In accordance with the waiver by each Debtor that is a Holder of an Intercompany Notes Claim of its recoveries on account of such Intercompany Notes Claim and Article III.C of the Plan, the Debtors shall implement procedures to ensure that there shall be no distributions made to any Holders of Intercompany Notes Claims on account of such Intercompany Notes Claims.

D.	Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and any Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

E.	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Petition Date.

F.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce a Claim, and such Claim (or portion thereof) shall be disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor (or other Distribution Agent), as applicable. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor (or other Distribution Agent), as applicable, on account of such Claim, such Holder shall, within 10 Business Days of receipt thereof, repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay, return, or deliver such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 10-Business Day grace period specified above until the amount is repaid.

2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies, including the Chubb Insurance Contracts, until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such satisfaction, such Claim may be expunged to the extent of any such satisfaction on the Claims Register by the Claims, Noticing, and Solicitation Agent without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided herein, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy, including the Chubb Insurance Contracts. Nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any rights, defenses, or Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance (including the Chubb Insurance Contracts), agreements related thereto, or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any rights or defenses, including coverage defenses, held by such insurers under the applicable insurance policies (including the Chubb Insurance Contracts), agreements related thereto, and applicable non-bankruptcy law.

G.	Setoffs and Recoupment

Except as otherwise expressly provided for herein and except with respect to a Term Loan Credit Agreement Claim, a PGN Claim, the CCOH Due From Claim, a 2021 Notes Claim, or a Legacy Notes Claim (none of which shall be subject to setoff, recoupment, reduction, or deduction), each Debtor, Reorganized Debtor, or such Entity’s designee as instructed by such Debtor or Reorganized Debtor, as applicable, may, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, setoff against or recoup from an Allowed Claim and any distributions to be made pursuant to the Plan on account of such Allowed Claim, any Cause of Action of any nature whatsoever that the Debtor or Reorganized Debtor, as applicable, may have against the Holder of such Allowed Claim, to the extent such Causes of Action have not been otherwise compromised, settled, or released on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Causes of Action the Debtors or Reorganized Debtors may possess against such Holder.

H.	Allocation between Principal and Accrued Interest

Except as otherwise provided herein, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof and as determined for federal income tax purposes) and second, to the extent the consideration exceeds the principal amount of the Allowed Claims, to the remaining portion of such Allowed Claim, if any.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED,

AND DISPUTED CLAIMS

A.	Resolution of Disputed Claims

1.	Allowance of Claims and Interests

On and after the Effective Date, each of the Reorganized Debtors shall have and shall retain any and all rights and defenses the applicable Debtor had with respect to any Claim or Interest immediately before the Effective Date, including any Cause of Action retained pursuant to Article IV.W of the Plan. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim against or Interest in any Debtor shall become an Allowed Claim or Allowed Interest unless and until such Claim or Interest is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim or Interest.

2.	Claims and Interests Administration Responsibilities

Except as otherwise specifically provided in the Plan, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, on and after the Effective Date, the Reorganized Debtors (or any authorized agent or assignee thereof) shall have the sole authority: (a) to File, withdraw, or litigate to judgment, objections to Disputed Claims against or Disputed Interests in any of the Debtors; (b) to settle or compromise any Disputed Claim or Disputed Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (c) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

3.	Estimation of Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors may (but are not required to), at any time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to applicable law, including pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether any party previously has objected to such Disputed Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under sections 157 and 1334 of the Judicial Code to estimate any such Disputed Claim, including during the litigation of any objection to any Disputed Claim or during the pendency of any appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Disputed Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount shall constitute a maximum limitation on such Disputed Claim for all purposes under the Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Disputed Claim; provided that such limitation shall not apply to Disputed Claims against any of the Debtors requested by the Debtors to be estimated for voting purposes only. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Disputed Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 14 days after the date on which such Disputed Claim is estimated.

Each of the foregoing Disputed Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Disputed Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

B.	Time to File Objections to Disputed Claims and Disputed Interests.

Any objections to Disputed Claims and Disputed Interests shall be Filed on or before the later of (1) the first Business Day following the date that is 180 days after the Effective Date and (2) such later date as may be specifically fixed by the Bankruptcy Court. For the avoidance of doubt, the Bankruptcy Court may extend the time period to object to Disputed Claims and Disputed Interests.

C.	Disputed Claims Reserve

On the Effective Date, the Debtors shall establish one or more reserves of New Debt for any Disputed Claim or Disputed Interest entitled to receive New Debt to the extent such Claim or Interest is ultimately Allowed existing as of the Effective Date, which reserve(s) shall be administered by the Reorganized Debtors or the Distribution Agent, as applicable. After the Effective Date, the Reorganized Debtors or the Distribution Agent shall hold such New Debt in such reserve(s) in trust for the benefit of the Holders of Claims and Interests ultimately determined to be Allowed after the Effective Date. The Reorganized Debtors or the Distribution Agent shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein, as such Claims and Interests are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims and Interests as such amounts would have been distributable had such Claims and Interests been Allowed Claims and Allowed Interests as of the Effective Date under Article III of the Plan solely to the extent of the amounts available in the applicable reserve(s).

The Debtors, the Reorganized Debtors, and CCH will distribute to Holders of Allowed Claims and Interests any New iHeart Common Stock, Special Warrants, beneficial interests in the FCC Trust (if the FCC Trust is utilized as described in the Plan), or CCOH Interests (as applicable) when such Disputed Claims or Disputed Interests are Allowed pursuant to Article VII of the Plan.

D.	Adjustment to Claims and Interests without Objection

Any Claim or Interest that has been paid, satisfied, amended, superseded, cancelled, or otherwise expunged (including pursuant to the Plan) may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim or Interest against the same Debtor may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	No Interest

Unless otherwise specifically provided for herein or by Final Order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims against or Interests in the Debtors, and no Holder of a Claim against or Interest in the Debtors shall be entitled to interest accruing on or after the Petition Date on any such Claim or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

F.	Disallowance of Claims

Except as otherwise expressly provided for herein, all Claims of any Entity from which property is recoverable, based on an order from the Bankruptcy Court, under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer that is avoidable, based on an order from the Bankruptcy Court, under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered by the Bankruptcy Court and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable.

Subject in all respects to Article V.F, all Proofs of Claim Filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to, action, order, or approval of the Bankruptcy Court.

Except as otherwise provided herein, agreed to by the Reorganized Debtors or otherwise pursuant to an order of the Bankruptcy Court, all Proofs of Claim Filed after the applicable Claims Bar Date shall be deemed disallowed in full and expunged as of the Effective Date, forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

G.	Amendments to Proofs of Claim

A Proof of Claim against or Proof of Interest in any Debtor may be amended before the Confirmation Date only as agreed upon by the Debtors and the Holder of such Claim or Interest or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules, or applicable nonbankruptcy law. On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Proof of Claim or Proof of Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Proof of Claim or Proof of Interest Filed shall be deemed disallowed in full and expunged without any further action, order, or approval of the Bankruptcy Court absent prior Bankruptcy Court approval or agreement by the Debtors or Reorganized Debtors, as applicable; provided that the foregoing shall not apply to Administrative Claims other than 503(b)(9) Claims.

H.	Distributions after Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Allowed Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Allowed Claim, without any interest, dividends, or accruals to be paid on account of such Allowed Claim unless required under applicable bankruptcy law or as otherwise provided in Article III.B

ARTICLE VIII.

EFFECT OF CONFIRMATION OF THE PLAN

A.	Discharge of Claims and Termination of Interests

To the maximum extent provided by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by current or former employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B.	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, on and after the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each Released Party is deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative claims asserted or assertable on behalf of any of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates or Affiliates, as applicable, would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ capital structure, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among the Debtors and/or their Affiliates, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Term Loan Credit Agreement Documents, the Notes and Notes Indentures, the Chapter 11 Cases and related adversary proceedings, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the New ABL Credit Agreement Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the New ABL Credit Agreement Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion, the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including the claims and causes of action asserted in the Texas Litigation and the CCOH Litigation. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations of any Entity arising after the Effective Date under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

This Article VIII.B shall not operate to waive or release any right, Claim, or Cause of Action (i) in favor of any Debtor or Reorganized Debtor, as applicable, arising in the ordinary course of business under any contractual obligation owed to such Debtor or Reorganized Debtor (including any such accounts receivables obligations carried on the Debtors’ books and records and any such obligations under any Executory Contract or Unexpired Lease assumed by a Debtor or Reorganized Debtor, as applicable) that is not satisfied or discharged under the Plan or (ii) as expressly set forth herein or the Plan Supplement.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to section 1123(b) and Bankruptcy Rule 9019, of the releases described in this Article VIII.B by the Debtors, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in this Article VIII.B is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of such Causes of Action; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; (6) a sound exercise of the Debtors’ business judgment; and (7) a bar to any of the Debtors or Reorganized Debtors or their respective Estates asserting any Cause of Action related thereto, of any kind, against any of the Released Parties or their property.

C.	Releases by Holders of Claims and Interests

On and after the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each of the Releasing Parties is deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, including any derivative claims asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, or their Estates or Affiliates, as applicable, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ capital structure, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among the Debtors and/or their Affiliates, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Term Loan Credit Agreement Documents, the Notes and Notes Indentures, the Chapter 11 Cases and related adversary proceedings, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the New ABL Credit Agreement Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the New ABL Credit Agreement Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion, the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including the claims and causes of action asserted in the Texas Litigation and the CCOH Litigation. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations of any Entity arising after the Effective Date under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

This Article VIII.C shall not release any right, Claim, or Cause of Action incurred by the Released Parties in the ordinary course of business that are unrelated to the Debtors, the Debtors’ Chapter 11 Cases, and the Debtors’ in- and out-of-court restructuring efforts.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in this Article VIII.C, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in this Article VIII.C is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of such Causes of Action; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; (6) a sound exercise of the Debtors’ business judgment; and (7) a bar to any of the Releasing Parties or the Debtors or Reorganized Debtors or their respective Estates asserting any Cause of Action related thereto, of any kind, against any of the Released Parties or their property.

D.	Exculpation

Notwithstanding anything herein to the contrary, and upon entry of the Confirmation Order, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from, any liability to any holder of a Cause of Action, Claim, or Interest for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the ABL Credit Agreement Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support

Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the ABL Credit Agreement Documents, the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion, the issuance or distribution of securities pursuant to the Plan or the distribution of property under the Plan or any other agreement (whether or not such issuance or distribution occurs following the Effective Date), negotiations regarding or concerning any of the foregoing, or the administration of the Plan or property to be distributed hereunder, except for Causes of Action related to any act or omission that is determined by Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

E.	Injunction

Except as otherwise expressly provided in the Plan, the Confirmation Order, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been released, discharged, or are subject to exculpation are permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (3) creating, perfecting, or enforcing any Lien, Claim, or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action, unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding any indication in any Proof of Claim or Proof of Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action released, settled, or compromised pursuant to the Plan.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former directors, managers, officers, principals, predecessors, successors, employees, agents, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.E.

F.	Release of Liens

Except as otherwise provided in the Plan, the Plan Supplement, the New Debt Documents, the New ABL Credit Agreement Documents, or any contract, instrument, release, or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date, and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates (other than, solely in the event that the Allowed DIP Claims become Converted DIP Claims, the Continuing Liens and the Liens securing the Contingent DIP Obligations) shall be fully released, settled, compromised, and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors shall automatically revert to the applicable Debtor or Reorganized Debtor, as applicable, and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as requested by the Debtors or Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such documents evidencing such releases. The presentation or filing of the Confirmation Order to or with any local, state, federal, or foreign agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

G.	Protection against Discriminatory Treatment

To the maximum extent provided by section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Entity, including no Governmental Unit, shall discriminate against any Reorganized Debtor or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a debtor under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.	Recoupment

In no event shall any Holder of a Claim or Interest be entitled to recoup any Claim or Interest against any Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Proof of Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

I.	Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

J.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

K.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

L.	SEC Rights Reserved

Notwithstanding any provision herein to the contrary or an abstention from voting on the Plan, no provision of the Plan, or any order confirming the Plan: (i) releases any non-Debtor Person or Entity (including any Released Party) from any Claim or Cause of Action of the SEC; or (ii) enjoins, limits, impairs or delays the SEC from commencing or continuing any Claims, Causes of Action, proceedings or investigations against any non-Debtor Person or Entity (including any Released Party) in any forum.

M.	Release of Preference Actions

As of the Effective Date, the Debtors, on behalf of themselves and their Estates, shall be deemed to waive and release all Avoidance Actions arising under section 547 of the Bankruptcy Code or any comparable “preference” action arising under applicable non-bankruptcy law; provided that, except as expressly provided in this Article VIII.M or the Confirmation Order, the Reorganized Debtors shall retain the right to assert any Claims assertable in any Avoidance Action as defenses or counterclaims in any Cause of Action brought by any Entity.

ARTICLE IX.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B of the Plan:

1.

The Bankruptcy Court shall have entered the Disclosure Statement Order, which order shall be in form and substance reasonably acceptable to the Required Consenting Senior Creditors, the Debtors, and, solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to (a) the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders, (b) the Consenting Sponsors on account of their iHeart Interests, the Consenting Sponsors, and (c) CCOH, CCOH, and such order shall be a Final Order and in full force and effect.

2.

The Bankruptcy Court shall have entered the Confirmation Order, which order shall be in form and substance reasonably acceptable to the Required Consenting Senior Creditors, the Debtors, the DIP Agent, and, solely with respect to those terms and provisions that (a) would have a material adverse effect on the value of the distributions to (i) the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders and (ii) the Consenting Sponsors on account of their iHeart Interests, the Consenting Sponsors, (b) impact the Committee, the treatment of General Unsecured Claims, the distribution of Cash to Holders of Allowed General Unsecured Claims, and the releases and exculpation to be granted to the Committee and its members, the Committee, (c) impact the ABL Secured Parties, the ABL Agent, (d) impact CCOH or the CCOH Plan and Separation Settlement, or impair the releases in favor of CCOH, CCOH, and (e) would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders, and such order shall not have been stayed, modified, or vacated on appeal.

3.

The Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall have been Filed with the Bankruptcy Court pursuant to the terms of the Plan.

4.

The Internal Revenue Service shall have issued a private letter ruling to iHeart or iHeart shall have received an opinion of counsel or accounting firm chosen by the Debtors, in each case in form and substance reasonably acceptable to the Debtors and the Required Consenting Senior Creditors, with respect to any and all matter(s) that such parties have reasonably determined that the receipt of a private letter ruling or an opinion of counsel or accounting firm is advisable with respect to the Restructuring Transactions.

5.	The Reorganized Debtors shall have executed and delivered the New ABL Credit Agreement Documents and shall have issued the New ABL Credit Agreement Indebtedness in connection therewith.

6.	All DIP Claims (other than Contingent DIP Obligations that continue Unimpaired) shall have become either Repaid DIP Claims or Converted DIP Claims.

7.	The New Debt shall have been issued by Reorganized iHC.

8.	The New iHeart Common Stock and, if necessary, the Special Warrants shall have been issued by Reorganized iHeart.

9.	If the Taxable Separation is effectuated pursuant to the terms and conditions set forth in Article IV.G, the Preferred Stock Transactions shall have occurred.

10.	The FCC Approval and any other authorizations, consents, regulatory approvals, rulings, or documents required to implement and effectuate the Plan shall have been obtained.

11.	If the FCC Trust is utilized as described in the Plan, the FCC Trust shall have been established in accordance with the provisions of the Plan and the FCC Trust Agreement.

12.	The Professional Fee Escrow Account shall have been established and funded with Cash in accordance with Article II.B.2 of the Plan.

13.	The Reorganized Debtors shall have entered into all documents effectuating the separation of CCOH from the Debtors, including all such documents attached to the CCOH Plan and Separation Settlement.

14.	The Restructuring Support Agreement shall not have been terminated.

15.	The Reorganized Debtors shall have paid, to the extent unpaid and invoiced at least five Business Days prior to the Effective Date, all Consenting Stakeholder Fees.

16.

All actions, documents, certificates, and agreements necessary to implement this Plan shall have been effectuated or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units as provided for in the Plan.

17.	Each of the New Corporate Governance Documents will be in full force and effect as of the Effective Date.

18.

(a) The Required Consenting Senior Creditors shall have determined in their reasonable judgment, with the assistance of their financial and legal advisors, that (i) the aggregate amount of Allowed General Unsecured Claims against Non-Obligor Debtors classified into Class 7A is reasonably expected to be equal to or less than $4.75 million; (ii) the aggregate amount of Allowed General Unsecured Claims against the TTWN Debtors classified into Class 7B is reasonably expected to be equal to or less than $3.0 million, and (iii) the aggregate amount of Allowed iHC Unsecured Claims classified into Class 7D, excluding Term Loan / PGN Deficiency Claims, is reasonably expected to be equal to or less than $2.0 million or (b) the Bankruptcy Court shall have entered a Final Order estimating (i) the aggregate amount of Allowed General Unsecured Claims against Non-Obligor Debtors classified into Class 7A to be equal to or less than $4.75 million; (ii) the aggregate amount of Allowed General Unsecured Claims against the TTWN Debtors classified into Class 7B to be equal to or less than $3.0 million, and (iii) the aggregate amount of Allowed iHC Unsecured Claims classified into Class 7D, excluding Term Loan / PGN Deficiency Claims, to be equal to or less than $2.0 million.

19.	The Guarantor General Unsecured Recovery Cash Pool Account shall have been established and funded in Cash in accordance with Article IV.Y.

20.	The Sponsor Unsecured Claims shall have been deemed withdrawn with prejudice.

B.	Waiver of Conditions Precedent

The Debtors may, with the prior written consent of (a) the Required Consenting Senior Creditors, (b) solely with respect to Articles IX.A.2 and IX.A.6, the DIP Agent, (c) solely with respect to Article IX.A 6, the DIP Lenders (d) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders, (e) solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders, (f) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Consenting Sponsors on account of their iHeart Interests, the Consenting Sponsors, (g) solely with respect to those terms and provisions that impact

CCOH or the CCOH Plan and Separation Settlement, and the releases to be granted to CCOH, CCOH and (h) solely with respect to Articles IX.A.19 and IX.A.20, the Committee (in each case for (a) through (h), such consents not to be unreasonably withheld) waive any of the conditions to the Effective Date set forth in Article IX.A of the Plan, other than the conditions set forth in (i) Article IX.A.10–11 and (ii) Article IX.A.16 (which condition may only be waived by the party entitled to payment in accordance with such condition) at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the Plan.

C.	Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur, then the Plan will be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims, Interests, or Causes of Action held by any Debtor or any other Entity; (2) prejudice in any manner the rights of any Debtor or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity in any respect.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification of Plan

Subject to the limitations and terms contained in the Plan, the Debtors reserve the right to (1) amend or modify the Plan before the entry of the Confirmation Order, in accordance with the Bankruptcy Code and the Bankruptcy Rules and with the consent of (a) the Required Consenting Senior Creditors, (b) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders, (c) solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders, (d) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Consenting Sponsors on account of their iHeart Interests or impair the releases in favor of the Consenting Sponsors provided in the Plan, the Consenting Sponsors, (e) solely with respect to those terms and provisions that impact the Committee, the treatment of General Unsecured Claims, the distribution of Cash to Holders of Allowed General Unsecured Claims, and the releases or exculpation to be granted to the Committee and its members, the Committee, (g) solely with respect to those terms and provisions that impact the ABL Secured Parties, the ABL Agent, and (h) solely with respect to those terms and provisions that impact CCOH or the CCOH Plan and Separation Settlement, or impair the releases in favor of CCOH, CCOH and (2) after the entry of the Confirmation Order (with the consent of (a) the Required Consenting Senior Creditors, (b) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders, (c) solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders, (d) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to the Consenting Sponsors on account of their iHeart Interests or impair the releases in favor of the Consenting Sponsors provided in the Plan or the CCOH Plan and Separation Settlement, the Consenting Sponsors, (e) solely with respect to those terms and provisions that impact the Committee, the treatment of General Unsecured Claims, the distribution of Cash to Holders of Allowed General Unsecured Claims, and the releases and exculpation to be granted to the Committee and its members, the Committee, (f) solely with respect to those terms and provisions that impact the ABL Secured Parties, the ABL Agent, and (g) solely with respect to those terms and provisions that impact CCOH or the CCOH Plan and Separation Settlement, or impair the releases in favor of CCOH, CCOH, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein.

For the avoidance of doubt, any amendment or modification to the Plan after the entry of the Confirmation Order shall require the consent of the Consenting Legacy Noteholders if such amendment or modification reduces (1) the aggregate principal amount of the New Debt received by Holders of Class 6 iHC 2021 / Legacy Notes Claims below $200,000,000, (2) the aggregate amount of Special Warrants, New iHeart Common Stock, or combination of Special Warrants and New iHeart Common Stock (as determined in accordance with the Equity Allocation Mechanism and inclusive of the shares of New iHeart Common Stock that may be received by Holders of iHC 2021 / Legacy Notes Claims upon the exercise of the Special Warrants (if any) received as part of the iHC 2021 / Legacy Notes Equity Distribution) received by Holders of Class 6 iHC 2021 / Legacy Notes Claims below 5.0 percent of the New iHeart Common Stock on a fully diluted basis (but excluding and subject to dilution on account of the Post-Emergence Equity Incentive Program), (3) the aggregate amount of beneficial interests in the FCC Trust received by Holders of Class 6 iHC 2021 / Legacy Notes Claims below 5.0 percent if the FCC Trust is utilized as described in the Plan, or (4) the aggregate amount of Consenting Stakeholder Fees payable to Wilmington Savings Fund Society, FSB, in its capacity as Legacy Notes Trustee for the issuance of the 6.875% Legacy Notes and 7.25% Legacy Notes, below $4.0 million.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications or amendments to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors before the Confirmation Date and to File subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then: (1) the Plan will be null and void in all respects; (2) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain of the Claims or Interests or Classes of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.    allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.    decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.    resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any cure claims or other Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed or assumed and assigned; and (c) any dispute regarding whether a contract or lease is or was executory, expired, or terminated;

4.    ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.    adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor or the Estates that may be pending on the Effective Date;

6.    enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; provided that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court;

7.    enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8.    grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9.    issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10.    hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan and the Confirmation Order; or (d) related to section 1141 of the Bankruptcy Code;

11.    decide and resolve all matters related to the issuance of the New Debt, the New iHeart Common Stock, and the Special Warrants;

12.    enter and implement such orders as are necessary or appropriate regarding the actions of the FCC Trust pursuant to the terms of the Plan and the FCC Trust Agreement, including orders regarding the FCC Trustees’ operating decisions and exercise of control over the New iHeart Common Stock and Special Warrants;

13.    enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14.    adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

15.    consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

16.    enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases with respect to any Entity, and resolve any cases, controversies, suits, or disputes that may arise in connection with any Entity’s rights arising from or obligations incurred in connection with the Plan;

17.    hear and determine matters concerning local, state, federal, and foreign taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

18.    enter an order or Final Decree concluding or closing the Chapter 11 Cases;

19.    enforce all orders previously entered by the Bankruptcy Court; and

20.    hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or the Judicial Code.

Nothing herein limits the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, or the Disclosure Statement, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article XI, the provisions of this Article XI shall have no effect on and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims against or Interests in the Debtors that arose prior to the Effective Date.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, exculpations, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

B.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan; provided that such agreements and other documents shall be in form and substance reasonably acceptable to the Required Consenting Senior Creditors and, (1) solely with respect to those terms and provisions that would have a material adverse effect on the value of the distributions to (A) the Holders of 2021 Notes Claims, the Required Consenting 2021 Noteholders, and (B) the Consenting Sponsors on account of their iHeart Interests, the Consenting Sponsors, and (2) solely with respect to those terms and provisions that would have a material adverse effect solely with respect to the consideration being distributed to the Holders of Legacy Notes Claims, the Consenting Legacy Noteholders. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Payment of Statutory Fees

All fees and applicable interest payable pursuant to section 1930 of the Judicial Code and 31 U.S.C. § 3717, as applicable, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Distribution Agent on behalf of the Reorganized Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

D.	Statutory Committee and Cessation of Fee and Expense Payment.

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases, including the Committee, shall dissolve, and members thereof shall be released from all rights and duties from or related to the Chapter 11 Cases, provided, however, that the Committee will stay in existence solely for the limited purpose of (a) filing and prosecuting final fee applications, and (b) participating in any adversary proceeding commenced after the date of this Plan in which the Committee is named as a defendant, including any appeals thereof. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date, except for the fees and expenses incurred by the Committee’s professionals in connection with the matters identified in clauses (a) and (b) of the foregoing sentence.

E.	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests, unless and until the Effective Date has occurred.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each such Entity.

G.	Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Reorganized Debtors	iHeartMedia, Inc. 20880 Stone Oak Parkway San Antonio, Texas, 78258 Attention: Robert Walls, General Counsel with copies for information only (which shall not constitute notice) to:

Counsel to the Debtors

Kirkland & Ellis LLP
Kirkland & Ellis International LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention: Anup Sathy, P.C., William A. Guerrieri, Brian D. Wolfe, and Benjamin M. Rhode

Kirkland & Ellis LLP
Kirkland & Ellis International LLP
601 Lexington Avenue
New York, New York 10022
Attention: Christopher J. Marcus, P.C.

Counsel to the Term Loan / PGN Group	Jones Day 555 South Flower Street Fiftieth Floor Los Angeles, California 90071 Attention: Bruce Bennett, Joshua M. Mester, and James Johnston

Counsel to the Term Lender Group

Arnold & Porter Kaye Scholer LLP

70 W. Madison Street, Suite 4200

Chicago, Illinois 60602

Attention: Michael D. Messersmith

Arnold & Porter Kaye Scholer LLP

250 W. 55th Street

New York, New York 10019

Attention: Alan Glantz

Counsel to the 2021 Noteholder Group	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, California 90071 Attention: Robert Klyman and Matthew J. Williams

Counsel to the Consenting Sponsors	Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Attention: Matthew S. Barr and Gabriel A. Morgan

Counsel to the DIP Agent	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attention: Eli J. Vonnegut and Stephen D. Piraino

Counsel to the Committee	Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attention: Ira S. Dizengoff, Philip C. Dublin, and Naomi Moss

Counsel to the CCOH Special Committee	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Matthew A. Feldman and Paul V. Shalhoub

Counsel to CCOH	Wilson Sonsini Goodrich & Rosati, P.C. 1301 Avenue of the Americas New York, New York 10019 Attention: Benjamin Hoch

Counsel to GAMCO Asset Management, Inc.	Entwistle & Cappucci, LLP 299 Park Avenue, 20th Floor New York, New York 10171 Attention: Andrew J. Entwistle

Counsel to the Legacy Notes Trustee

White & Case LLP

Southeast Financial Center, Suite 4900

200 South Biscayne Blvd.

Miami, Florida 33131

Attention: Thomas E Lauria

White & Case LLP

227 West Monroe Street, Suite 3900

Chicago, Illinois 60606

Attention: Jason N. Zakia

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Harrison Denman, Michele J. Meises,

and Mark Franke

H.	Entire Agreement; Controlling Document

Except as otherwise indicated, on the Effective Date, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations with respect to the subject matter of the Plan, all of which will have become merged and integrated into the Plan. Except as set forth in the Plan, in the event that any provision of the Restructuring Support Agreement, the Disclosure Statement, the Plan Supplement, or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control. In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

I.	Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the website of the Claims, Noticing, and Solicitation Agent at https://cases.primeclerk.com/iheartmedia or the Bankruptcy Court’s website at http://www.txs.uscourts.gov/bankruptcy. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.

J.	Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors in consultation with the Required Consenting Senior Creditors, the Required Consenting 2021 Noteholders, and the Consenting Legacy Noteholders, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, the New Corporate Governance Documents, the New Debt Documents, the New ABL Credit Agreement Documents, as any of such documents may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to their terms; (2) integral to the Plan and may not be deleted or modified without the consent of the parties thereto; and (3) non-severable and mutually dependent.

K.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the Consenting Stakeholders, the Consenting Legacy Noteholders, and each of their respective Affiliates, and each of their and their Affiliates’ agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys, in each case solely in their respective capacities as such, will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties nor individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan or any previous plan.

L.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

M.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed prior to the Confirmation Date.

N.	Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

Dated: January 22, 2019	IHEARTMEDIA, INC. on behalf of itself and all other Debtors

/s/ Scott Hamilton
Scott Hamilton
Chief Accounting Officer iHeartMedia, Inc.

Exhibit 2.1

Exhibit A

Equity Allocation Mechanism

Exhibit 2.1

EQUITY ALLOCATION MECHANISM

On the Issuance Date, the allocation of Plan1 consideration to Holders of Allowed Term Loan Credit Agreement Claims, Allowed PGN Claims, Allowed iHC 2021 / Legacy Notes Claims, and Allowed iHeart Interests will include distributing New iHeart Class A Common Stock and New iHeart Class B Common Stock (collectively, the “Stock”), as well as Special Warrants, in accordance with the mechanism set forth below. This mechanism also provides certain information regarding how the exercise of Special Warrants and the exchange of Stock will be treated after the Issuance Date.2

A.	GENERAL:

1.	Ownership Certification. Each eligible Holder shall provide an Ownership Certification by the Ownership Certification Deadline.

2.

Attributable Interests and FCC Media Ownership Rules. Subject to the foreign ownership limitations discussed below and certain exceptions, FCC rules provide that an owner of equity in a corporation that controls FCC broadcast licenses may be deemed “attributable” if it owns, directly or indirectly, 5.00 percent or more of the voting equity of such corporation. Accordingly, a Holder of an Allowed Term Loan Credit Agreement Claim, Allowed PGN Claim, Allowed iHC 2021 / Legacy Notes Claim, or Allowed iHeart Interest may only receive a distribution of more than 4.99 percent of the issued and outstanding New iHeart Class A Common Stock on the Issuance Date if (a) iHeart or Reorganized iHeart, as applicable, determines that the Holder’s receipt of more than 4.99 percent of such shares of New iHeart Class A Common Stock would comply with the FCC media ownership rules and the FCC Approval, and (b) the Holder is identified as an attributable interest holder in the FCC Long Form Applications (as the same may be amended from time to time), to the extent necessary. If such Holder elects not to be deemed to hold an “attributable” interest in Reorganized iHeart, and is thus not identified in the FCC Long Form Applications, then such Holder shall be issued up to 4.99 percent of the issued and outstanding New iHeart Class A Common Stock, with any remaining distribution in the form of New iHeart Class B Common Stock; provided that such Holder shall be issued up to 19.99 percent of the issued and outstanding New iHeart Class A Common Stock, with any remaining distribution in the form of New iHeart Class B Common Stock, if iHeart or Reorganized iHeart, as applicable, determines that such Holder qualifies for an exception in the FCC rules allowing such Holder to own, directly or indirectly, 5.00 percent or more, but less than 20.00 percent, of the issued and outstanding New iHeart Class A Common Stock without being deemed to hold an “attributable” interest in Reorganized iHeart (the previous two sentences, collectively, the “4.99 Percent Rule”). Any distribution in contravention of the preceding two sentences shall be deemed automatically adjusted to the minimum extent necessary to comply with those limitations.

3.	FCC Foreign Ownership Rules.

(a)

The Communications Act and FCC foreign ownership rules generally prohibit foreign individuals and foreign entities from having direct or indirect ownership or voting rights totaling more than 25.00 percent in a corporation that controls the licensee of a radio broadcast station. However, the FCC has discretion to authorize such a corporation to have foreign ownership or voting in excess of 25.00 percent by granting a declaratory ruling following the

[1]	Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Plan.

[2]

For the avoidance of doubt, the procedures set forth in this Equity Allocation Mechanism shall not affect the issuance of securities or other instruments under the Post-Emergence Equity Incentive Program, which issuance shall be governed by the terms of the Post-Emergence Equity Incentive Program.

filing of a petition for declaratory ruling. In addition, if the parent company of a radio broadcast station licensee has or proposes to exceed the 25.00 percent foreign ownership limitation, any entity that would receive in excess of either 4.99 percent or 9.99 percent of the ownership or voting rights in the licensee’s parent company must receive specific approval from the FCC (the “Specific Approval”). The determination of whether the 4.99 percent or 9.99 percent Specific Approval threshold applies to a Holder is determined pursuant to the FCC foreign ownership rules (with the applicable threshold referred to herein as the “Applicable Foreign Ownership Limitation”).

(b)

To ensure compliance with these limitations, the distribution of Stock to Holders of Allowed Term Loan Credit Agreement Claims, Allowed PGN Claims, Allowed iHC 2021 / Legacy Notes Claims, or Allowed iHeart Interests shall not (i) cause Reorganized iHeart to exceed an aggregate foreign ownership or aggregate foreign voting percentage of 22.50 percent unless the FCC has granted a Declaratory Ruling (the “22.5 Percent Rule”), or (ii) if the FCC has granted a Declaratory Ruling, cause (x) any violation of that Declaratory Ruling, any other applicable declaratory ruling, or any Specific Approval (the “Declaratory Ruling Compliance Rule”), or (y) any Non-U.S. Holder to exceed the Applicable Foreign Ownership Limitation, unless the Non-U.S. Holder has received Specific Approval (the “Specific Approval Rule”). Any distribution in contravention of the preceding sentence shall be deemed automatically adjusted to the minimum extent necessary to comply with those limitations.

(c)

In determining foreign ownership for distributions on the Issuance Date, iHeart or Reorganized iHeart, as applicable, will treat any Holder that does not (i) timely deliver an Ownership Certification by the Ownership Certification Deadline or (ii) deliver an Ownership Certification that allows iHeart or Reorganized iHeart, as applicable, to determine such Holder’s foreign ownership and otherwise comply with any limitations on Stock ownership set forth in the New Corporate Governance Documents or the Special Warrant Agreement, as a 100 percent foreign-owned Non-U.S. Holder; provided that iHeart shall have discretion to treat any Ownership Certification delivered after the Ownership Certification Deadline but prior to the Effective Date as if such Ownership Certification had been delivered prior to the Ownership Certification Deadline if iHeart reasonably believes that doing so will not delay the receipt of FCC Approval or the occurrence of the Effective Date.

4.

Aggregation of Interests. In determining whether any Holder would exceed or cause iHeart to exceed any applicable threshold under the Communications Act or FCC rules (including but not limited to the 4.99 Percent Rule, the 22.5 Percent Rule, the Declaratory Ruling Compliance Rule, the Applicable Foreign Ownership Limitation, and the Specific Approval Rule), a Holder will be attributed with any Stock held by another Holder under common management or whose interests otherwise would be aggregated under the FCC’s ownership attribution rules or foreign ownership rules, as applicable.

5.

FCC Compliance. For the avoidance of doubt, all distributions made on the Issuance Date and, thereafter, all exercises of Special Warrants and all exchanges of Stock, shall be subject, as applicable, to the 4.99 Percent Rule, the 22.5 Percent Rule, the Declaratory Ruling Compliance Rule, the Specific Approval Rule, the FCC’s media and foreign ownership rules, and any limitations on Stock ownership set forth in the New Corporate Governance Documents or the Special Warrant Agreement.

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B.	ALLOCATION OF THE STOCK AND SPECIAL WARRANTS:

The distribution of Stock and Special Warrants made on and as of the Issuance Date shall be as follows:

1.

First, the Secured Term Loan / 2019 PGN Supplemental Equity Distribution, the Remaining Equity Distribution, the iHC 2021 / Legacy Notes Equity Distribution, and the iHeart Interests Equity Distribution shall each be deemed made to Holders of Allowed Term Loan Credit Agreement Claims, Allowed PGN Claims, Allowed iHC 2021 / Legacy Notes Claims, and Allowed iHeart Interests as specified in Article III.C of the Plan; provided that each of the Secured Term Loan / 2019 PGN Supplemental Equity Distribution, the Remaining Equity Distribution, the iHC 2021 / Legacy Notes Equity Distribution, and the iHeart Interests Equity Distribution shall be deemed to have been made initially in the form of Special Warrants.

2.	Second, subject to Section B.3, Holders of the Special Warrants shall be deemed to have exercised their Special Warrants as follows:

(a)	U.S. Holders

(i)

Each deemed Holder of Special Warrants that (i) has timely delivered an Ownership Certification by the Ownership Certification Deadline (or has delivered an Ownership Certification that iHeart or Reorganized iHeart, as applicable, has determined in its discretion to treat as timely pursuant to Section A.3(c) above), (ii) has certified therein that its foreign ownership, as calculated in accordance with FCC rules, is zero percent (and is thus a “U.S. Holder”), and (iii) has not made an election on its Ownership Certification to retain Special Warrants in lieu of receiving Stock (a “Warrant Election”), shall be deemed to have exercised all of its Special Warrants to receive New iHeart Class B Common Stock; and

(ii)

Each U.S. Holder that received New iHeart Class B Common Stock pursuant to Section B.2.(a)(i) above and has not made a Class B Election by the Ownership Certification Deadline (or in an Ownership Certification that iHeart or Reorganized iHeart, as applicable, has determined in its discretion to treat as timely pursuant to Section A.3(c) above) shall be further deemed to have immediately exchanged all of its shares of New iHeart Class B Common Stock for a like number of shares of New iHeart Class A Common Stock, subject to the 4.99 Percent Rule and the further requirement that the U.S. Holder is identified as an attributable interest holder on the FCC Long Form Applications, to the extent necessary. (For the sake of clarity, to the extent that a Holder is not identified as an attributable interest holder on the FCC Long Form Applications and the conversion of New iHeart Class B Common Stock to New iHeart Class A Common Stock would exceed the amount permitted under the 4.99 Percent Rule, then such excess New iHeart Class B Common Stock shall not be converted into New iHeart Class A Common Stock).

(b)	Non-U.S. Holders

(i)

Each deemed Holder of Special Warrants that (A) (i) has timely delivered an Ownership Certification by the Ownership Certification Deadline (or has delivered an Ownership Certification that iHeart or Reorganized iHeart, as applicable, has determined in its discretion to treat as timely pursuant to Section A.3(c) above) and (ii) has certified therein that its foreign ownership, calculated in accordance with FCC rules, is greater than zero percent, (B) has not timely delivered, and iHeart or Reorganized iHeart, as applicable,

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is not treating as having timely delivered pursuant to Section A.3(c) above, an Ownership Certification by the Ownership Certification Deadline, or (C) has delivered an Ownership Certification that does not allow iHeart to determine such Holder’s foreign ownership ((A)–(C) each a “Non-U.S. Holder,” and collectively, the “Non-U.S. Holders”), and has not made a Warrant Election, shall be deemed to have exercised all or a portion of its Special Warrants for shares of New iHeart Class B Common Stock, which shall be apportioned as follows: each Non-U.S. Holder will have (X) the portion of its Special Warrants corresponding to its domestic equity percentage and/or domestic voting percentage, as determined by iHeart or Reorganized iHeart, as applicable, exchanged into New iHeart Class B Common Stock; and (Y) all or a portion of its remaining Special Warrants exchanged into New iHeart Class B Common Stock in a number of shares of New iHeart Class B Common Stock that complies with the 22.5 Percent Rule, allocated pro rata among all such Non-U.S. Holders (determined based upon the aggregate number of Special Warrants held by all such Non-U.S. Holders after giving effect to Section B.2(b)(i)(X));

(ii)

Each Non-U.S. Holder that received New iHeart Class B Common Stock pursuant to Section B.2(b)(i) above and has not made a Class B Election by the Ownership Certification Deadline (or in an Ownership Certification that iHeart or Reorganized iHeart, as applicable, has determined in its discretion to treat as timely pursuant to Section A.3(c) above) shall be further deemed to have immediately exchanged all of its shares of New iHeart Class B Common Stock for a like number of shares of New iHeart Class A Common Stock, subject to the 4.99 Percent Rule, the 22.5 Percent Rule, and the further requirement that the Non-U.S. Holder is identified as an attributable interest holder on the FCC Long Form Applications, to the extent necessary, provided that, if the 22.5 Percent Rule limits the number of shares of New iHeart Class A Common Stock that may be issued to Non-U.S. Holders in such exchange, the shares of New iHeart Class A Common Stock shall be allocated pro rata among all such Non-U.S. Holders (determined based upon the aggregate number of shares of New iHeart Class B Common Stock issued to all such Non-U.S. Holders pursuant to Section B.2(b)(i)(Y)). (For the sake of clarity, to the extent that a Holder is not identified as an attributable interest holder on the FCC Long Form Applications and the conversion of New iHeart Class B Common Stock to New iHeart Class A Common Stock would exceed the amount permitted under the 4.99 Percent Rule, then such excess New Class B Common Stock shall not be converted into New iHeart Class A Common Stock); and

(iii)

iHeart shall file a Petition for Declaratory Ruling before or after the Effective Date, although there can be no assurance that the FCC will grant such a petition. If the FCC issues a Declaratory Ruling prior to the Issuance Date, then, notwithstanding anything to the contrary herein, the distribution of Stock and Special Warrants made on and as of the Issuance Date shall be made in a manner consistent with the Declaratory Ruling including, to the extent permitted therein, the distribution of New iHeart Class A Common Stock or New iHeart Class B Common Stock to Non-U.S. Holders in amounts exceeding 22.50 percent of the ownership or voting rights in Reorganized iHeart and consistent with any Specific Approval granted therein.

3.

Non-Exercise of Special Warrants. Notwithstanding anything to the contrary herein, the exercise of Special Warrants on the Issuance Date shall be subject to any Warrant Election or New iHeart Class A Common Stock and Special Warrants Election (as defined in the Ownership Certification) made by a Holder of an Allowed Term Loan Credit Agreement Claim, Allowed PGN Claim, Allowed iHC 2021 / Legacy Notes Claim, or Allowed iHeart Interest. Such Holders may, by making the appropriate

4

election on the Ownership Certification, elect to receive their share of the Secured Term Loan / 2019 PGN Supplemental Equity Distribution, the Remaining Equity Distribution, the iHC 2021 / Legacy Notes Equity Distribution, and the iHeart Interests Equity Distribution, as the case may be, either (i) in the case of a Warrant Election, entirely in the form of Special Warrants (in which case a Holder shall not be deemed to have exercised any Special Warrants), or (ii) in the case of a New iHeart Class A Common Stock and Special Warrants Election, in the form of New iHeart Class A Common Stock up to an amount that complies with the 4.99 Percent Rule (in which case a Holder shall not be deemed to have exercised its remaining Special Warrants).

4.

Trading Deadlines and Tendering of Notes and iHeart Interests. Holders of Notes Claims and iHeart Interests deposited with DTC prior to the Effective Date shall be required to tender their Notes and iHeart Interests into the Automated Tender Offer Program (“ATOP”) system of DTC as set forth in the FCC Ownership Procedures Order. The positions of such Holders in the Notes and iHeart Interests will be segregated through ATOP and such Holders thereafter will be unable to trade their Notes Claims and iHeart Interests as well as their beneficial interests in the FCC Trust (if the FCC Trust is utilized as described in the Plan). Holders of Term Loan Credit Agreement Claims and iHeart Interests, which are not deposited in DTC, will also be unable to trade their Term Loan Credit Agreement Claims and iHeart Interests after the Distribution Record Date, and will also be unable to trade their beneficial interests in the FCC Trust (if the FCC Trust is utilized as described in the Plan) after such date, other than pursuant to the FCC Trust Agreement.

5.	Holders that do not Submit an Ownership Certification by the Ownership Certification Deadline.

(a)

Each deemed Holder of Special Warrants that (i) does not timely deliver an Ownership Certification by the Ownership Certification Deadline, or (ii) delivers an Ownership Certification that does not allow iHeart to determine such Holder’s foreign ownership shall be treated as a 100 percent foreign-owned Non-U.S. Holder and shall have its equity allocation distributed in the manner set forth in Section B.2(b) above; provided that iHeart or Reorganized iHeart, as applicable shall have discretion to treat as timely any Ownership Certification delivered after the Ownership Certification Deadline but prior to the Effective Date if iHeart reasonably believes that doing so will not delay the receipt of FCC Approval or the occurrence of the Effective Date;

(b)

Except as otherwise provided in the New Corporate Governance Documents or the Special Warrant Agreement, if any such Holder that is a U.S. Holder completes and delivers an ownership certification that is satisfactory to Reorganized iHeart in connection with an exercise of Special Warrants at any time after the Issuance Date, then such Holder shall have its Stock issued upon such exercise allocated in the manner set forth in Section B.2(a) above except that such Holder does not need to have been identified as an attributable interest holder on the FCC Long Form Applications, provided that such issuance would not trigger a requirement to file additional FCC applications; and

(c)	Any such Holder that is a Non-U.S. Holder shall not be permitted to exercise Special Warrants prior to the Exchange Date (as defined in the Special Warrant Agreement).

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C.	POST-DECLARATORY RULING DECISION:

Subject to the terms of the Special Warrant Agreement, if the FCC grants a Declaratory Ruling, any exercise or deemed exercise of the Special Warrants by a Non-U.S. Holder thereafter shall be made as follows:

6.

100 Percent Foreign Ownership. If the FCC adopts a Declaratory Ruling allowing 100.00 percent foreign ownership of Reorganized iHeart (the “100 Percent Declaratory Ruling”), then, subject to Section C.3:

(a)

Non-U.S. Holders that complete and deliver an ownership certification that is satisfactory to Reorganized iHeart and have not made a Warrant Election shall be deemed to have exercised all of their Special Warrants for a like number of shares of New iHeart Class B Common Stock, subject to the Declaratory Ruling Compliance Rule and the Specific Approval Rule; and

(b)

Any such Non-U.S. Holder that has not made a Class B Election shall be further deemed to have immediately exchanged such shares of New iHeart Class B Common Stock for a like number of shares of New iHeart Class A Common Stock, subject to the 4.99 Percent Rule, the Declaratory Ruling Compliance Rule, and the Specific Approval Rule. (For the sake of clarity, to the extent that a Holder is not identified as an attributable interest holder on any FCC applications required in connection with the implementation of a Declaratory Ruling and the conversion of New iHeart Class B Common Stock to New iHeart Class A Common Stock would exceed the amount permitted under the 4.99 Percent Rule, then such excess New iHeart Class B Common Stock shall not be converted into New iHeart Class A Common Stock).

7.

Foreign Ownership Between 25 Percent and 100 Percent. If the FCC adopts a Declaratory Ruling allowing foreign ownership of Reorganized iHeart between 25 percent and 100 percent (the “Partial Declaratory Ruling Percentage” and the “Partial Declaratory Ruling”), then, subject to Section C.3:

(a)

Each Non-U.S. Holder of Special Warrants that completes and delivers an ownership certification that is satisfactory to Reorganized iHeart and has not made a Warrant Election will have all or a portion of its Special Warrants exchanged into New iHeart Class B Common Stock in the manner set forth in the Special Warrant Agreement, subject to the Declaratory Ruling Compliance Rule and the Specific Approval Rule, and consistent with the principles that:

(i)

each such Non-U.S. Holder’s Stock ownership, after giving effect to this Section C.2(a)(i), shall be maximized to the extent possible taking into account such Non-U.S. Holder’s foreign equity percentage and the Company’s aggregate foreign equity percentage upon completion of such exchange;

(ii)

each such Non-U.S. Holder shall be entitled to receive New iHeart Class B Common Stock corresponding to its domestic equity percentage and/or domestic voting percentage, as determined by iHeart or Reorganized iHeart, as applicable; and

(iii)

after taking into account the exchange of Special Warrants pursuant to the principle set forth in Section C.2(a)(ii), remaining Special Warrants held by each such Non-U.S. Holder shall be exchanged on a pro rata basis (based upon the aggregate number of Special Warrants held by all such Non-U.S. Holders after giving effect to the exchange of Warrants pursuant to the principle set forth in Section C.2.(a)(ii)) into New iHeart Class B Common Stock).

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(b)

Any Non-U.S. Holder that has not made a Class B Election shall be further deemed to have immediately exchanged the shares of New iHeart Class B Common Stock received pursuant to Section C.2(a) for a like number of shares of New iHeart Class A Common Stock, subject to the 4.99 Percent Rule, the Declaratory Ruling Compliance Rule, and the Specific Approval Rule; provided that, if the Declaratory Ruling Compliance Rule limits the number of shares of New iHeart Class A Common Stock that may be issued to Non-U.S. Holders in such exchange, the shares of New iHeart Class A Common Stock shall be allocated pro rata among all such Non-U.S. Holders (determined based upon the aggregate number of shares of New iHeart Class B Common Stock issued to all such Non-U.S. Holders pursuant to Section C.2(a)). (For the sake of clarity, to the extent that a Holder is not identified as an attributable interest holder on any FCC applications required in connection with the implementation of a Declaratory Ruling and the conversion of New iHeart Class B Common Stock to New iHeart Class A Common Stock would exceed the amount permitted under the 4.99 Percent Rule, then such excess New Class B Common Stock shall not be converted into New iHeart Class A Common Stock).

8.

Non-Exercise of Special Warrants. Notwithstanding anything to the contrary herein, the exercise of Special Warrants shall be subject to any Warrant Election or New iHeart Class A Common Stock and Special Warrants Election made by a Holder of Special Warrants. Such Holders may, by making the appropriate election on an ownership certification, elect to either (i) in the case of a Warrant Election, retain all of their Special Warrants, or (ii) in the case of a New iHeart Class A Common Stock and Special Warrants Election, be deemed to have exercised a sufficient number of Special Warrants to cause such Holder to receive up to an amount that complies with the 4.99 Percent Rule in New iHeart Class A Common Stock, and not be deemed to have exercised its remaining Special Warrants.

9.

Foreign Ownership Under 25 Percent. If the FCC does not adopt a Declaratory Ruling, then Non-U.S. Holders cannot elect to exercise their Special Warrants for Stock and must either hold such Special Warrants or transfer them, except to the extent that iHeart or Reorganized iHeart, as applicable, reasonably determines that such exercise will not cause a violation of the 22.5 Percent Rule, the FCC’s media and foreign ownership rules, or any limitations on Stock ownership set forth in the New Corporate Governance Documents or the Special Warrant Agreement.

*            *             *            *            *

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